                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CYBERSOURCE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                    Common Stock (CyberSource Corporation)
            Common Stock and Preferred Stock (PaylinX Corporation)

     (2) Aggregate number of securities to which transaction applies:

                      8,450,792 (CyberSource Corporation)
                        7,042,331 (PaylinX Corporation)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                   $0.0033*

     (4) Proposed maximum aggregate value of transaction:

                                  $23,474.44

     (5) Total fee paid:

                                     $4.69

* Calculated in accordance with Exchange Act Rule 0-11(a)(4), based on one-third of the par value of PaylinX's common stock (par value $0.01 per share) and preferred stock (par value $0.01 per share), of which there were an aggregate of 7,042,331 shares outstanding on July 31, 2000.

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                            CYBERSOURCE CORPORATION
                              1295 Charleston Road
                            Mountain View, CA 94043

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD FRIDAY, SEPTEMBER 15, 2000

                               ----------------

TO OUR STOCKHOLDERS:

   A special meeting of stockholders of CyberSource Corporation will be held at our corporate headquarters at 1295 Charleston Road, Mountain View, California, at 10:00 a.m. on Friday, September 15, 2000.

   At our meeting, we will ask you to act on the following matters:

     1. Approval of Issuance of Shares in Merger. We have entered into an Agreement and Plan of Merger, dated as of July 9, 2000, providing for the acquisition by merger of all the outstanding stock of PaylinX Corporation by us in exchange for shares of our common stock. If the merger is completed, approximately 8.46 million shares of our common stock (subject to adjustment for changes in the outstanding capital stock of PaylinX) will be issued to the stockholders of PaylinX in exchange for all of the shares of outstanding stock of PaylinX. We will ask you to approve the issuance of the shares of our common stock in the merger.

     2. Approval of Amendment to Our Stock Option Plan. We will ask you to ratify and approve amendments to our 1999 Stock Option Plan to increase the number of shares reserved for issuance under the plan from 6,000,000 shares to 7,000,000 shares.

     3. Other Business. If other business is properly raised at the meeting, or if we need to adjourn the meeting, you will vote on these matters, too.

   If you were a stockholder as of the close of business on August 1, 2000, you are entitled to vote at this meeting.

   We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

   Whether or not you expect to attend the special meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the special meeting and, if you attend the special meeting, you may vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard Scudellari
                                          Richard Scudellari, Secretary

Dated: August 17, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF THE ACQUISITION................................................   i

  Information About the Companies.........................................   i
  Summary of the Merger...................................................   i
  Federal Tax Treatment...................................................  ii
  Accounting Treatment.................................................... iii
  Conditions to the Merger................................................ iii
  Possible Termination of Transaction..................................... iii
  Completion of Merger.................................................... iii

A WARNING ABOUT FORWARD-LOOKING INFORMATION...............................  iv

RISK FACTORS..............................................................   v

PROXY STATEMENT...........................................................   1

GENERAL INFORMATION.......................................................   1

  Why Did You Send Me This Proxy Statement?...............................   1
  What Constitutes a Quorum?..............................................   1
  What Vote Is Required for Each Proposal?................................   1
  What Are the Recommendations of the Board of Directors?.................   2
  How Many Votes Do I Have?...............................................   2
  How Do I Vote by Proxy?.................................................   2
  Can I Change My Vote After I Return My Proxy Card?......................   2
  How Will CyberSource Executive Officers and Directors Vote?.............   2
  What Are the Costs of Solicitation of Proxies?..........................   3
  Will There Be Any Other Matters Considered at the Special Meeting?......   3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   4

  Who Are the Largest Owners of CyberSource Common Stock?.................   4
  How Do We Compensate Directors?.........................................   5
  How Do We Compensate Executive Officers?................................   5
  Compensation Committee, Insider Participation and Interlocks............   7

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS.............   8

PROPOSAL 1:...............................................................   8

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN THE MERGER WITH
 PAYLINX CORPORATION......................................................   8

  General.................................................................   8
  Who Are the Parties to the Merger?......................................   8

MATERIAL TERMS OF THE MERGER..............................................  10

  What is the Structure of the Merger?....................................  10
  What Consideration Will We Pay to the PaylinX Stockholders, Option
   Holders and Warrant Holders?...........................................  13
  Are There Related Agreements?...........................................  14
  What is the Background of this Transaction?.............................  15
  What Are Our Reasons for the Merger?....................................  16
  What Are PaylinX's Reasons for the Merger?..............................  18
  Has CyberSource Received an Opinion From a Financial Advisor that the
   Transaction is Fair From a Financial Point of View?....................  19
  What Vote is Required to Effect this Merger?............................  24
  Why is My Approval Necessary?...........................................  24
  Do I Have Any Rights if I Do Not Approve the Proposal?..................  24

                                                                            Page
                                                                            ----
  Will My Rights as a CyberSource Stockholder Change Following the
   Merger?................................................................   24
  How Will the Merger be Treated for Accounting Purposes?.................   25
  How Will the Merger be Treated for Federal Income Tax Purposes?.........   25
  Who Are the Largest Owners of PaylinX Common Stock?.....................   25
  Will the Shares Issued to the PaylinX Stockholders be Registered with
   the Securities and Exchange Commission?................................   26
  Does the Merger Require the Notification or Approval of any
   Regulators?............................................................   26
  Have CyberSource and PaylinX had any Significant Business Dealings with
   One Another in the Past?...............................................   26

INFORMATION ABOUT PAYLINX CORPORATION.....................................   27

SELECTED CONSOLIDATED FINANCIAL DATA FOR CYBERSOURCE......................   28

HISTORICAL AND PRO FORMA PER SHARE DATA...................................   30

SELECTED FINANCIAL DATA FOR PAYLINX.......................................   31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS FOR PAYLINX...................................................   32

  Results of Operations...................................................   32
  Liquidity and Capital Resources.........................................   34

RECOMMENDATION OF THE BOARD OF DIRECTORS..................................   35

PROPOSAL 2:...............................................................   36

RATIFICATION AND APPROVAL OF AMENDMENTS TO OUR 1999 STOCK OPTION PLAN.....   36

  Why Do You Need to Increase the Shares Reserved for Issuance?...........   36
  The CyberSource Corporation 1999 Stock Option Plan......................   36

RECOMMENDATION OF THE BOARD OF DIRECTORS..................................   39

OTHER BUSINESS............................................................   40

INCORPORATION BY REFERENCE................................................   40

FINANCIAL STATEMENTS......................................................  F-1

ANNEXES

 A.  Agreement and Plan of Merger By and Among PaylinX Corporation, Sapphire
     Merger, Inc. and CyberSource Corporation dated as of July 9, 2000

 B.  Opinion of J.P. Morgan Securities Inc.

 C.  CyberSource Corporation 1999 Stock Option Plan

                           SUMMARY OF THE ACQUISITION

   This summary highlights selected information from this document relating to the acquisition of all the outstanding stock of PaylinX Corporation by us and may not contain all the information that is important to you. For a more complete understanding of the acquisition and for a more complete description of the legal terms of the acquisition, you should read this entire document carefully, as well as any additional documents we refer you to, including the Agreement and Plan of Merger that we have attached as Annex A.

Information About the Companies

CyberSource Corporation
1295 Charleston Road
Mountain View, CA 94043
(650) 965-6000

  . We are a leading developer and provider of eCommerce transaction services, and a pioneer in the area of Internet fraud detection. More than 2,200 businesses in more than 26 countries have chosen to use the CyberSource Internet Commerce Suite. The CyberSource Internet Commerce Suite offers customer-controlled, real-time services, including Payment Services, Tax Services, Risk Management Services, Distribution Control Services, Stored Value Services and Fulfillment Management Services. CyberSource Global Professional Services develops comprehensive eCommerce solutions that are built upon our mission-critical transaction services and tailored to each customer environment to provide security, reliability, and extensibility for rapid growth. Our services enable online businesses to focus their resources on areas where they can most effectively differentiate themselves, such as marketing, Web site content, merchandising and customer support. By outsourcing their eCommerce transaction processing needs to us, online businesses can speed their time to market, reduce their overall operating costs and process orders from around the world in local currencies. Our services are comprehensive, scalable (adaptable to meet increases in the number of transactions), highly reliable and performed via a secure messaging protocol, or transmission format.

  . You can find more information about CyberSource Corporation on page 8 of this document under the caption "Who Are the Parties to the Merger?-- CyberSource Corporation and Sapphire Merger, Inc."

PaylinX Corporation
1767 Business Center Drive
Suite 100
Reston, VA 20190
(703) 438-7111

  . PaylinX, a privately held company incorporated in 1996 with primary operations in St. Louis, is a leader in multi-channel enterprise payment solutions. The PaylinX payment server is a robust, enterprise-wide transaction processing platform that manages the authorization and settlement of credit card and other payment transactions in real-time through built-in connections with third-party processors and merchant-acquiring banks. The fully scalable PaylinX payment solution enables businesses to accept and process payment transactions through multiple enterprise sales channels--Web storefronts, call centers, interactive voice response (IVR) systems, in-store point-of-sale systems and kiosks-- seamlessly through a single uniform payment architecture.

  . You can find more information about PaylinX on page 9 of this document under the caption "Who Are the Parties to the Merger?--PaylinX Corporation."

Summary of the Merger

   The Agreement and Plan of Merger provides that our new subsidiary, Sapphire Merger, Inc., will merge into PaylinX, with PaylinX surviving as a wholly-owned subsidiary corporation of CyberSource. As a result of the merger, each stockholder of PaylinX will receive one and two-tenths (1.2) shares of our common stock for each share of PaylinX common stock or share of PaylinX preferred stock held by that stockholder immediately prior to the merger. In the merger, a total of approximately 8.46 million shares of our common stock (subject to adjustment for changes in the outstanding capital stock of PaylinX) will be issued to the PaylinX stockholders. In addition, upon consummation of the merger, we will take on the obligation to issue approximately 2.85 million shares of our common stock (subject to adjustment for changes in the outstanding options) to holders of options to purchase PaylinX common stock. The options will be converted into options to purchase shares of our common stock based on the exchange ratio used in the merger for the issuance of our common stock for PaylinX stock. Further, we will take on the obligation to issue approximately 17,000 shares of our common stock upon exercise of outstanding warrants to purchase PaylinX stock. You should read the Agreement and Plan of Merger carefully, which qualifies the summary below.

  . We will exchange approximately 8.46 million shares of our common stock for all of PaylinX's outstanding shares of stock, which will then be cancelled. On July 9, 2000, PaylinX had 2,184,931 shares of common stock and 4,868,119 shares of preferred stock outstanding. Any change in the number of shares of PaylinX stock outstanding prior to the merger will result in an appropriate adjustment in the number of shares of our common stock to be issued in the merger. The procedure for the exchange of our stock for PaylinX stock is explained in greater detail on page 13 under the caption "What Consideration Will We Pay to the PaylinX Stockholders, Option Holders and Warrant Holders?"

  . Options to purchase shares of PaylinX common stock that have been issued to employees of PaylinX will be converted into options to purchase shares of CyberSource common stock, using the same exchange ratio as in the merger. On July 9, 2000 there were outstanding options to purchase 2,375,317 shares of PaylinX common stock. All of these options will be converted upon completion of the merger into options to purchase, based on the exchange ratio used in the merger for the issuance of our common stock for PaylinX common stock, shares of our common stock, subject to the terms of the PaylinX Corporation 2000 Stock Option Plan. The procedure for the assumption of the options is more fully explained on page 13 under the caption "What Consideration Will We Pay to the PaylinX Stockholders, Option Holders and Warrant Holders?"

  . We will issue approximately 17,000 shares of our common stock upon exercise of outstanding warrants to purchase PaylinX stock. For more information, please read the section entitled "What Consideration Will We Pay to the PaylinX Stockholders, Option Holders and Warrant Holders?" on page 13 of this document.

  . Because we are issuing more than 20% of our currently outstanding shares of common stock in the merger, under the listing rules of The Nasdaq Stock Market, we are required to seek your approval for the issuance of our common stock. Please read the section entitled "Why is My Approval Necessary?" on page 24 of this document.

  . Under Delaware law, you do not have appraisal rights in connection with this transaction, as explained more fully on page 24 under the caption "Do I Have Any Rights if I Do Not Approve the Proposal?"

  . Your rights as a stockholder of CyberSource will not change following the merger. In addition, PaylinX's stockholders, who will become new stockholders of CyberSource, will have the same rights as you do. Please refer to the section entitled "Will My Rights as a CyberSource Stockholder Change Following the Merger?" on page 24 of this document.

Federal Tax Treatment

  . The merger and exchange of stock is intended to be a tax-free reorganization for CyberSource, Sapphire Merger, Inc. and PaylinX under the Internal Revenue Code, as explained more fully on page 25 under the caption "How Will the Merger be Treated for Federal Income Tax Purposes?"

Accounting Treatment

  . The merger will be accounted for by us as a purchase of a business. This means that, for accounting and financial reporting purposes, the assets and liabilities of PaylinX will be recorded at their fair value, and any excess of CyberSource's purchase price over the fair value of PaylinX's tangible net assets will be recorded as intangible assets, including goodwill. For further information, see "How Will the Merger be Treated for Accounting Purposes?" on page 25.

Conditions to the Merger

   The completion of the merger depends upon the satisfaction of a number of conditions, including, but not limited to, the following:

  . Approval by our stockholders of Proposal 1, authorizing the issuance of our shares of common stock in the merger;

  . Approval of the Agreement and Plan of Merger by the stockholders of PaylinX; and

  . Receipt of a favorable determination by the Commission of the California
    Department of Corporations that the terms and conditions of the merger are fair or, alternatively, the filing with and acceptance by the Securities and Exchange Commission of a registration statement on Form S-4 to register the shares we will issue in the merger.

   For further information, see "What is the Structure of the Merger?-- Conditions to the Acquisition" on page 10.

Possible Termination of Transaction

   Either we or PaylinX may call off the merger under certain circumstances, including, but not limited to, if:

  . We both consent;

  . The other party breaches in a material manner any of the representations and warranties or any covenant or agreement that it has made under the Agreement and Plan of Merger;

  . There is a valid injunction or prohibition against the merger issued by a court or government agency;

  . The merger is not completed on or before November 30, 2000;

  . Our stockholders do not approve Proposal 1; or

  . In connection with an alternative transaction for PaylinX, as described in more detail below.

   For further information, see "What is the Structure of the Merger?-- Termination of the Transaction" on page 11.

Completion of Merger

   The merger will become effective when we file a Certificate of Merger with the Delaware Secretary of State, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the merger.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   We have made forward-looking statements in this document, and in certain documents that we refer to in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management. Forward-looking statements include the information concerning possible or assumed future results of operations of CyberSource set forth under "Proposal 1--What is the Background of this Transaction?" and "Unaudited Pro Forma Condensed Combined Financial Statements," and statements preceded by, followed by or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. In particular, we have made statements in this document regarding the anticipated effect of the acquisition and our anticipated performance in future periods. Such statements are subject to risks relating, among other things, to the following:

  . Our revenues and earnings following the merger may be lower than expected, or operating costs or customer or key employee losses and business disruption following the acquisition may be greater than expected;

  . We may experience greater than expected costs or difficulties relating to the integration of our business with that of PaylinX;

  . We may encounter difficulties in managing our growth which could adversely affect our results of operations;

  . Increased competitive pressures, both domestically and internationally, including pressures that result from the issuance of patents or other intellectual property to our competitors, may affect the sales of our services and impede our ability to maintain our market share and pricing goals;

  . Changes in United States, global or regional economic conditions may affect the sale of our services and increase our costs associated with providing such services;

  . Changes in laws or regulations, including increased government regulation of the Internet and privacy related issues, third party relations and approvals, decisions of courts, regulators and governmental bodies, may adversely affect our business or ability to compete; and

  . Other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

   Our management believes that these forward-looking statements are reasonable. You should not, however, place undue reliance on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values following completion of the acquisition may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict.

                                  RISK FACTORS

   You should carefully consider the following risk factors before you decide whether to vote to approve the issuance of shares in the merger. You should also consider the other information in this proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission and in the other documents incorporated by reference in this proxy statement.

Our stock price is volatile and the value of our common stock issued in the merger will depend on its market price at the time of the merger, and no adjustment will be made as a result of changes in the market price of our common stock.

   At the closing of the merger, each share of PaylinX stock will be exchanged for one and two-tenths (1.2) shares of our common stock. This exchange ratio will not be adjusted for changes in the market price of our common stock, and neither we nor PaylinX may renegotiate the merger agreement on the basis of such changes.

   The market price of our common stock, like that of the shares of many other high technology and Internet companies, has been, and will likely continue to be, volatile. For example, during the preceding twelve (12) months, our common stock traded as high as $70.50 per share and as low as $6.93 per share.

   Recently, the stock market in general and the shares of Internet companies in particular have experienced significant price fluctuations. The market price of our common stock may continue to fluctuate significantly in response to various factors, including:

                                          . announcements of mergers and
  . quarterly variations in operating       acquisitions and other actions by
    results or growth rates;                competitors;


  . the announcement of technological     . regulatory and judicial actions;
    innovations;


                                          . general economic conditions;
  . the introduction of new products;


                                          . patents and other intellectual
  . changes in estimates by securities      property rights issued to our
    analysts;                               competitors; and


  . market conditions in the industry;    . announcements of mergers and
                                            acquisitions by us.


We may face challenges in integrating PaylinX and, as a result, may not realize the expected benefits of the anticipated merger.

   Integrating our operations and personnel with those of PaylinX will be a complex process, and we are uncertain that the integration will be completed rapidly or will achieve the anticipated benefits of the merger. The successful integration of CyberSource and PaylinX will require, among other things, integration of the respective finance, human resources and sales and marketing groups and coordination of development efforts. The diversion of the attention of our management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of our business. Further, the process of combining CyberSource and PaylinX could negatively affect employee morale and our ability to retain some of our key employees after the merger.

If we do not successfully integrate PaylinX or the merger's benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

   The market price of our common stock may decline as a result of the merger if:

  . the integration of CyberSource and PaylinX is unsuccessful;

  . we do not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

  . the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

Failure to complete the merger could negatively impact the market price of our common stock and our operating results.

   If the merger is not completed for any reason, we may be subject to a number of material risks, including:

  . the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed; and

  . costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

Costs of the merger may be higher than expected, which would lower our earnings. In addition, the costs of the merger are not all presently known, and we may incur charges against earnings in subsequent quarters to reflect merger-related costs.

   We expect to incur charges against earnings to reflect transaction-related expenses. We also expect to incur integration costs, the amount of which is uncertain at this time, subsequent to the consummation of the merger.

The issuance of our common stock in the merger may be dilutive to our stockholders.

   The issuance of our common stock in the merger may have the effect of reducing our net income per share from levels otherwise expected and could reduce the market price of our common stock, unless the combined company can achieve revenue growth or cost savings and other business synergies sufficient to offset the dilutive effect of issuing stock in the merger. Although both companies believe that beneficial synergies will result from the merger, the combining of the two company's businesses, even if achieved in an efficient, effective and timely manner, may not result in better combined results of operations and financial condition than would have been achieved by each company independently.

                            CYBERSOURCE CORPORATION
                              1295 Charleston Road
                            Mountain View, CA 94043

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    For the Special Meeting of Stockholders
                        To be held on September 15, 2000

                               ----------------

                              GENERAL INFORMATION

   This proxy statement contains information about our special meeting of stockholders to be held on Friday, September 15, 2000 at our corporate headquarters at 1295 Charleston Road, Mountain View, California, at 10:00 a.m. and any postponements or adjournments thereof.

Why Did You Send Me This Proxy Statement?

   We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at the Special Meeting of Stockholders.

   This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

   We will begin sending this proxy statement, notice of special meeting and the enclosed proxy card on or about August 17, 2000 to all stockholders entitled to vote. Those entitled to vote are stockholders of record on August 1, 2000. On August 1, 2000, there were 26,065,410 shares of our common stock outstanding.

What Constitutes a Quorum?

   To establish a quorum at the special meeting, a majority of the shares of our common stock outstanding on the record date must be present, either in person or by proxy. We will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What Vote Is Required for Each Proposal?

  . Issuance of Shares in the Merger. The proposal to approve the issuance of shares in the merger must receive the affirmative vote of a majority of our shares of common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. Those shares for which brokers are not able to vote will not be considered voting at the special meeting and for purposes of approving this proposal.

  . Amendment of CyberSource's 1999 Stock Option Plan. The proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan must receive the affirmative vote of a majority of the shares of our common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

What Are the Recommendations of the Board of Directors?

   Our Board of Directors has unanimously approved the following items:

  . issuance of our common stock in the merger; and

  . the amendment of our 1999 Stock Option Plan to increase the number of shares of common stock reserved thereunder for future issuance.

   We believe that the merger and the related transactions are fair to and in the best interests of CyberSource and our stockholders. The Board of Directors therefore unanimously recommends that you vote FOR approval of the issuance of our common stock in the merger.

   We believe that the amendment of our 1999 Stock Option Plan is in the best interests of CyberSource and our stockholders. The Board of Directors therefore unanimously recommends that you vote FOR the amendment of our 1999 Stock Option Plan.

How Many Votes Do I Have?

   Each share of our common stock that you own entitles you to one vote on each proposal. The proxy card indicates the number of shares that you own.

How Do I Vote by Proxy?

   Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

   If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you direct on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  . FOR the issuance of our common stock in the merger; and

  . FOR the amendment of our 1999 Stock Option Plan.

Can I Change My Vote After I Return My Proxy Card?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

  . you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with our Corporate Secretary prior to the meeting; or

  . you attend the meeting and vote in person. Presence at the meeting will not revoke your proxy unless and until you vote in person.

   However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How Will CyberSource Executive Officers and Directors Vote?

   On the record date of August 1, 2000, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 7,846,366 shares of our common stock, or approximately 18.7% of the shares of our common stock then-outstanding. We currently expect that these directors and officers, including their affiliates, will vote all of their shares in favor of each of the proposals.

What Are the Costs of Solicitation of Proxies?

   We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

Will There Be Any Other Matters Considered at the Special Meeting?

   We are unaware of any matter to be presented at the special meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the special meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any of the proposals, your proxy will not vote in favor of any proposal to adjourn or postpone the meeting if the postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Who Are the Largest Owners of CyberSource Common Stock?

   The following table sets forth information known to us with respect to the beneficial ownership of common stock as of August 1, 2000 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and executive officers as a group, and (d) for each person known by us, as of August 1, 2000, to beneficially own more than 5% of the outstanding shares of our common stock.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of August 1, 2000, are deemed outstanding. Percentage of beneficial ownership is based upon 26,065,410 shares of common stock outstanding as of August 1, 2000. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite that person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

                                                            Shares Beneficially
                                                                   Owned
                                                            --------------------
      Name of Beneficial Owner                               Number   Percentage
      ------------------------                              --------- ----------
   William S. McKiernan(1)................................. 4,541,684    17.4%

   AXA Financial, Inc.(2).................................. 2,175,419     8.3
    1290 Avenue of the Americas
    New York, NY 10104

   Vulcan Ventures, Inc.................................... 2,123,320     8.1
    110 110th Avenue NE, Suite 550
    Bellevue, WA 98004

   General Electric Capital Corporation.................... 1,158,462     4.4
    260 Longridge Road
    Stamford, CT 06927

   L. Evan Ellis, Jr.(3)...................................   101,150     *

   Thomas A. Arnold(4).....................................    79,900     *

   William E. Donahoo(5)...................................    73,234     *

   Charles E. Noreen, Jr.(6)...............................    58,984     *

   Richard Scudellari(7)...................................    30,000     *

   Steven P. Novak(8)......................................    25,000     *

   Linda Fayne Levinson(9).................................    25,000     *

   Michael N. Agostino (10)................................     5,000     *

   All executive officers and directors
    as a group (8 persons)(11)............................. 4,866,718    18.7%

--------
 * Less than 1% of the outstanding common stock.
(1) Includes shares of common stock held by Mr. McKiernan and shares of common stock held by members of Mr. McKiernan's immediate family. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.
(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, filed on behalf of a group which includes AXA Financial, Inc. Pursuant to the Schedule 13G, AXA Financial, Inc. has sole voting power as to 20,800 and shares voting power as to 2,154,619 shares. In addition, AXA Financial, Inc. has sole dispositive power as to 522,000 shares and shares dispositive power as to 1,653,419 shares.

(3) Includes options to purchase 99,478 shares of common stock exercisable within 60 days of August 1, 2000.
(4) Includes options to purchase 35,416 shares of common stock exercisable within 60 days of August 1, 2000.
(5) Includes options to purchase 71,562 shares of common stock exercisable within 60 days of August 1, 2000.
(6) Includes options to purchase 28,484 shares of common stock exercisable within 60 days of August 1, 2000.
(7) Includes options to purchase 15,000 shares of common stock exercisable within 60 days of August 1, 2000.
(8) Includes options to purchase 5,000 shares of common stock exercisable within 60 days of August 1, 2000.
(9) Includes options to purchase 15,000 shares of common stock exercisable within 60 days of August 1, 2000.
(10) Includes options to purchase 5,000 shares of common stock exercisable within 60 days of August 1, 2000.
(11) Includes options to purchase 274,940 shares of common stock exercisable within 60 days of August 1, 2000.

How Do We Compensate Directors?

   We do not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. We do reimburse them for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, each new non-employee director receives an option to purchase 5,000 shares of our common stock upon joining the Board of Directors. Each incumbent non-employee director is granted an option to purchase an additional 5,000 shares of our common stock thereafter annually on January 1. In addition, we granted options to purchase 10,000 shares of our common stock to each of Messrs. Novak and Scudellari and Ms. Levinson on May 10, 1999, at an exercise price of $9.00 per share. All options are immediately exercisable upon grant and remain subject to a right of repurchase as determined under our 1999 Stock Option Plan.

How Do We Compensate Executive Officers?

   The following table sets forth information concerning compensation of our Chief Executive Officer and four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 1999 (collectively, our "Named Executive Officers").

                           Summary Compensation Table

                                                                    Long-Term
                                                    Annual         Compensation
                                                 Compensation       Securities
                                               -------------------  Underlying
     Name and Principal Position in 1999  Year  Salary    Bonus(2)   Options
     -----------------------------------  ---- --------   -------- ------------
William S. McKiernan..................... 1999 $177,587   $20,833        --
 Chief Executive Officer (1)              1998  144,375(3)    --         --

Charles E. Noreen, Jr.................... 1999  152,808    55,000        --
 Vice President Finance and               1998   42,115       --     150,000
 Administration and Chief Financial
 Officer (4)

L. Evan Ellis, Jr........................ 1999  133,776    72,975    250,000
 President and Chief Operating Officer    1998      --        --         --
 (5)

William E. Donahoo....................... 1999  150,000    31,301    150,000
 Vice President of Marketing (6)          1998    3,173       --         --

Thomas A. Arnold......................... 1999  140,452    16,563     65,000
 Chief Technical Officer (7)              1998  118,688     5,700     85,000

--------
(1) Mr. McKiernan also held the position of President until August 1999.
(2) Includes bonus amounts earned in fiscal year 1999.
(3) Does not include $60,000 in deferred compensation earned by Mr. McKiernan in 1994 as President of Beyond.com Corporation, allocated to CyberSource in connection with the spin-off of CyberSource from Beyond.com and paid to Mr. McKiernan in 1998.

(4) Mr. Noreen joined us in September 1998.
(5) Mr. Ellis joined us in April 1999.
(6) Mr. Donahoo joined us in December 1998.
(7) Until June 1999, Mr. Arnold held the position of Vice President of Engineering and Chief Technology Officer.

                       Option Grants In Fiscal Year 1999

   The following table sets forth information for each of our Named Executive Officers concerning stock options granted to them during the fiscal year ended December 31, 1999.

                                                                       Potential Realizable
                                                                         Value at Assumed
                          Number of                                    Annual Rates of Stock
                          Securities  Percent of   Exercise             Price Appreciation
                          Underlying Total Options  Price               for Option Term(4)
                           Options    Granted to     Per    Expiration ---------------------
                          Granted(1) Employees (2)  Share    Date(3)       5%         10%
                          ---------- ------------- -------- ---------- ---------- ----------
William S. McKiernan....       --         --           --         --          --         --
Charles E. Noreen, Jr...       --         --           --         --          --         --
L. Evan Ellis, Jr.......   150,000       5.61       $ 5.75   04/12/09  $  542,422 $1,374,603
                           100,000       3.74        25.00   08/24/09   1,572,237  3,984,356
William E. Donahoo......   150,000       5.61         3.62   01/18/09     341,490    865,402
Thomas A. Arnold........    65,000       2.43         3.62   01/18/09     147,979    375,008

--------
(1) Each of the above options was granted pursuant to our option plans. 25% of the options granted vest one year from the date of grant. Thereafter, the remaining 75% of the options granted vest monthly over the next three years.
(2) In the last fiscal year, we granted options to employees to purchase an aggregate of 2,884,400 shares.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

   Aggregate Option Exercises In Last Fiscal Year and Year-End Option Values

   The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 1999 by each of our Named Executive Officers and the number and value of unexercised options held by each of our Named Executive Officers on December 31, 1999.

                                                  Number of Securities
                                                 Underlying Unexercised   Value of Unexercised In-
                                                 Options at December 31,    the-Money Options at
                           Shares                         1999              December 31, 1999(1)
                          Acquired     Value    ------------------------- -------------------------
Name                     on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
William S. McKiernan....       --            --       --            --            --           --
Charles E. Noreen,
 Jr.....................   20,000    $1,111,675   23,750       106,250    $1,216,238   $5,441,063
L. Evan Ellis, Jr.......       --            --       --       250,000            --    9,579,500
William E. Donahoo......       --            --   37,500       112,500     1,804,875    5,414,625
Thomas A. Arnold........   14,062        50,694   16,251        77,500       838,777    3,771,856

--------
(1) The value of unexercised "in-the-money" options represents the difference between the exercise price of stock options and $51.75, the closing sales price of common stock on December 31, 1999.

Compensation Committee, Insider Participation and Interlocks

   None of the members of our Compensation Committee is an executive officer or employee of CyberSource. Two members of our Board of Directors also serve as members of the Board of Directors of Beyond.com Corporation. Other than with respect to Beyond.com Corporation, no interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has an interlocking relationship existed in the past.

         DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

                                  PROPOSAL 1:

   APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN THE MERGER WITH
                              PAYLINX CORPORATION

General

   We have approved an Agreement and Plan of Merger which provides that our new subsidiary, Sapphire Merger, Inc., will merge with and into PaylinX Corporation. PaylinX, as the surviving corporation in the merger, will become a wholly-owned subsidiary of CyberSource. As a result of the merger, the stockholders of PaylinX will receive approximately 8.46 million shares of our common stock. We seek your approval to issue our shares of common stock in the merger. The summary information provided below is provided to assist you in making an informed voting decision and is qualified in its entirety by the Agreement and Plan of Merger, which we have included as Annex A to this proxy statement. We encourage you to carefully read the entire Agreement and Plan of Merger.

Who Are the Parties to the Merger?

 CyberSource Corporation and Sapphire Merger, Inc.

   We are a leading developer and provider of eCommerce transaction services and a pioneer in the area of Internet fraud detection. More than 2,200 businesses in more than 26 countries have chosen to use the CyberSource Internet Commerce Suite. The CyberSource Internet Commerce Suite offers customer-controlled, real-time services, including Payment Services, Tax Services, Risk Management Services, Distribution Control Services, Stored Value Services and Fulfillment Management Services. CyberSource Global Professional Services develops comprehensive eCommerce solutions that are built upon our mission-critical transaction services and tailored to each customer environment to provide security, reliability, and extensibility for rapid growth. Our services enable online businesses to focus their resources on areas where they can most effectively differentiate themselves, such as marketing, Web site content, merchandising and customer support. By outsourcing their eCommerce transaction processing needs to us, online businesses can speed their time to market, reduce their overall operating costs and process orders from around the world in local currencies. Our services are comprehensive, scalable (adaptable to meet increases in the number of transactions), highly reliable and performed via a secure messaging protocol, or transmission format.

   As the Internet has become an important communications medium, online businesses and consumers have embraced using the Internet to buy and sell goods and services. To succeed online, an online business must attract customers to its Web site and provide an appealing and easy-to-use environment that encourages customers to place an order by clicking on the "buy" button. Once the customer places an order, the online business must then process the order by effectively and efficiently executing numerous transactions, such as credit card authorization, calculation of sales tax and fulfillment of the order, often while the customer is waiting.

   While early adopters of eCommerce business models often developed custom transaction processing systems, today many online businesses are seeking to outsource their transaction processing requirements. Our services offer online businesses a solution to the challenges of eCommerce transaction processing. Key benefits of our services include:

  . Faster time-to-market,

  . Access to a comprehensive suite of services,

  . Enhanced customer flexibility and control,

  . Global reach, and

  . Reduced overall costs.

   More than 2,200 customers have chosen to use our services. Our customers and partners include leading Internet etailers, retailers, manufacturers and businesses selling online, including Amazon.com, Ashford.com, BUY.COM (U.S. and U.K.), Compaq Computer, Mercata.com, MotherNature.com, Nike.com, Priceline, Remedy and VerticalNet. Our headquarters are located in Mountain View, California, and we have offices in Japan and the United Kingdom.

   Our executive offices are located at 1295 Charleston Road, Mountain View, California, 94043, and our telephone number is (650) 965-6000.

   Sapphire Merger, Inc. is a newly formed, wholly-owned subsidiary of CyberSource. This subsidiary was formed for the sole purpose of merging into PaylinX to effect a tax-free exchange of shares.

 PaylinX Corporation

   PaylinX Corporation, a privately held company incorporated in 1996 with primary operations in St. Louis, is a leader in multi-channel enterprise payment solutions. The PaylinX payment server is a robust, enterprise-wide transaction processing platform that manages the authorization and settlement of credit card and other payment transactions in real-time through built-in connections with third-party processors and merchant-acquiring banks. The fully scalable PaylinX payment solution enables businesses to accept and process payment transactions through multiple enterprise sales channels--Web storefronts, call centers, interactive voice response (IVR) systems, in-store point-of-sale systems and kiosks--seamlessly through a single uniform payment architecture.

   PaylinX's executive offices are located at 1767 Business Center Drive, Suite 100, Reston, Virginia, 20190, and its telephone number is (703) 438-7111.

                         MATERIAL TERMS OF THE MERGER

What is the Structure of the Merger?

 General

   The Agreement and Plan of Merger provides that, after approval by the PaylinX stockholders and the satisfaction or waiver of the other conditions to the transaction, Sapphire Merger, Inc. will merge with and into PaylinX. At the time of the merger, the certificate of incorporation and bylaws of PaylinX will be amended and restated to read as the certificate of incorporation and bylaws of Sapphire Merger, Inc. As a result of the merger, PaylinX will become a wholly-owned subsidiary of CyberSource. The directors and officers of PaylinX will resign upon the merger becoming effective. The directors and officers of Sapphire Merger, Inc. immediately prior to the merger becoming effective will become the directors and officers of PaylinX, and continue in such capacities until they resign or until their respective successors are duly elected and qualified.

 Conditions to the Acquisition

   The completion of the merger depends upon the satisfaction of a number of conditions, as set forth below.

   The obligation of CyberSource and PaylinX to consummate the merger is subject to the satisfaction or waiver, on or before the intended closing date, of many conditions, including the following:

  . A permit to issue securities will have been issued by the State of California after a fairness hearing held by the California Department of Corporations or, alternatively, a registration statement on Form S-4 will have been filed and declared effective by the Securities and Exchange Commission covering the issuance of CyberSource common stock in the merger;

  . No order or other legal restraint or prohibition preventing the consummation of the merger will be in effect;

  . Each party, after executing the appropriate documentation, will have received satisfactory tax opinions from its respective outside counsel;

  . The waiting period applicable under the Hart-Scott-Rodino Antitrust
    Improvement Act, or any applicable foreign statute, will have expired or been terminated;

  . The transactions contemplated by the Agreement and Plan of Merger will have been approved by the requisite vote of the stockholders of PaylinX; and

  . Proposal 1 of this proxy statement will have been approved by the CyberSource stockholders.

   Our obligation to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  . We will have received, among others, the following documents: an opinion letter from counsel to PaylinX on the legal ramifications of various aspects of the merger; certification by PaylinX as to the accuracy of representations and warranties, compliance with covenants, performance of obligations and satisfaction of conditions; copies of resolutions of the Board of Directors and stockholders of PaylinX authorizing the transaction; noncompetition agreements with some PaylinX employees; and a comfort letter from PaylinX's independent accountants;

  . No material adverse changes in PaylinX's business will have occurred;

  . PaylinX's net working capital will be equal to or greater than agreed upon values set forth in the Agreement and Plan of Merger and we will have received a certificate from PaylinX to that effect;

  . The holders of no more than 1% of the outstanding shares of PaylinX capital stock will have demanded, or will be eligible to demand, appraisal rights;

  . All material consents, waivers, approvals, authorizations, orders and filings required to be obtained or made by PaylinX will have been obtained or made and copies will have been delivered to us;

  . If, prior to the closing of the merger, we have reasonably so requested, PaylinX will have terminated its 401(k) plan and provided us with satisfactory evidence of the termination;

  . The representations and warranties made by PaylinX in the Agreement and Plan of Merger must be true and accurate and all covenants and obligations must be duly complied with or performed;

  . PaylinX will have executed and delivered the documents to which it is a party and the escrow agent will have executed and delivered the escrow agreement; and

  . PaylinX will have obtained the requisite stockholder approval of any payments or benefits to its Chairman and Chief Executive Officer, John J. McDonnell, Jr., that could be considered "excess parachute payments" under federal tax law.

   The obligation of PaylinX to consummate the merger is also subject to the fulfillment of certain other conditions, including the following:

  . PaylinX will have received, among others, the following documents: an opinion letter from counsel to us and Sapphire Merger, Inc. on the legal ramifications of various aspects of the merger; our certification as to the accuracy of representations and warranties, compliance with covenants, performance of obligations and satisfaction of conditions;

  . We and Sapphire Merger, Inc. will have executed and delivered all documents to which we are a party;

  . All material consents, waivers, approvals, authorizations, orders and filings required to be obtained or made by us and Sapphire Merger, Inc. will have been obtained or made by us and Sapphire Merger, Inc.;

  . John J. McDonnell, Jr. will have been appointed to our Board of Directors;

  . The representations and warranties made by us in the Agreement and Plan of Merger must be true and accurate and all covenants and obligations must be duly complied with or performed;

  . No material adverse changes in our business will have occurred; and

  . The Nasdaq National Market will have accepted notification of the listing of the shares of our common stock to be issued in the merger, if and to the extent acceptance is required for the effectiveness of the notification.

 Termination of the Transaction

   Either we or PaylinX may call off the merger under certain circumstances, including if:

  . We both consent;

  . The other party breaches in a material manner any of the representations and warranties or any covenant or agreement that it has made under the Agreement and Plan of Merger;

  . There is a valid injunction or prohibition against the merger issued by a court or government agency; or

  . The acquisition is not completed on or before November 30, 2000.

   We may call off the merger under certain circumstances, including if:

  . Our stockholders fail to approve the issuance of shares in the merger; or

  . The PaylinX Board of Directors changes its unanimous recommendation of the merger, recommends an alternative transaction to the PaylinX stockholders, or recommends that the PaylinX stockholders tender their shares pursuant to a tender offer with respect to 15% or more of the outstanding PaylinX capital stock.

   PaylinX may call off the merger under certain circumstances, including if, prior to the vote to approve the merger by the PaylinX stockholders, PaylinX receives a superior proposal and has complied with certain requirements set forth in the Agreement and Plan of Merger.

   In the event the Agreement and Plan of Merger is terminated by mutual consent of the parties, with some exceptions, each party will pay its own expenses incurred in connection with the merger.

   PaylinX will be obligated to pay us a fee of 2% of the aggregate value of the merger in the event we terminate the Agreement and Plan of Merger for any of the following reasons:

  . We terminate the agreement as a result of PaylinX's breach of its representations and warranties and the breach is not cured, or the merger is not consummated on or before November 30, 2000, and in either event an alternative transaction resulting in the acquisition of PaylinX is consummated within 12 months of the date of the Agreement and Plan of Merger;

  . We terminate the agreement as a result of the PaylinX Board of Directors changing its unanimous recommendation of the merger, recommendation of an alternative transaction to the PaylinX stockholders, or recommendation that the PaylinX stockholders tender their shares pursuant to a tender offer with respect to 15% or more of the outstanding PaylinX capital stock; or

  . PaylinX terminates the agreement as a result of its receipt of a superior proposal prior to the vote to approve the merger by its stockholders.

 Indemnification; Escrow

   Pursuant to the Agreement and Plan of Merger, 10% of the shares of our common stock to be issued in connection with the merger will be placed in escrow for a period of one year. The shares will be contributed to the fund by the PaylinX stockholders on a pro rata basis according to their ownership interests in PaylinX immediately prior to the merger. The purpose of the escrow is to provide the means for us to recover any amounts owed to us pursuant to PaylinX's agreement to indemnify us. A separate escrow agreement among us, an independent escrow agent and an agent appointed to represent the interests of the PaylinX stockholders will provide the mechanism by which obligations owed as a result of the indemnification will be recovered. The value of the shares held in the escrow fund will be the average closing price of our common stock as reported on the Nasdaq National Market on the ten consecutive trading days ending on the day before the merger closes. Any shares still held in the escrow fund at the end of one year and not required to resolve any claims pending at that time will be released to the PaylinX stockholders on the same pro rata basis as they were contributed to the fund.

   The PaylinX stockholders have agreed to indemnify and hold us harmless against any damages that we incur by reason of the breach or alleged breach by PaylinX of any representation, warranty, covenant or agreement of PaylinX contained in the Agreement and Plan of Merger or in any document or certificate delivered by PaylinX pursuant to the Agreement and Plan of Merger up to the aggregate value of the escrow fund. This indemnification will be our sole and exclusive remedy for any breach by PaylinX. We have also agreed to indemnify and hold the PaylinX stockholders harmless against any damages that the PaylinX stockholders have incurred by reason of the breach or alleged breach by us or Sapphire Merger, Inc. of any representation, warranty, covenant or agreement of us or Sapphire Merger, Inc. contained in the Agreement and Plan of Merger up to the aggregate value of the escrow fund. This indemnification will be the PaylinX stockholders' sole and exclusive remedy for any breach by us or Sapphire Merger, Inc.

 Covenants; Conduct of Business Prior to Completion of the Merger

   During the period from the date of the Agreement and Plan of Merger until the time the merger is consummated or the Agreement and Plan of Merger is terminated, unless we agree otherwise, PaylinX will not take any action, except in the ordinary course of business, and will use its best efforts to preserve its business organization substantially intact, keep available the services of its present officers, employees and consultants, preserve its present relationships with customers, suppliers and other persons with which it has significant business relations and will not, directly or indirectly, do, or propose to do, any of the following without our prior written consent:

  . amend or otherwise change its certificate of incorporation or bylaws;

  . issue shares of PaylinX capital stock, options, warrants, convertible securities or other rights to acquire shares of PaylinX capital stock, or of any subsidiary or any of its affiliates (except with respect to the exercise of currently outstanding options and warrants);

  . sell or encumber any assets of PaylinX or of any subsidiary except in the ordinary course of business, or take any action that would result in any damage to any material asset of PaylinX;

  . accelerate, amend or change the period of exercisability of options or restricted stock granted under the PaylinX stock option plans, or authorize cash payments in exchange for any options granted under any of the plans;

  . make any material changes with respect to its capitalization as of the date of the merger agreement;

  . acquire any other business organization, incur any indebtedness for borrowed money, provide funds to any entity, enter into or amend any material agreement that provides for the sale, license, or purchase by PaylinX or any of its subsidiaries of assets, authorize any capital expenditures or purchase of fixed assets which are individually in excess of $5,000 or, in the aggregate, in excess of $100,000, or enter into or amend any contract;

  . increase the compensation to its executive officers or, if not in the ordinary course of business, to its other employees, grant any severance or termination pay to any director or officer, establish any collective bargaining or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law or as expressly contemplated by the Agreement and Plan of Merger;

  . take any action to change its accounting policies or procedures;

  . make any material tax election inconsistent with past practices, settle or compromise any material tax liability, or agree to an extension of a statute of limitations;

  . pay, discharge or satisfy any claims, liabilities or obligations, other than their payment, discharge or satisfaction in the ordinary course of business;

  . take or permit any action that could reasonably be expected to delay the consummation of, or adversely affect, the merger;

  . undertake any revaluation of PaylinX's assets, other than in the ordinary course of business or in accordance with generally accepted accounting principles;

  . take, or omit to take, any action, which act or omission would jeopardize qualification of the merger as a reorganization under federal tax law; or

  . take, or agree to take, any of the actions described above.

 Amendment and Waiver of the Agreement and Plan of Merger

   The Agreement and Plan of Merger may not be amended or modified, nor may any conditions or obligations be waived, except in a written document signed by each of the parties.

What Consideration Will We Pay to the PaylinX Stockholders, Option Holders and Warrant Holders?

   Each share of PaylinX common stock or preferred stock will be converted into and exchanged for one and two-tenths (1.2) shares of our common stock. On July 9, 2000, there were 7,053,050 shares of PaylinX common stock and preferred stock outstanding. Assuming this number does not change before we complete the merger, we will issue a total of approximately 8.46 million shares of our common stock to the stockholders of PaylinX.

   In addition, we have agreed to assume all of PaylinX's stock options that have been issued under PaylinX's 2000 Stock Option Plan. As of July 9, 2000, PaylinX had outstanding options to purchase 2,375,317 shares of common stock. When we complete the merger, all of these options will be converted into options to purchase shares of our common stock under the terms of the PaylinX Corporation 2000 Stock Option Plan based on the exchange ratio used in the merger for the issuance of our common stock for PaylinX stock.

   We will also assume outstanding warrants to purchase 14,286 shares of PaylinX common stock, which will be converted to warrants to purchase approximately 17,000 shares of our common stock.

Are There Related Agreements?

   PaylinX has entered into several agreements that include terms that will be triggered by the merger. In addition, we and PaylinX have entered into agreements with PaylinX employees and PaylinX investors in connection with entering into the Agreement and Plan of Merger. These agreements are summarized below. In connection with the merger, PaylinX's Chairman of the Board and Chief Executive Officer, John ("Jack") J. McDonnell, Jr., agreed to amend the option agreement he currently has with PaylinX, which called for full acceleration of the vesting upon the signing of the Agreement and Plan of Merger, to limit the acceleration to one half of the unvested shares upon the closing of the merger.

   The remainder of Mr. McDonnell's options will vest pursuant to the terms of the original option agreement. In return, the period over which Mr. McDonnell may exercise his options was extended and we agreed to further provide that upon a removal from our Board, other than for "cause," or upon a failure to re-elect Mr. McDonnell to our Board during the one-year period following the date the merger is consummated, the unvested portion of his option will accelerate fully.

 Severance Agreements

   Several of the PaylinX executives whose employment will be terminated upon the closing of the merger are entitled to severance benefits under the terms of their employment agreements with PaylinX. These benefits consist of the executive's salary for the 180 day period following termination, any accrued but unpaid bonus amounts, accrued but unpaid expenses and continuation of medical plans and fringe benefits. We have agreed to assume the obligations under these agreements following the merger.

 Option Amendments

   The PaylinX stock option plan provided that, upon the execution by PaylinX of a definitive agreement to merge with another corporation, all unvested options would accelerate and become fully vested. In connection with entering into the Agreement and Plan of Merger, the employees who will continue their employment after the merger agreed to amend the terms of their options to delay the acceleration of vesting so that half of the unvested options would vest at closing and the remaining unvested options would continue to vest in accordance with the original vesting schedule. The amendment provides that if the employee is terminated without "cause" within a year of the merger closing, the option accelerates fully, but thereafter acceleration of the options is governed by our 1999 Stock Option Plan and related form of agreement. As consideration for the employees entering into these option amendments, we agreed to grant the employees options to purchase our common stock.

 Noncompetition Agreements

   In connection with the merger, selected PaylinX employees that hold PaylinX stock or options to purchase PaylinX stock signed noncompetition agreements providing that from the date the merger closes until 24 months after the employee's termination of employment with PaylinX or us, the employee may not be involved in a competitive business within any state of the United States where we conduct business. The employee is also prohibited from attempting to induce our employees to leave their employment and from interfering with customer relationships. As consideration for entering into the noncompetition agreement, the employee's option agreement was amended to provide that the period over which the employee's options will be exercisable will be extended for 24 months from the date the merger closes.

 Lock-up Agreements

   In connection with the merger, PaylinX employees that hold PaylinX capital stock or options to purchase PaylinX stock and PaylinX's investors, owning approximately 87% of the PaylinX capital stock, signed lock-up agreements. Under the lock-up agreements, for a period of 180 days after the closing of the merger, the signatories may not, without our prior written consent, sell or transfer any interest in stock acquired in the merger, stock options, the shares subject to the stock options, or in any of our other securities subsequently acquired.

 Voting Agreements

   In connection with the merger, we also entered into voting agreements with PaylinX's significant stockholders. These voting agreements obligate the stockholders to vote their shares of PaylinX stock in favor of the merger and prohibit them from selling or transferring their PaylinX stock until the earlier of the closing of the merger or the termination of the Agreement and Plan of Merger. In addition, the voting agreements grant us an irrevocable proxy to vote the shares held by the stockholders in favor of the merger proposal and to sign documents indicating approval. Stockholders holding sufficient voting power to approve the merger proposal have signed voting agreements.

What is the Background of this Transaction?

   During the week of February 24, 2000, David D. Daetz, our Vice President of Corporate Business Development--Worldwide, contacted Jack McDonnell, PaylinX's Chief Executive Officer, to explore his interest in some form of business relationship between the two companies.

   On March 2, 2000, Mr. Daetz, Jack McDonnell and John J. McDonnell III, PaylinX's Senior Vice President of Corporate Development, held a teleconference to explore a relationship between PaylinX and CyberSource. During this teleconference, Mr. Daetz ascertained that Jack McDonnell was interested in further discussing a possible business combination.

   On March 20, 2000, William S. McKiernan, our Chief Executive Officer and Chairman, L. Evan Ellis, our President and Chief Operating Officer, and Mr. Daetz met Jack McDonnell in Phoenix, Arizona, where, after signing a mutual nondisclosure agreement, they provided a business overview of each company and discussed a business combination.

   On March 31, 2000, Messrs. McKiernan, Daetz and Thomas A. Arnold, our Chief Technology Officer, met with Jack McDonnell, John McDonnell, Brian Bates, PaylinX's President and Chief Operating Officer, Henry H. Graham, PaylinX's Chief Financial Officer, Mark Belles, PaylinX's Vice President of Alliances, and Ken Silver, PaylinX's Director of Business Development. During this meeting, each company presented a corporate overview.

   On April 4, 2000, Mr. Daetz sent John McDonnell a request to provide due diligence information. On that same date, the parties signed a confidentiality agreement with "no shop" and non-solicitation provisions.

   During the month of April and the beginning of May, the parties performed due diligence, including a meeting in St. Louis, Missouri on April 6, 2000 with additional personnel from both CyberSource and PaylinX. During this same period, the parties entered into negotiations of a definitive agreement.

   On May 10, 2000, the parties broke off discussions due to different views on valuation of the proposed merger.

   On June 1, 2000, the parties re-engaged in discussions, whereby Messrs. McKiernan, Daetz and Charles E. Noreen, Jr., our Chief Financial Officer, had a teleconference with Jack McDonnell to discuss PaylinX's May 2000 financials. On June 19, 2000, the parties further discussed valuation of the proposed merger, and continued due diligence activities and negotiations of a definitive agreement over the next several weeks. On June 26 and 27, 2000, CyberSource executives met with PaylinX employees in St. Louis to provide an overview of CyberSource and discuss proposed roles and compensation should the business combination occur.

   On June 29, 2000, the Board of Directors of PaylinX met via teleconference, reviewed the proposed Agreement and Plan of Merger and related transaction documents, discussed with its financial advisor, Chase H&Q, the valuation of the proposed merger, reviewed its fiduciary obligations and voted to approve the Agreement and Plan of Merger and the merger.

   On July 9, 2000, our Board of Directors met via teleconference, reviewed the proposed Agreement and Plan of Merger, discussed with our financial advisor, J.P. Morgan Securities Inc., the valuation of the proposed merger, and voted to approve the Agreement and Plan of Merger and the merger. CyberSource and PaylinX then executed and exchanged the Agreement and Plan of Merger and related transaction documents.

   On July 10, 2000, we issued a press release announcing the signing of a definitive agreement to acquire PaylinX.

What Are Our Reasons for the Merger?

   We are a leading developer and provider of eCommerce transaction services, and a pioneer in the area of Internet fraud detection. PaylinX pioneered the concept of an "enterprise payment server," a single payment engine that meets the needs of payment processing across an entire enterprise. We expect that the acquisition will allow us to provide businesses selling through multiple channels with an enterprise-wide payment software solution that has fully integrated access to our suite of eCommerce transaction services.

   Our Board of Directors, having concluded that the merger is fair to, and in the best interests of, us and our stockholders, unanimously approved the merger and all transactions and documents necessary to its consummation.

   The decision by our Board of Directors was based on a thorough analysis of each company's strengths and weaknesses. This analysis allowed our Board of Directors to identify several potential benefits to us and our stockholders that, if realized, could increase the strength of our business. Those benefits include:

  . the opportunity to expand our addressable market reach to support the convergence of on-line and off-line commerce through multiple sales channels: Web storefronts, call centers, interactive voice response
     (IVR) systems, in-store point-of-sale systems and kiosks;

  . PaylinX's enterprise payment software complements our outsourced payment services, providing customers with the flexibility to choose the right payment solution for their needs, whether in-house or outsourced, while taking advantage of our integrated suite of value-added transaction services;

  . the opportunity for customers to leverage our Professional Services capabilities necessary to build reliable, scalable enterprise solutions that incorporate PaylinX's payment software;

  . the opportunity to build greater critical mass of talent in the payment industry, at both the Board of Director level and operating level;

  .  access to PaylinX's existing client base;

  . the opportunity to take advantage of economies of scale that result from serving a larger client base;

  . the opportunity to take advantage of economies of scope that result from offering a broader range of products and services; and

  . the chance to leverage the existing business relationships of each entity.

   Our Board of Directors reviewed a number of factors in evaluating the merger, including, but not limited to the following:

  .  the terms and conditions of the merger;

  . the value of the shares of our common stock to be issued in exchange for the shares of PaylinX stock;

  . historical information regarding our and PaylinX's business focus, financial performance and condition, operations, technology and management;

  . information concerning our and PaylinX's respective businesses, prospects, financial positions, results of operations, operations, services, service development and technologies;

  . information regarding comparable companies, including market prices of the companies' stock, market capitalizations, revenues, ratios of revenues to market price and other results of operations, based on reported historical information and analysts' reports;

  . information regarding reported acquisitions of other companies in the eCommerce industry and other comparable acquisitions;

  . an analysis of the relative value that each party might contribute to the future business and prospects of the combined company;

  . advice and detailed analysis of our financial adviser, J.P. Morgan Securities Inc., including its written opinion dated as of the date of the merger agreement, that the merger consideration was fair from a financial point of view to our stockholders, as of the date of that opinion;

  . the compatibility of the businesses, services, technologies, management and the administrative, sales and marketing and technical organizations of us and PaylinX;

  . the requirements for a successful integration of PaylinX's operations with ours;

  . the expectation that the merger will be a tax-free reorganization for federal income tax purposes; and

  . reports from management and legal advisors on the results of our due diligence review and analysis of PaylinX.

   Our Board of Directors also considered a number of factors that pose a risk to the success of the combined entity. For a discussion of the existing risk factors and their possible effect on the success of the merger, see "Risk Factors" on page v of this document.

   In view of the variety of factors considered in connection with its evaluation of the merger and the subjective nature of some of those factors, our Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of our Board of Directors may have given different weight to different factors.

   As eCommerce continues its fast-paced growth, companies must develop a multi-channel business model that incorporates both the Internet and offline channels. By combining our technological expertise with that of PaylinX, as well as each company's strong industry alliances, channel relationships and professional services capabilities, we believe that the combined entity will be poised to deliver a commerce infrastructure that bridges the physical and virtual worlds. The addition of a software solution to our Internet Commerce Suite will give businesses the option to deploy an in-house payment system or leverage our existing suite of outsourced services or a combination thereof (e.g., in-house payment and outsourced fraud screening). This is particularly important for established businesses that are large enough to manage or have historically managed their back-office applications, and are now pursuing a "click and mortar" strategy to develop a strong Internet presence, extend their brand and reach more customers.

   Assuming the merger is consummated, we believe that the resulting enterprise commerce solution will address the requirements of a wide range of industries such as retail, automotive, insurance and state and local governments. The combination of our proven outsourced payment and value-added transaction services and PaylinX's leading enterprise-wide payment software will, if successfully integrated, provide a more complete solution for a broader range of customers and customer needs.

What Are PaylinX's Reasons for the Merger?

   The members of the PaylinX Board of Directors believe that the merger will be potentially beneficial in several respects. In reaching its determination to approve the merger and related transactions, the PaylinX Board of Directors considered a number of factors, including, but not limited to, the following:

   The PaylinX Board of Directors believes that the combination of CyberSource's business and PaylinX's business will provide a significant opportunity for the combined company to be a leading e-payments infrastructure provider. Among other things:

  . The distinct yet complementary focus of each company will permit the combined company to offer a broader, more complete family of product and services offerings.

  . CyberSource's customer base and sales and marketing infrastructure offer expanded sales and marketing opportunities for PaylinX.

  . CyberSource's comprehensive approach to providing eCommerce services offers expanded business development opportunities for PaylinX.

  . The greater financial resources of CyberSource and its access to public equity markets should allow PaylinX to invest more in product development and increase its market share.

   The PaylinX Board of Directors believes that the combination will enable PaylinX to avoid substantial planned development expenditures and also believes that there are other possible cost savings associated with the combination. The PaylinX Board of Directors also considered the impact of the business combination on CyberSource's financial condition, results of operations and cash flow.

   The PaylinX Board of Directors believes that the consideration to be received in the merger by the PaylinX stockholders is fair to the PaylinX stockholders. The PaylinX Board of Directors also believes that the CyberSource common stock has prospects for positive long-term performance. Further, the PaylinX Board of Directors noted that the merger will provide PaylinX stockholders with publicly traded stock without the risks and uncertainties of an initial public offering for the PaylinX common stock.

   As part of its review, the PaylinX Board of Directors considered, among other things, the following factors:

  .  the terms of the merger;

  . information concerning CyberSource's and PaylinX's respective businesses, prospects, financial positions, results of operations, operations, services, service development and technologies, based in the case of CyberSource on information provided by CyberSource and on PaylinX management's due diligence investigation;

  . information regarding comparable companies, including market prices of the companies' stock, market capitalizations, revenues, ratios of revenues to market price and other results of operations, based on reported historical information and analysts' reports;

  . information regarding reported acquisitions of other companies in the eCommerce industry and other comparable acquisitions;

  . an analysis of the relative value that CyberSource and PaylinX might contribute to the future business and prospects of the combined company;

  . current financial market conditions, historical market prices, volatility and trading information with respect to the CyberSource common stock;

  . advice and detailed analysis of its financial adviser, Chase H&Q, including its written opinion on June 29, 2000, that the merger consideration was fair from a financial point of view to the PaylinX stockholders, as of the date of that opinion;

  . the compatibility of the businesses, services, technologies, management and the administrative, sales and marketing and technical organizations of CyberSource and PaylinX;

  . the expectation that the merger will be a reorganization for federal income tax purposes; and

  . reports from management and legal advisors on the results of PaylinX's due diligence analysis of CyberSource.

   In considering the merger, the PaylinX Board of Directors acknowledged that there are certain risks associated with the merger, including:

  . the possibility that the benefits anticipated from the merger might not be achieved or might not occur as rapidly or to the extent currently anticipated;

  . the risk that integration of the technologies, services, organizations or other operations of the two companies might not be accomplished smoothly and might require more time, expense and management attention than anticipated;

  . the risk that, despite the efforts of the combined company, key technical, management and sales personnel of CyberSource and PaylinX might not be retained by the combined company; and

  . the risk that the merger would not be effected and the disruption in the business if the merger is abandoned.

   The PaylinX Board of Directors believed that some of these risks were unlikely to occur, that PaylinX could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

   In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the PaylinX Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the PaylinX Board of Directors may have given different weight to different factors.

   After taking into account all of the factors discussed above, the PaylinX Board of Directors concluded that the terms of the merger are in the best interest of PaylinX and the PaylinX stockholders and unanimously approved the merger.

Has CyberSource Received an Opinion From a Financial Advisor that the Transaction is Fair From a Financial Point of View?

   Pursuant to an engagement letter dated March 20, 2000, CyberSource retained J.P. Morgan Securities Inc. ("J.P. Morgan") as its financial advisor in connection with the proposed merger.

   At the meeting of our Board of Directors on July 9, 2000, J.P. Morgan gave its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to various considerations set forth in the opinion, the exchange ratio pursuant to the proposed merger was fair from a financial point of view to CyberSource. Our Board of Directors did not limit J.P. Morgan in any way in the investigations it made or the procedures it followed in giving its opinion.

   We have attached as Annex B to this document the full text of J.P. Morgan's written opinion. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. We incorporate J.P. Morgan's opinion into this document by reference and urge you to read the opinion in its entirety. J.P. Morgan addressed its written opinion to our Board of Directors. The opinion addresses only the exchange ratio pursuant to the merger and is not a recommendation to any CyberSource stockholder as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. You are urged to, and should, read the opinion carefully and in its entirety.

   In arriving at its opinion, J.P. Morgan reviewed:

     (1) the Agreement and Plan of Merger;

     (2) the audited financial statements of CyberSource and PaylinX for the fiscal year ended December 31, 1999, the unaudited financial statements of CyberSource and PaylinX for the period ended March 31, 2000, and selected preliminary income statement information for the period ended June 30, 2000;

     (3) a number of financial forecasts and other data provided to J.P. Morgan by us and PaylinX relating to our respective businesses;

     (4) certain publicly available information, including financial analysts' estimates (and the assumptions and bases therefor) concerning our businesses and of certain companies engaged in businesses comparable to those of PaylinX and the reported market prices for certain other companies' securities deemed comparable;

     (5) current and historical market prices of our common stock; and

     (6) the terms of other business combinations that J.P. Morgan deemed relevant.

   J.P. Morgan also held discussions with several members of our and PaylinX's management on various aspects of the merger, the past and current business operations of CyberSource and PaylinX, the financial condition and future prospects and operations of CyberSource and PaylinX, the effect of the merger on the financial condition and future prospects and operations of CyberSource and PaylinX and other matters that J.P. Morgan believed necessary or appropriate to its inquiry. In addition, J.P. Morgan reviewed other financial studies and analyses and considered other information that it deemed appropriate for the purposes of its opinion.

   J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or otherwise reviewed by J.P. Morgan from third party sources. J.P. Morgan is not responsible or liable for that information or its accuracy. J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to J.P. Morgan.

   In relying on other financial analyses provided to it, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates as to the financial condition of CyberSource and PaylinX to which those analyses relate. J.P. Morgan also assumed that the merger will have the tax consequences described in discussions with, and materials furnished to, J.P. Morgan by our representatives, and that the parties will complete the other transactions contemplated by the merger agreement as described in the merger agreement. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

   J.P. Morgan based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the opinion. Subsequent developments may affect J.P. Morgan's opinion and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan expressed no opinion as to the price at which our common stock will trade at any future time.

   The terms of the proposed merger were determined through negotiations between us and PaylinX and were approved by our Board of Directors. Although J.P. Morgan provided advice to us during the course of these negotiations, the decision to enter into the merger was solely that of our Board of Directors. As described above, the opinion of J.P. Morgan and its presentation to our Board of Directors were only one of a number of factors taken into consideration by our Board of Directors in making its determination to approve the proposed merger.

   J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that J.P. Morgan utilized in providing its opinion. We have presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by J.P. Morgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of J.P. Morgan's financial analyses.

 PaylinX Analysis

 i. Contribution Analysis

   J.P. Morgan performed a contribution analysis using current and historical financial data, and financial projections from management and equity research analysts on a stand-alone basis, including deferred revenue as revenue. These contributions were compared to the approximately 27% of continuing ownership stake that PaylinX stockholders would have in the combined company following the merger. The following table presents the contribution analysis of PaylinX to the combined company:

                                           Contribution of             Contribution of
     Contribution of PaylinX to            PaylinX to 2000             PaylinX to gross
        historical revenues                   revenues                      profit
     --------------------------            -----------------------     -----------------------
    1999     1stQ2000       2ndQ2000        Low           High         1999        1stQ2000
    ----     --------       --------       ------        ------        ----        --------
    21%        30%            29%              29%          31%         57%          65%

 ii. Selected Public Trading Multiples

   Using publicly available information, J.P. Morgan compared selected financial data of PaylinX with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be reasonably comparable to PaylinX. These companies were:

     Ariba                     CyberCash                    Open Market

     Baltimore Technologies    CyberSource                  Oracle Purchase Pro

     BroadVision               Entrust Technologies         Trintech

     Bottom Line               HNC Software                 Verisign

     Checkfree                 i2 Technologies              Vignette

     Clarus                    Intershop Communications     WebMethods

     Commerce One

   J.P. Morgan selected these companies because they engage in businesses reasonably comparable to those of PaylinX. J.P. Morgan used publicly available financial projections by equity analysts covering each comparable company to determine the ratio of market capitalization to projected revenues for 2000 and 2001 for each of these companies. The following table presents a comparison of the median revenue multiples of the comparable companies and the implied merger multiples for PaylinX based on a range of expected revenues for 2000 and 2001, respectively:

                                                               Revenue multiples
                                                               -----------------
                                                                 2000     2001
                                                               -------- --------
                                                               Low High Low High
                                                               --- ---- --- ----
   PaylinX implied merger multiple............................ 10x 13x   4x  5x
   Comparable company median.................................. 29x      18x

   J.P. Morgan observed that the implied merger multiple was below the median of the comparable company revenue multiples for each of 2000 and 2001.

   It should be noted that no company utilized in the analysis above is identical to PaylinX. In evaluating companies identified by J.P. Morgan as comparable to PaylinX, J.P. Morgan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PaylinX, such as the impact of competition on the business of PaylinX and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of PaylinX or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected Internet company data.

 iii. Comparable Transaction Analysis

   Using publicly available information, J.P. Morgan examined the following transactions to determine the ratio of transaction size to projected twelve month revenues:

   Computer Associates/Platinum Technology

   PSINet/Transaction Network Services

   Ceridian/ABR Information Services

   WebMethods/Active Software

   Digital Insight/nFront

   Vignette/OnDisplay

   Kana Communications/Silknet Software

   SBC Communications/Sterling Commerce

   J.P. Morgan analyzed the ratio of transaction size to projected twelve month revenues for each of those transactions. All multiples for the selected transactions were based on public information available at the time of public announcement, and J.P. Morgan's analysis did not take into account different market and other conditions during the period in which the selected transactions occurred. The comparable transaction analysis yielded the following mean and median for the multiple of projected twelve month revenues:

                                                               Revenue multiples
                                                               -----------------
                                                                 Mean    Median
                                                               -------- --------
                                                               Low High Low High
                                                               --- ---- --- ----
   PaylinX implied merger multiple............................ 10x 13x  10x 13x
   Comparable transaction median..............................     26x      13x

   J.P. Morgan observed that the implied merger multiple was at or below the mean and median of the comparable transaction revenue multiples.

   It should be noted that no transaction utilized in the analysis above is identical to the CyberSource-PaylinX merger. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected Internet transaction data.

 CyberSource Analysis

 i. Selected Public Trading Multiples

   Using publicly available information, J.P. Morgan compared our selected financial data with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be reasonably comparable to our business. These companies were:

   Bottom Line

   Checkfree

   CyberCash

   J.P. Morgan selected these companies because they engage in businesses reasonably comparable to ours. J.P. Morgan used publicly available financial projections by equity analysts covering each comparable company to determine the ratio of market capitalization to projected revenues for 2000 and 2001 for each of these companies. The following table presents a comparison of the median revenue multiples of the comparable companies and CyberSource based on expected revenues for 2000 and 2001, respectively:

                                                            Revenue multiples
                                                            ------------------
                                                              2000      2001
                                                            --------  --------
   CyberSource multiples...................................      10x        5x
   Comparable company median...............................       6x        5x

   J.P. Morgan observed that our multiple was at or above the median of the comparable company revenue multiples for each of 2000 and 2001.

   It should be noted that no company utilized in the analysis above is identical to us. In evaluating companies identified by J.P. Morgan as comparable to us, J.P. Morgan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our business and the industry generally, industry growth and the absence of any material change in the financial condition and our prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected Internet company data.

 ii. Trading Range

   J.P. Morgan reviewed the range of closing prices of our common stock prior to July 9, 2000. J.P. Morgan observed the following:

   Period Prior to July 9, 2000                                  Value Per Share
   ----------------------------                                  ---------------
     1 day......................................................     $16.50
     10 days....................................................     $13.94
     30 days....................................................     $14.94
     60 days....................................................     $14.75

   This summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that one must consider its opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, could create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based the analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions that impact the companies' growth rates, labor costs and price competition and industry-specific factors similar to those factors set forth under the heading "Cautionary Statements" in our Annual Report on Form 10-K for the year ended December 31, 1999 and under the heading "Factors That May Affect Future Operating Results" in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2000 and June 30, 2000. This summary sets forth, under the description of each analysis, the other principal assumptions upon which J.P. Morgan based that analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that either company or the combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of CyberSource, PaylinX, J.P. Morgan or any other person assumes responsibility if future results are materially different from those forecasted.

   As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

   For services rendered in connection with the merger, we have agreed to pay J.P. Morgan a customary fee in connection with the financial advisory services provided by J.P. Morgan and the delivery of the fairness opinion. In addition, we have agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

   J.P. Morgan acted as co-manager in our initial public offering and in our subsequent follow-on offering. J.P. Morgan and its affiliates maintain banking and other business relationships with us and our affiliates, for which they receive customary fees. J.P. Morgan has no financial advisory or other relationship with PaylinX. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade our equity securities for their own accounts or for the accounts of customers and, accordingly, they may hold long or short positions in those securities at any given time.

What Vote is Required to Effect this Merger?

   Proposal 1, to approve the issuance of the shares of our common stock in the merger, must receive the affirmative vote of a majority of the shares of our common stock represented and voting at the meeting. The affirmative vote of a majority of the shares of PaylinX common stock and preferred stock and two-thirds of the shares of PaylinX preferred stock must approve the Agreement and Plan of Merger and the merger. The holders of the shares of PaylinX capital stock, representing such required majority, have agreed to approve the Agreement and Plan of Merger and the merger. In addition, the approval of the merger by the PaylinX stockholders is a condition under the Agreement and Plan of Merger for us to complete the merger.

Why is My Approval Necessary?

   We must seek stockholder approval of our proposed issuance of shares of our common stock in the merger under the listing requirements of The Nasdaq Stock Market because we are issuing greater than 20% of our currently outstanding shares of common stock as consideration to PaylinX's stockholders. If we did not seek stockholder approval, Nasdaq could delist our securities from quotation on The Nasdaq National Market.

Do I Have Any Rights if I Do Not Approve the Proposal?

   No. If you choose to vote against the proposal to issue shares of our common stock in the merger, Delaware General Corporation Law does not afford you any appraisal rights, as defined under Delaware law, because your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Will My Rights as a CyberSource Stockholder Change Following the Merger?

   No. When issued, the shares of our common stock that the PaylinX stockholders will receive will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights, and therefore you do not have any preferential right to purchase any of the additional shares of our common stock when such shares are issued. The issuance will result in each stockholder owning a smaller percentage of outstanding shares of CyberSource common stock, but your rights will remain the same. We believe, on balance, that the benefits that the transaction will provide is important to our success and, accordingly, will benefit CyberSource and our stockholders. We believe it is in the best interests of our stockholders to approve Proposal 1.

How Will the Merger be Treated for Accounting Purposes?

   The merger will be accounted for by us as a purchase of a business. Under this method of accounting, the assets and liabilities of PaylinX will be recorded at their fair value, and any excess of our purchase price over the fair value of PaylinX's tangible net assets will be recorded as intangible assets, including goodwill. The revenues and expenses of PaylinX will be included in our consolidated financial statements from the date the merger is completed.

How Will the Merger be Treated for Federal Income Tax Purposes?

   For federal income tax purposes, we and PaylinX intend that (i) the merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and (ii) none of CyberSource, Sapphire Merger, Inc. or PaylinX will recognize any gain or loss for federal or state income tax purposes as a result of the merger.

Who Are the Largest Owners of PaylinX Common Stock?

   The following table sets forth information known to us with respect to the beneficial ownership of PaylinX capital stock as of August 1, 2000 by individuals or entities owning greater than 5% of the outstanding PaylinX capital stock.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the purpose of this section, all statements are based on information provided by the individuals or entities named in the table. For each individual or entity, the table indicates the number of shares beneficially owned and the percentage of all PaylinX outstanding capital stock represented by that number. Percentage of beneficial ownership is based upon 7,441,424 shares of common stock and convertible preferred stock (on an as-converted basis) outstanding as of August 1, 2000. For each person or entity, the number of shares, and therefore the percentages calculated using the number of shares, includes additional shares of common stock not currently outstanding but subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable within 60 days of August 1, 2000. However, those additional shares are not included when calculating the number and percentage of any other person or entity. Unless indicated otherwise, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                           Shares Beneficially
                                                                  Owned
                                                           --------------------
           Name of Beneficial Owner                         Number   Percentage
           ------------------------                        --------- ----------
   John J. McDonnell, Jr.(1).............................. 1,184,199    15.9%
   Gateway Partners.......................................   637,438     8.6
   Southeastern Technology Fund...........................   631,628     8.5
   Bob Lozano.............................................   541,572     7.3
   Account Management Corporation.........................   497,154     6.7
   James E. McKee III, Trustee; James & Christy McKee
    Trust;
    Christy McKee, Trustee................................   482,664     6.5
   BOME Investors, Inc....................................   442,443     5.9
   Dunluce Investors II, LLC..............................   379,319     5.1

--------
(1) Includes (i) 379,320 shares owned by Dunluce Investors II, LLC; (ii) 274,358 shares owned by McDonnell & Associates, L.P.; and (iii) 383,521 shares issuable upon exercise of stock options within 60 days from August 1, 2000. Mr. McDonnell is the President of McDonnell Holdings, Inc., which serves as both the general partner of McDonnell & Associates, L.P. and the manager of Dunluce Investors II, LLC, respectively. Mr. McDonnell disclaims beneficial ownership of the shares held by Dunluce Investors II, LLC and McDonnell & Associates, L.P.

Will the Shares Issued to the PaylinX Stockholders be Registered with the Securities and Exchange Commission?

   The shares of our common stock to be issued in the merger will not be registered with the Securities and Exchange Commission in reliance upon the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the exemption is contingent upon the issuance by the State of California of a permit qualifying the issuance of the shares issued in the merger. For purpose of obtaining the permit and claiming the exemption under Section 3(a)(10), we have requested that a public hearing be conducted by the California Commissioner of Corporations on the fairness of the terms and conditions set forth in the Agreement and Plan of Merger. If, based on the facts presented, both in documents submitted in connection with the hearing and in the process of hearing itself, the issuance of our common stock in connection with the merger is deemed fair, a permit will be issued. Only in the event the hearing is not held or the permit is not granted, we will file a registration statement on Form S-4 to register the shares that we will issue in the merger, and a registration statement on Form S-8 to register the shares to be issued pursuant to the exercise of options to purchase PaylinX stock that we will have assumed, if the merger is consummated.

Does the Merger Require the Notification or Approval of any Regulators?

   Yes.

 Department of Justice and the Federal Trade Commission

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, or FTC, the merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice and the specified waiting period requirements have been satisfied. The waiting period under the HSR Act expired on August 7, 2000. Neither we nor PaylinX received a request for additional information form the Antitrust Division or the FTC prior to expiration of the waiting period.

 Nasdaq Notification and Acceptance

   Due to the size and nature of the acquisition of PaylinX, we need to notify The Nasdaq Stock Market prior to the issuance of CyberSource stock to the PaylinX stockholders in the merger. We will also obtain acceptance of the notification, if and to the extent it is required.

   We do not anticipate that any additional regulatory approvals will be necessary. However, if we later determine that we must seek such additional approvals, we will seek them as quickly as possible so that we may consummate the merger. PaylinX has agreed to cooperate in all regulatory approval processes.

Have CyberSource and PaylinX had any Significant Business Dealings with One Another in the Past?

   No.

                     INFORMATION ABOUT PAYLINX CORPORATION

Description of PaylinX's Business

 Overview

   PaylinX, a privately held company incorporated in 1996 with primary operations in St. Louis, is a leader in multi-channel enterprise payment solutions. The PaylinX payment server is a robust, enterprise-wide transaction processing platform that manages the authorization and settlement of credit card and other payment transactions in real-time through built-in connections with third-party processors and merchant-acquiring banks. The fully scalable PaylinX payment solution enables businesses to accept and process payment transactions through multiple enterprise sales channels--Web storefronts, call centers, interactive voice response (IVR) systems, in-store point-of-sale systems and kiosks--seamlessly through a single uniform payment architecture.

 Industry Background

   In response to the growth of the Internet as a means of doing business, many businesses have sought to develop an eCommerce capacity. To date, these businesses have tended to focus on marketing and the appearance of their web sites, rather than back-end payment and transaction processing systems. Although many e-businesses have implemented a variety of solutions to improve the online customer shopping experience, these solutions generally do not provide good payment processing, in many instances resulting in slow or incomplete transactions.

   Traditional electronic processing of transactions suffers from several problems, including:

  . Limited scalability. Traditional electronic payment processing has different, uncoordinated processing systems for different payment channels, resulting in added cost and inefficiency as the business expands.

  . Merchant Needs. Current payment processing systems are not merchant-focused. This means, for example, that merchants are typically limited to a single third-party processor for authorization and settlement of transactions, and switching between processors is difficult.

  . Legacy and Internal Processes. Legacy payment processing systems typically do not integrate with other internal processes, such as accounting, inventory management or enterprise resource planning systems.

 Products and Technology

   PaylinX has developed a software package to address the shortcomings of traditional payment processing. Merchants are able to license the software, install it quickly, and have all of their payment channels coordinated and processed through a single, efficient system. The software has features that address many of the needs discussed above, including:

  . Scalable solution. The PaylinX software accepts and processes payments from multiple payment channels. Furthermore, the PaylinX software utilizes "multi-threaded" processing, meaning transactions are processed independently, reducing congestion and delay from high transaction volume. These features permit merchants to easily add payment channels to those already existing.

  . Merchant-Centered Service. The PaylinX software communicates with different third party processors, merchant banks and card issuers. This permits the merchant to switch among processors depending upon which offers the lowest transaction fees. Merchants are also able to select among processors that accept different forms of payment, such as credit cards, purchasing cards and debit cards.

  . Integration with other systems. The PaylinX software interfaces with existing business applications such as inventory management, accounting and enterprise resource planning. The PaylinX software has a report generation module that consolidates reports across these different systems.

   In short, the PaylinX software provides an integrated solution, giving merchants the ability to handle all types of payment channels while also offering other distinct advantages of centralized payment processing.

              SELECTED CONSOLIDATED FINANCIAL DATA FOR CYBERSOURCE

   The following selected consolidated financial data should be read in conjunction with our Supplemental Consolidated Financial Statements and notes thereto. The consolidated statement of operations data for the years ended December 31, 1999, 1998 and 1997 and the consolidated balance sheet data as of December 31, 1999 and 1998 are derived from our Supplemental Consolidated Financial Statements which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this proxy statement, and are qualified by reference to such Supplemental Consolidated Financial Statements and the Notes thereto. The consolidated statement of operations data for the period from March 20, 1996 (date of inception) to December 31, 1996 and the consolidated balance sheet data as of December 31, 1997 and 1996 are derived from our Consolidated Financial Statements not included herein which have been audited by Ernst & Young LLP, independent auditors. The consolidated financial data as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 was derived from unaudited financial statements incorporated by reference elsewhere in this proxy statement. We have prepared this unaudited financial information on the same basis as the audited supplemental consolidated financial statements and have included all adjustments consisting only of normal recurring adjustments that we consider necessary for a fair presentation of our financial position and operating results for the periods presented. When you read this consolidated financial data, you should also read the Supplemental Consolidated Financial Statements and related notes included in this proxy statement. The historical results are not necessarily indicative of future results. We have paid no cash dividends on the common stock.

   The unaudited selected consolidated pro forma financial data of CyberSource and PaylinX is derived from the unaudited pro forma condensed combined financial statements of CyberSource and PaylinX and should be read in conjunction with such pro forma statements and notes thereto which are included elsewhere in this proxy statement. For pro forma purposes, CyberSource's historical supplemental consolidated statement of operations data for the year ended December 31, 1999 have been combined with PaylinX's historical consolidated statements of operations data for the year ended December 31, 1999 and CyberSource's historical consolidated statement of operations data for the six months ended June 30, 2000 have been combined with PaylinX's historical consolidated statement of operations data for the six months ended June 30, 2000, both giving effect to the PaylinX merger as if it had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet data combines CyberSource's and PaylinX's historical consolidated balance sheet data as of June 30, 2000, giving effect to the PaylinX merger as if it had occurred as of June 30, 2000.

   The consolidated pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the PaylinX merger had been in effect during the periods presented, nor is it necessarily indicative of future operating results or financial position. In particular, the actual adjustments to the valuation of PaylinX's assets and liabilities in connection with the acquisition may vary significantly from the preliminary estimates reflected in the pro forma financial information.

                                                        Period From
                          Years Ended December 31,     March 20, 1996   Six Months Ended June 30,
                          ---------------------------  (Inception) to --------------------------------
                                                        December 31,                          2000
                            1999      1998     1997         1996        2000      1999    Pro Forma(2)
                          --------  --------  -------  -------------- --------  --------  ------------
                                           (in thousands, except per share data)
CyberSource Consolidated
 Statements of Opera-
 tions Data:
Revenues................  $ 12,931  $  3,384  $   968     $   144     $ 13,838  $  4,249    $ 19,690
Cost of revenues........    10,948     3,471      324         137       10,747     3,750      11,399
                          --------  --------  -------     -------     --------  --------    --------
Gross profit (loss).....     1,983       (87)     644           7        3,091       499       8,291
Operating expenses:
 Product development....     7,807     3,831    2,300         338        6,543     3,096       9,186
 Sales and marketing....    15,110     4,184    1,988         425       12,616     6,424      17,539
 General and
  administrative........     6,023     2,079      681         387        6,087     2,236       9,965
 Acquisition related
  costs.................       --        --       --          --           834       --          834
 Deferred compensation
  amortization..........     4,716        18      --          --           411       223      26,601
                          --------  --------  -------     -------     --------  --------    --------
   Total operating
    expenses............    33,656    10,112    4,969       1,150       26,491    11,979      64,125
                          --------  --------  -------     -------     --------  --------    --------
Loss from operations....   (31,673)  (10,199)  (4,325)     (1,143)     (23,400)  (11,480)    (55,834)
Interest income
 (expense), net.........     1,828       (48)     (13)        --         3,793       (26)      3,536
                          --------  --------  -------     -------     --------  --------    --------
Net loss................  $(29,845) $(10,247) $(4,338)    $(1,143)    $(19,607) $(11,506)   $(52,298)
                          ========  ========  =======     =======     ========  ========    ========
Basic and diluted net
 loss per share(1)......  $  (1.95) $  (2.08)                         $  (0.76) $  (1.78)   $  (1.53)
                          ========  ========                          ========  ========    ========
Shares used in computing
 basic and diluted net
 loss per share(1)......    15,267     4,924                            25,801     6,472      34,252
                          ========  ========                          ========  ========    ========

                                   December 31,                 June 30,
                           -----------------------------  ---------------------
                                                                       2000
                             1999    1998     1997  1996    2000   Pro Forma(2)
                           -------- -------  ------ ----  -------- ------------
                                             (in thousands)
CyberSource Consolidated
 Balance Sheet Data:
Cash, cash equivalents
 and short-term
 investments.............  $140,269 $11,422  $2,000 $--   $116,096   $127,631
Working capital
 (deficit)...............   137,951   7,814   2,016  (61)  113,244    120,033
Total assets.............   154,122  15,389   3,735  106   138,657    302,828
Long-term obligations,
 net of current portion..       444     256      33  --        204      1,040
Redeemable convertible
 preferred stock.........       --   18,911   2,097  --        --         --
Total stockholders'
 equity (net capital
 deficiency).............   146,559  (8,668)  1,037  421   129,685    285,235

--------
(1) See Note 1 of Notes to Supplemental Consolidated Financial Statements for an explanation of the number of shares used in computing per share amounts. Until December 31, 1997, CyberSource was operated as a division of Beyond.com Corporation and had no outstanding common or preferred shares and, therefore, there are no loss per share amounts for the 1997 and 1996 periods.
(2) For an explanation of the calculation of pro forma amounts, see Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    HISTORICAL AND PRO FORMA PER SHARE DATA

   The table below presents historical per share financial information for CyberSource and PaylinX. This information should be read in conjunction with the audited supplemental consolidated financial statements and unaudited interim consolidated financial statements and notes thereto of CyberSource, which are included or incorporated by reference in this proxy statement and the audited consolidated financial statements and unaudited interim consolidated financial statements and notes thereto of PaylinX, which are included in this proxy statement. In addition, it is important that you read the Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement. However, pro forma information is not necessarily indicative of what the actual financial results would have been had the PaylinX merger taken place on June 30, 2000 or December 31, 1999, or at the beginning of any period presented nor do they purport to indicate results of future operations.


                                                              Equivalent
                                                        -----------------------
                                      Historical         Pro Forma   Pro Forma
                                ----------------------- ----------- -----------
                                CyberSource   PaylinX   CyberSource   PaylinX
                                ----------- ----------- ----------- -----------
                                (unaudited) (unaudited) (unaudited) (unaudited)
   Book value per share:
   June 30, 2000..............    $ 5.73      $(9.52)     $ 8.28      $ 9.94
   December 31, 1999..........      4.99       (8.19)        --          --
   Net income (loss) per share
    basic and diluted:
   For the six months ended
    June 30, 2000.............     (0.76)      (3.27)      (1.53)      (1.84)
   For the year ended December
    31, 1999..................     (1.95)      (8.82)      (4.14)      (4.97)
   Dividends per share:
   For the six months ended
    June 30, 2000.............       --          --          --          --
   For the year ended December
    31, 1999..................       --          --          --          --

                      SELECTED FINANCIAL DATA FOR PAYLINX

   The following selected financial data should be read in conjunction with the PaylinX Financial Statements and Notes thereto. The statement of operations data for the years ended December 31, 1999, 1998 and 1997 and the balance sheet data as of December 31, 1999 and 1998 are derived from the PaylinX Financial Statements which have been audited by Arthur Andersen LLP, independent auditors, and are included elsewhere in this proxy statement, and are qualified by reference to such Financial Statements and the notes thereto. The statement of operations data for the period from August 20, 1996 to December 31, 1996 and the balance sheet data as of December 31, 1997 is derived from PaylinX Financial Statements not included herein which have been audited by Arthur Andersen LLP, independent auditors. The financial data as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 was derived from unaudited financial statements included elsewhere in this proxy statement. PaylinX has prepared this unaudited financial information on the same basis as its audited financial statements and has included all adjustments, consisting only of normal recurring adjustments, that it considers necessary for a fair presentation of its financial position and operating results for the periods presented. When you read this financial data, you should also read the PaylinX Financial Statements and related notes included in this proxy statement. The historical results are not necessarily indicative of future results. PaylinX has paid no cash dividends on its common or preferred stock.

                                                    Period from
                                                  August 20, 1996
                          Year Ended December     (Inception) to    Six Months
                                  31,              December 31,   Ended June 30,
                          ----------------------  --------------- ----------------
                            1999    1998   1997        1996        2000     1999
                          --------  -----  -----  --------------- -------  -------
                                (In thousands, except per share amounts)
PaylinX Statement of Op-
 erations Data:
Net revenues............  $  3,160  $ 745  $ 437      $   71      $ 5,852  $   893
Operating loss..........   (15,837)  (602)  (129)       (188)      (6,244)  (2,658)
Net loss................   (16,045)  (681)  (148)       (192)      (6,501)  (2,624)
Basic and diluted loss
 per common share.......     (8.82) (0.37) (0.08)      (0.22)       (3.27)   (1.41)

                                    As of December 31,
                                -----------------------------  As of  June 30,
                                  1999     1998   1997  1996        2000
                                --------  ------  ----  -----  ---------------
                                              (In thousands)
PaylinX Balance Sheet Data:
Total assets................... $  6,419  $3,662  $253  $  24     $ 18,931
Total long term obligations....    6,601     --    --     --           836
Redeemable convertible
 preferred stock...............    4,437   4,008   --     --        35,917
Total stockholders equity
(deficit)......................  (15,305)   (527)  (38)  (184)     (20,787)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS FOR PAYLINX

   The following discussion of PaylinX's financial condition and results of operations should be read in conjunction with PaylinX's financial statements and related notes included elsewhere in this document. This discussion does not take into account the impact of the contemplated merger with CyberSource.

   PaylinX Corporation is a leader in e-commerce payment solutions, providing businesses with a single, enterprise-wide resource for processing all electronic payments from customers. The PaylinX payment server allows a merchant to accept payments through one channel--or through multiple channels simultaneously, such as over the Internet, through a call center or through IVR systems, through traditional physical point-of-sale sites or kiosks--creating a high-quality, consistent consumer experience.

   PaylinX simplifies and strengthens the payment chain for business-to-consumer and business-to-business commerce at a time when merchant distribution channels are undergoing rapid and forced diversification. The PaylinX platform gives merchants the flexibility to easily add new delivery channels, including Internet channels, which become integrated with the secure payment mechanism from PaylinX. The PaylinX solution is offered as a comprehensive software suite for merchants directly and for companies offering outsourced transaction processing to merchants, as well as a payment gateway for network-based solutions.

   PaylinX's predecessor began system shipments in 1995, and PaylinX now has more than 200 customer installations of the PaylinX payment server. This platform has demonstrated proven, stable performance when loaded with high transaction volumes and is broadly scalable to handle the growth and expansion needs that merchants experience as their business models change over time. The system is based on Windows NT.

   In view of PaylinX's limited operating history, period-to-period comparisons of PaylinX's revenues and operating results, including PaylinX's operating expenses as a percentage of total revenues, may not be meaningful and should not be relied upon as indications of future performance. Moreover, PaylinX's historical growth rates should not be relied upon as indications of future results.

Results of Operations

 Six Months ended June 30, 2000 and 1999

   Revenues. Revenues increased to $5.9 million for the six months ended June 30, 2000, an increase of approximately $5.0 million or 555.5% as compared to $0.9 million for the six months ended June 30, 1999. This increase is primarily due to the addition of customers for the PaylinX license software products and maintenance contracts. License software revenues were $5.1 million for the six months ended June 30, 2000, an increase of approximately $4.4 million or 588.3% as compared to $0.7 million for the six months ended June 30, 1999. Maintenance and recurring revenues were approximately $0.7 million for the six months ended June 30, 2000, an increase of approximately $0.6 million or 386.3% as compared to $0.1 million for the six months ended June 30, 1999.

   Cost of Revenues. Cost of revenues consists primarily of costs incurred in the packaging and shipping, costs of software installation, media and manuals as well as personnel costs associated with customer support and service operations. Cost of revenues increased to $0.7 million or 11.1% of revenues for the six months ended June 30, 2000 from $0.2 million or 20.0% of revenues for the six months ended June 30, 1999. The increase in dollars is primarily due to the addition of customer support personnel and related costs to support the increase in customers' demand for PaylinX products.

   Research and Development. Research and development expenses consist primarily of compensation and related costs of employees who are engaged in the research, design of product enhancements and upgrades. Research and development expenses increased to $2.6 million for the six months ended June 30, 2000 from $1.1 million for the six months ended June 30, 1999. The increase is primarily a result of the addition of personnel and the associated costs. PaylinX expects research and development costs to increase in absolute dollars as it hires additional personnel and continues to enhance product offerings.

   Selling and Marketing. Selling and marketing expenses consist primarily of compensation and travel expenses of sales, alliance and marketing personnel, market research and advertising costs. Sales and marketing expenses increased to $4.9 million for the six months ended June 30, 2000 compared to $1.0 million for the six months ended June 30, 1999. The increase is primarily as result of higher personnel costs and related expenses, including commissions associated with the increase in sales and the addition of personnel. PaylinX expects sales and marketing expenses to increase in absolute dollars as it increases sales and marketing personnel and associated expenses.

   General and Administrative. General and administrative expenses consist primarily of compensation of administrative personnel, fees for outside professional services, facilities costs and related overhead. General and administrative costs increased to $3.9 million for the six months ended June 30, 2000 compared to $1.3 million for the six months ended June 30, 1999. The increase is primarily a result of the addition of personnel and related overhead. PaylinX expects general and administrative expenses to increase in absolute dollars to support the expected growth of its business.

   Interest Expense/(Income). Interest expense/(income) increased to $0.3 million for the six months ended June 30, 2000 as compared to $0.01 million for the six months ended June 30, 1999. The increase in expense was mainly due to the issuance from June to September 1999 of $5.8 million in Convertible Promissory Notes (Convertible Notes) and the issuance in November and December of 1999 of $4.0 million in Short-Term Bridge Notes (Short-Term Notes). The Convertible Notes were convertible into Series B Preferred Stock (Series B Preferred) at 110% of the original note value upon completion of a subsequent funding round of at least $10.0 million. The Convertible Notes had an interest rate of 8% payable in either cash or additional Series B Preferred shares. The Convertible Notes matured on the earliest of one year from the date of execution of the Convertible Notes, issuance of the Series B Preferred shares or a merger involving the Company. The Short-Term Notes had an interest rate of 9% and were due within 90 days of issuance. In January 2000, PaylinX issued Series B Preferred shares and all Convertible Notes, Short-Term Notes and associated interest were converted into Series B Preferred shares. The interest expense charge associated with the conversion of the Convertible Notes was partially offset by interest income from PaylinX's investment activities.

   Income Taxes. No provision for federal and state income taxes was recorded as PaylinX has incurred net operating losses since inception.

 Years Ended December 31, 1999 and 1998

   Revenues. Revenues increased to $3.2 million in 1999, an increase of approximately $2.4 million or 324.1% as compared to $0.7 million in 1998. This increase was due to the addition of customers for PaylinX's license software products and maintenance contracts. License software revenues were $2.7 million in 1999, an increase of approximately $2.1 million or 356.0% as compared to $0.6 million in 1998. Maintenance revenues were approximately $0.5 million in 1999, an increase of approximately $0.3 million or 202.2% as compared to $0.2 million in 1998.

   Cost of Revenues. Cost of revenues increased to $0.6 million or 19.2% of revenues in 1999 from $0.1 million or 10.7% in 1998. The increase in dollars was primarily due to the addition of customer support personnel and related costs to support the increase in customers' demand for PaylinX products.

   Research and Development. Research and development expenses increased to $4.1 million in 1999 from $0.3 million in 1998. The increase was primarily a result of the addition of personnel and the associated costs.

   Selling and Marketing. Selling and marketing expenses increased to $7.0 million in 1999 compared to $0.3 million in 1998. The increase was primarily a result of higher personnel cost and related expenses, including commissions associated with the increase in sales and the addition of personnel.

   General and Administrative. General and administrative costs increased to $6.9 million in 1999 compared to $0.7 million in 1998. The increase was primarily as a result of the addition of personnel and related overhead.

   Loss on Disposal of Assets. In 1999 PaylinX recorded a loss on disposal of assets of $0.4 million as result of the sale of excess office equipment furniture.

   Interest Expense. Interest expense increased to $0.3 million in 1999 as compared to $20,000 in 1998. The increase was mainly due to the issuance from June to September 1999 of $5.8 million in Convertible Notes and the issuance in November and December of 1999 $4.0 million in Short-Term Notes. In January 2000, PaylinX issued Series B Preferred shares and all Convertible Notes, Short-Term Notes and associated interest were converted into Series B Preferred shares.

   Income Taxes. No provision for federal and state income taxes was recorded as PaylinX has incurred net operating losses since inception.

 Years Ended December 31, 1998 and 1997

   Revenues. Revenues increased to $0.7 million in 1998, an increase of approximately $0.3 million or 70.6% as compared to $0.4 million in 1997. This increase was due to the addition of customers for PaylinX's license software products and maintenance contracts. License software revenues were $0.6 million in 1998, an increase of approximately $0.2 million or 57.6% as compared to $0.4 million in 1997. Maintenance revenues were approximately $0.2 million in 1998, an increase of approximately $0.1 million or 148.7% as compared to $0.1 million in 1997.

   Cost of Revenues. Cost of revenues increased to $0.1 million or 10.7% of revenues in 1998 from $30,000 or 6.9% in 1997. The increase in dollars was primarily due to the addition of customer support personnel and related costs to support the increase in customers' demand for PaylinX products.

   Research and Development. Research and development expenses increased to $0.3 million in 1998 from $0.1 million in 1997. The increase was primarily a result of the addition of personnel and the associated costs.

   Selling and Marketing. Selling and marketing expenses increased to $0.3 million in 1998 compared to $0.1 million in 1997. The increase was primarily a result of higher personnel cost and related expenses, including commissions associated with the increase in sales and the addition of personnel.

   General and Administrative. General and administrative costs increased to $0.7 million in 1998 compared to $0.3 million in 1997. The increase was primarily a result of the addition of personnel and related overhead.

   Income Taxes. No provision for federal and state income taxes was recorded as PaylinX has incurred net operating losses since inception.

Liquidity and Capital Resources

   Cash and cash equivalents increased by approximately $10.8 million to $11.5 million as of June 30, 2000 compared to $0.75 million at December 31, 1999. In January 2000, PaylinX issued 3,836,472.15 shares of Series B Preferred for $7.824538 per share, or $30.0 million proceeds in the aggregate. The $5.8 million of Convertible Notes (at 110% of the original note value), $4.0 million of Short-Term Notes and the associated accrued interest on the Convertible Notes and the Short-Term Notes were converted or exchanged for shares of the Series B Preferred and are included in the total proceeds. The increase in cash as a result of the issuance of the Series B Preferred was partially offset by PaylinX's continued operating losses.

   Under the terms of PaylinX's certificate of incorporation, each share of Series A Preferred and Series B Preferred may be converted at any time into one share of common stock, subject to certain conversion adjustments as defined in the certificate of incorporation. The Series A Preferred and the Series B Preferred will be converted automatically into common stock upon an initial public offering valued at not less than $20 million.

   The holders of the Series A Preferred and Series B Preferred may require PaylinX to redeem half of the then outstanding shares of Series A Preferred and Series B Preferred on the fifth anniversary of the original issuance date, half of the then outstanding shares of Series A Preferred and Series B Preferred on the sixth anniversary of the original issuance date and the remaining outstanding shares of Series A Preferred and Series B Preferred on the seventh anniversary of the original issuance date. The redemption price at each of the redemption dates will be the greater of $5 and $7.824538 per share, respectively, or fair market value, plus any declared and unpaid dividends for the Series A Preferred and Series B Preferred. The fair market value of the Series A Preferred and Series B Preferred is to be determined by independent appraisers appointed by PaylinX and the Series A Preferred and Series B Preferred stockholders.

   The Series A Preferred and Series B Preferred stockholders have preemptive rights to purchase new issuances of securities.

   PaylinX believes that its current cash and investment balances will be sufficient to meet its working capital and capital requirements for at least the next twelve months. PaylinX's future capital requirements will depend on many factors including the level of investment it makes in new products or new technologies. PaylinX's current cash balance may be insufficient to meet its future funding requirements, and PaylinX may need to obtain additional equity or debt financing. Additional funds may not be available to PaylinX on a timely basis or on acceptable terms.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 1.

                                  PROPOSAL 2:

     RATIFICATION AND APPROVAL OF AMENDMENTS TO OUR 1999 STOCK OPTION PLAN

Why Do You Need to Increase the Shares Reserved for Issuance?

   You are being asked to act upon a proposal to approve the action of the Board of Directors amending our 1999 Stock Option Plan. The proposed amendment to our option plan will increase the number of shares of common stock reserved for issuance under the plan from 6,000,000 shares to 7,000,000 shares.

   At the time of its adoption, our plan reserved 2,500,000 shares of common stock for issuance thereunder. Subsequently, at the Annual Meeting of Stockholders held on May 4, 2000, you ratified and approved amendments to the plan to increase the number of shares reserved for issuance thereunder from 2,500,000 to 6,000,000 shares. We are now seeking to increase the number of shares of common stock reserved under our option plan because we have agreed to issue approximately 514,872 options to PaylinX employees under our option plan at the time the merger becomes effective. In order to satisfy our obligations, we must increase the number of shares of common stock we have reserved for issuance under our plan.

   As of August 1, 2000, of the 6,000,000 shares initially reserved for issuance, as may be adjusted, only 3,292,277 remained available for future grants under the plan.

   In addition, the Board of Directors believes that the attraction and retention of high quality personnel are essential to our continued growth and success and that a stock option plan, such as our 1999 Stock Option Plan, is necessary for us to remain competitive in our compensation practices. The increase in the number of reserved shares is intended to support our requirements for stock option grants to both current employees and future employees.

   The proposal to amend our 1999 Stock Option Plan to increase the number of reserved shares must receive the affirmative vote of a majority of the shares of our common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The CyberSource Corporation 1999 Stock Option Plan

   A general description of the principal terms of our option plan is set forth below. This description is qualified in its entirety by the terms of our option plan, a copy of which is attached to this proxy statement as Annex C and is incorporated by reference herein. In the following discussion of our option plan, capitalized terms have the same meanings as defined in our option plan, unless otherwise noted.

 General Description

   The purposes of the option plan are to give our employees and others who perform substantial services for us an incentive, through ownership of our common stock, to continue to serve the company and to help us compete effectively with other enterprises for the services of qualified individuals.

   The option plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees, including officers and employee directors, of CyberSource or any of our parent or subsidiary corporation. Nonqualified stock options may be granted to employees, directors and consultants. As of August 1, 2000, options to purchase 3,270,750 shares had been granted under the option plan, options to purchase 563,027 shares had been cancelled under the option plan and returned to the pool of shares authorized and available for grant and options to purchase 2,473,942 shares were outstanding. As of August 1, 2000, the number of executive officers, employees, consultants and directors of CyberSource and our subsidiaries that were eligible to receive grants under our option plan was approximately 343 persons.

 Amendment to Increase Shares Reserved

   The current number of shares reserved for issuance under our option plan is 6,000,000. The proposed amendment to our option plan provides that the number of shares reserved for issuance will be increased by 1,000,000 shares to a total reserve of 7,000,000 shares.

 Code Section 162(m) Limitations

   On May 4, 2000, our option plan was amended to limit the maximum number of options which may be awarded to an employee eligible to receive options under the plan in any fiscal year to 1,000,000 shares. The purpose of the amendment was to ensure that any options granted under the option plan after May 2000 will qualify as "performance-based compensation" under Code Section 162(m).

 Administration

   Our option plan is administered, with respect to grants to directors, officers, consultants, and employees, by a plan administrator (the "Administrator"), which is defined as the Board of Directors or a committee designated by the Board of Directors. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 of the Securities Exchange Act of 1934, as amended. With respect to options subject to Code
Section 162(m), the committee will be comprised solely of two or more "outside directors," as defined under Code Section 162(m) and applicable tax regulations.

 Amendment and Termination

   The Board of Directors may at any time amend, suspend or terminate our option plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, we will obtain stockholder approval of any amendment to our option plan in such a manner and to such a degree as required. Our option plan will terminate in January 2009 unless previously terminated by the Board of Directors.

 Other Terms

   The Administrator has the authority to select individuals who are to receive options under our option plan and to specify the terms and conditions of options granted (including whether or not the options are ISOs or nonqualified stock options), the vesting provisions, the option term and the exercise price. The exercise price of ISOs granted under our option plan will equal the fair market value of our common stock on the date of grant (except in the case of grants to any person holding more than 10% of the total combined voting power of all classes of CyberSource, or any of our parent's or subsidiary's, stock in which case the exercise price will equal 110% of the fair market value on the date of grant). The exercise price of nonqualified stock options shall not be less than 85% of the fair market value on the date of grant. The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) will not be less than 100% of the fair market value. Option holders may pay for an exercise in cash or other consideration, including a promissory note, as approved by the Administrator.

   Generally, options granted under our option plan (other than those granted to non-employee directors) vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest in equal portions over the following 36 months, so that all shares are vested after four years. The form of stock option grant under our option plan used to grant options to our employees provides for accelerated vesting of half of all unvested shares upon involuntary termination of employment with CyberSource without cause occurring within one year of a change in control of CyberSource.

   Unless otherwise provided by the Administrator, an option granted under our option plan generally expires ten years from the date of grant (five years in the case of an incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of our stock, or the stock of our parents or subsidiaries, or, if earlier, 30 days after the optionee's termination of employment or service with the company or any of our affiliates for any reason other than termination for death or disability, or one year after termination for death or total and permanent disability and six months in the case of other types of disability). Options granted under our option plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by the optionee.

   In the event of (i) a merger or consolidation as a result of which the holders of our voting securities prior to the transaction hold shares representing less than 51% of our voting securities after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in our stockholders and the options granted under our option plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of our assets, the successor corporation will assume or substitute the options we have granted under our option plan or will provide substantially similar consideration to optionees as is provided to stockholders. In the event the successor corporation refuses to assume or substitute outstanding options as provided above, or in the event of our dissolution or liquidation, outstanding options will expire, notwithstanding any contrary terms in the grant, on a date specified in a written notice sent to all optionees (at least 20 days after the date of the notice).

   Our option plan also provides for automatic grants to non-employee directors. Each non-employee director, upon initial election or appointment to the Board of Directors, is entitled to receive options to purchase 5,000 shares of common stock, provided that the election or appointment does not occur within the last quarter of a given year. Thereafter, each non-employee director is entitled to receive options to purchase 5,000 shares of common stock annually on January 1 of each year, provided he or she is a non-employee director on the date of grant and has continuously been an active member of the Board of Directors for the year prior to the grant date. Options granted to non-employee directors pursuant to the automatic grant provisions of our option plan are immediately exercisable, nonqualified stock options with an exercise price equal to the fair market value of our common stock as of the date of grant and remain subject to a right of repurchase as determined under the option plan. Grants to non-employee directors are subject to the general requirements of our option plan.

 Certain Federal Tax Consequences

   The grant of a nonqualified stock option under our option plan will not result in any federal income tax consequences to us or the optionee. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

   The grant of an ISO under our option plan will not result in any federal income tax consequences to us or the optionee. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. Shares of restricted stock may also be granted under our option plan.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse.

   This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than twelve months and depending on how long the stock has been held since the restrictions lapsed.

   We do not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

   The foregoing is only a summary of the current effect of federal income taxation upon us and the grantee with respect to the shares purchased under our option plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

                     RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                                 OTHER BUSINESS

   The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

                           INCORPORATION BY REFERENCE

   We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy such reports, statements and other information that in the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the Security and Exchange Commission's Internet website, at http://www.sec.gov.

   As allowed by the Securities and Exchange Commission rules, we can "incorporate by reference" certain information into this document, which means we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information that contradicts information contained directly in this document.

   This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission.

   These documents contain important information about us and our financial condition that is not included or delivered with the proxy statement.

     CyberSource SEC Filings                     Period

     Annual Report on Form 10-K                  Year ended December 31, 1999
     Current Report on Form 8-K                  Filed on January 25, 2000
     Current Report on Form 8-K/A                Filed on March 27, 2000
     Quarterly Report on Form 10-Q               Quarter ended March 30, 2000
     Quarterly Report on Form 10-Q               Quarter ended June 30, 2000

   We incorporate by reference additional documents that we may file with the Securities and Exchange Commission between the date of this document and the date of the annual stockholder meeting. These include Current Reports on Form 8-K. You may obtain documents incorporated be reference from the Securities and Exchange Commission's website described above or directly from us, without charge, by requesting them by telephone, e-mail or in writing at:

     Investor Relations
     CyberSource Corporation
     1295 Charleston Road
     Mountain View, CA 94043
     (650) 965-6000
     ir@cybersource.com

   If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the special meeting in order to receive timely delivery of such documents.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 17, 2000. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and the mailing of this document does not create any implication to the contrary.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Richard Scudellari
                                          By:__________________________________
                                         Name: Richard Scudellari
                                          Title:Secretary

Dated: August 17, 2000
Mountain View, California

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
   UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
   Unaudited Pro Forma Condensed Combined Statement of Operations for the
    Year Ended December 31, 1999..........................................  F-3
   Unaudited Pro Forma Condensed Combined Statement of Operations for the
    Six Months Ended June 30, 2000........................................  F-4
   Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30,
    2000..................................................................  F-5
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements...  F-6
   CYBERSOURCE--DECEMBER 31, 1999
   Report of Ernst & Young LLP, Independent Auditors......................  F-10
   Supplemental Consolidated Balance Sheets...............................  F-11
   Supplemental Consolidated Statements of Operations.....................  F-12
   Supplemental Consolidated Statement of Redeemable Convertible Preferred
    Stock, Division Equity and Stockholders' Equity (Net Capital
    Deficiency)...........................................................  F-13
   Supplemental Consolidated Statements of Cash Flows.....................  F-14
   Notes to Supplemental Consolidated Financial Statements................  F-15
   PAYLINX AUDITED FINANCIAL STATEMENTS
   Report of Arthur Andersen LLP, Independent Public Accountants..........  F-28
   Balance Sheets.........................................................  F-29
   Statements of Operations...............................................  F-30
   Statements of Convertible Redeemable Preferred Stock and Stockholders'
    Equity (Deficit)......................................................  F-31
   Statements of Cash Flows...............................................  F-32
   Notes to Financial Statements..........................................  F-33
   PAYLINX UNAUDITED FINANCIAL STATEMENTS
   Unaudited Balance Sheets...............................................  F-39
   Unaudited Statements of Operations.....................................  F-40
   Unaudited Statements of Cash Flows.....................................  F-41
   Notes to Unaudited Financial Statements................................  F-42

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The unaudited pro forma condensed combined financial information for CyberSource set forth below gives effect to the acquisition of PaylinX. The historical financial information set forth below has been derived from, and is qualified by reference to, the supplemental consolidated financial statements of CyberSource and the consolidated financial statements of CyberSource and PaylinX, and should be read in conjunction with those financial statements and the notes thereto incorporated by reference or included elsewhere herein.

   In July 2000, we initiated a transaction whereby a wholly-owned subsidiary of CyberSource will be merged with and into PaylinX, and PaylinX will become a wholly-owned subsidiary of CyberSource. In connection with the merger we will issue approximately 8.45 million shares of our common stock to PaylinX stockholders in exchange for PaylinX outstanding common and preferred stock, and reserve for issuance upon exercise of options and warrants we assumed in connection with the PaylinX merger approximately 2,916,000 and 17,000 shares of our common stock, respectively. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 1999 and the six months ended June 30, 2000 set forth below give effect to the acquisition as if it occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 set forth below gives effect to the acquisition of PaylinX as if it occurred on June 30, 2000.

   The PaylinX acquisition will be accounted for using the purchase method of accounting. The Pro Forma Financial Statements have been prepared on the basis of assumptions described herein.

   CyberSource expects to incur integration costs, the amount of which is uncertain at this time, subsequent to the consummation of the acquisition. The Pro Forma Condensed Combined Statements of Operations does not include the costs of integration, as these costs will affect future operations and do not qualify as liabilities in connection with a purchase business combination under EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

   The unaudited pro forma condensed combined balance sheet set forth herein combines the balance sheets of CyberSource and PaylinX as of June 30, 2000. The unaudited pro forma condensed financial information set forth herein combines the supplemental statement of operations of CyberSource for the year ended December 31, 1999 and the PaylinX statement of operations for the year ended December 31, 1999. The unaudited pro forma condensed financial information set forth herein also combines the statement of operations of CyberSource for the six months ended June 30, 2000 and the PaylinX statement of operations for the six months ended June 30, 2000. This pro forma condensed financial information reflects certain adjustments, including among others, adjustments to reflect the amortization of intangible assets and goodwill acquired and deferred compensation related to assumed options. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes to the financial statements of CyberSource and PaylinX which are incorporated by reference or included elsewhere herein. The unaudited pro forma condensed combined financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of CyberSource would actually have been if the PaylinX acquisition and related transaction had in fact occurred on such date or to project the future consolidated results of operations or financial condition of CyberSource.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      For the Year Ended December 31, 1999
                    (In thousands, except per share amounts)

                                                Total     Pro Forma
                         CyberSource PaylinX   Combined  Adjustments    Total
                         ----------- --------  --------  -----------   --------
Net revenues............  $ 12,931   $  3,160  $ 16,091   $    --      $ 16,091
Cost of revenues........    10,948        606    11,554        --        11,554
                          --------   --------  --------   --------     --------
Gross profit............     1,983      2,554     4,537        --         4,537
Operating expenses
  Product development...     7,807      4,067    11,874        --        11,874
  Sales and marketing...    15,110      6,986    22,096        --        22,096
  General and
   administrative.......     6,023      6,894    12,917        --        12,917
  Goodwill and deferred
   compensation
   amortization.........     4,716        --      4,716    37,713 (7)    57,092
                                                            1,167 (7)
                                                            2,500 (7)
                                                            2,600 (7)
                                                            3,533 (8)
                                                            4,863 (9)
                          --------   --------  --------   --------     --------
Total operating
 expenses...............    33,656     17,947    51,603     52,376      103,979
Loss from operations....   (31,673)   (15,393)  (47,066)   (52,376)     (99,442)
Interest income.........     2,123        --      2,123        --         2,123
Interest and other
 expense................      (295)      (652)     (947)       --          (947)
                          --------   --------  --------   --------     --------
Net loss................  $(29,845)  $(16,045) $(45,890)  $(52,376)    $(98,266)
                          ========   ========  ========   ========     ========
Basic and diluted net
 loss per share.........  $  (1.95)  $  (8.82)                         $  (4.14)
                          --------   --------                          --------
Weighted average shares
 of common stock........    15,267      1,867                            23,718
                          ========   ========                          ========


                 See accompanying notes to Unaudited Pro Forma
                    Condensed Combined Financial Information

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                     For the Six Months Ended June 30, 2000
                    (In thousands, except per share amounts)

                                                Total     Pro Forma
                          CyberSource PaylinX  Combined  Adjustments    Total
                          ----------- -------  --------  -----------   --------
Net revenues.............  $ 13,838   $ 5,852  $ 19,690   $    --      $ 19,690
Cost of revenues.........    10,747       652    11,399        --        11,399
                           --------   -------  --------   --------     --------
Gross profit.............     3,091     5,200     8,291        --         8,291
Operating expenses
  Product development....     6,543     2,643     9,186        --         9,186
  Sales and marketing....    12,616     4,923    17,539        --        17,539
  General and
   administrative........     6,087     3,878     9,965        --         9,965
  Acquisition related
   costs.................       834       --        834        --           834
  Goodwill and deferred
   compensation
   amortization..........       411       --        411    18,857 (7)    26,601
                                                              584 (7)
                                                            1,250 (7)
                                                            1,300 (7)
                                                            1,767 (8)
                                                            2,432 (9)
                           --------   -------  --------   --------     --------
Total operating
 expenses................    26,491    11,444    37,395     26,190       64,125
Loss from operations.....   (23,400)   (6,244)  (29,644)   (26,190)     (55,884)
Loss on investment in
 joint venture...........       (31)      --        (31)       --           (31)
Interest income..........     3,879       --      3,879        --         3,879
Interest and other
 expense.................       (55)     (257)     (312)       --          (312)
                           --------   -------  --------   --------     --------
Net loss.................  $(19,607)  $(6,501) $(26,108)  $(26,190)    $(52,298)
                           ========   =======  ========   ========     ========
Basic and diluted net
 loss per share..........  $  (0.76)  $ (3.27)                         $  (1.53)
                           --------   -------                          --------
Weighted average shares
 of common stock.........    25,801     2,042                            34,252
                           ========   =======                          ========


                 See accompanying notes to Unaudited Pro Forma
                    Condensed Combined Financial Information

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              As of June 30, 2000
                                 (In thousands)

                                                                       Pro Forma
                                      CyberSource PaylinX    Total    Adjustments     Total
                                      ----------- --------  --------  -----------    --------
               ASSETS
               ------
Current Assets:
 Cash and cash equivalents..........   $ 41,076   $ 11,535  $ 52,611   $    --       $ 52,611
 Short-term investments.............     75,020        --     75,020        --         75,020
 Accounts receivable, net...........      4,583      2,815     7,398        --          7,398
Prepaid expenses and other current
 assets.............................      1,333        224     1,557        --          1,557
                                       --------   --------  --------   --------      --------
Total current assets................    122,012     14,574   136,586        --        136,586
                                       --------   --------  --------   --------      --------
 Property and equipment, net........     15,420      3,953    19,373        --         19,373
 Investment in joint venture........        730        --        730        --            730
 Other noncurrent assets............        495        404       899        --            899
 Goodwill and other intangible
  assets............................        --         --        --     145,240 (1)   145,240
                                       --------   --------  --------   --------      --------
   Total assets.....................   $138,657   $ 18,931  $157,588   $145,240      $302,828
                                       ========   ========  ========   ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable...................   $  2,053   $    276  $  2,329   $    --       $  2,329
 Other accrued liabilities..........      5,344      1,329     6,673      4,000 (1)    12,173
                                                                          1,500 (3)
 Deferred revenue...................        793      1,360     2,153       (680)(2)     1,473
 Current obligations under capital
  leases............................        578        --        578        --            578
                                       --------   --------  --------   --------      --------
Total current liabilities...........      8,768      2,965    11,733      4,820        16,553
Non-current obligation under capital
 leases.............................        204        --        204        --            204
Other long-term obligations.........        --         836       836        --            836
Redeemable convertible preferred
 stock..............................        --      35,917    35,917    (35,917)(5)       --
Stockholders' equity (net capital
 deficiency):
 Common stock and paid-in capital...    190,341      5,183   195,524    137,156 (5)   369,082
                                                                         32,894 (5)
                                                                         (5,183)(5)
                                                                          8,691 (1)
 Deferred compensation..............       (903)    (1,796)   (2,699)    (8,691)(1)    (9,594)
                                                                          1,796 (4)
 Accumulated other comprehensive
  loss..............................        (54)       --        (54)       --            (54)
 Accumulated deficit................    (59,699)   (24,174)  (83,873)    24,174 (6)   (74,199)
                                                                        (14,500)(6)
                                       --------   --------  --------   --------      --------
   Total stockholders' equity.......    129,685    (20,787)  108,898    176,337       285,235
                                       --------   --------  --------   --------      --------
   Total liabilities and
    stockholders' equity (net
    capital deficiency).............   $138,657   $ 18,931  $157,588   $145,240      $302,828
                                       ========   ========  ========   ========      ========

                 See accompanying notes to Unaudited Pro Forma
                    Condensed Combined Financial Information

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

   For purposes of the pro forma operating data, CyberSource's consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 2000 have been combined with the PaylinX financial statements as of June 30, 2000 and for the six months ended June 30, 2000. CyberSource's supplemental consolidated statement of operations for the year ended December 31, 1999 has been combined with the PaylinX statement of operations for the year ended December 31, 1999.

   The companies have had no significant inter-company activity which would require elimination in preparing the combined condensed financial statements. In addition, the companies have no significantly different accounting policies and procedures which would have required conforming adjustments.

   The accompanying pro forma information should be read in conjunction with the historical financial statements and supplemental financial statements and related notes for both CyberSource and PaylinX, which are either included or incorporated by reference in this proxy statement.

   The pro forma financial statements give effect to CyberSource's acquisition of PaylinX through a merger and exchange of shares. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000 reflect this transaction as if it had taken place at the beginning of the period presented. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to this transaction as if it had taken place on June 30, 2000.

   The merger is being accounted for using the purchase method of accounting. The pro forma financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of PaylinX based on estimated fair value. CyberSource does not expect that the final allocation of the purchase price will differ materially from the preliminary allocations. In the opinion of CyberSource's management, all adjustments necessary to present fairly such pro forma financial statements have been made on the proposed terms and structure of the PaylinX merger.

   In connection with the merger, CyberSource currently expects to incur write-offs related to in-process research and development, of approximately $14.5 million. The Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these charges. The charge related to in-process research and development will be reflected in CyberSource's consolidated financial statements upon the effective time of the merger. The pro forma financial statements do not include the costs of integration, the amount of which is uncertain at this time as they will affect future operations.

   The pro forma financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on January 1, 1999 or June 30, 2000 and do not purport to indicate the results of future operations.

   The pro forma financial statements give effect to the following pro forma adjustments:

     (1) In accordance with the merger agreement, PaylinX will become a wholly owned subsidiary of CyberSource, and all outstanding shares of its common and preferred stock will be converted into shares of CyberSource common stock.

   The PaylinX merger is being accounted for using the purchase method of accounting. The purchase price of $16.23 per share was based on the closing price of CyberSource's stock on July 10, 2000 (the date of the announcement of the merger) and the three days prior and subsequent to the announcement date.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(Continued)


   The purchase price was determined as follows:

                                             PaylinX  CyberSource
                                             Shares     Shares      Fair Value
                                            --------- ----------- --------------
                                                                  (in thousands)
    Shares................................. 7,042,331  8,450,797     $137,156
    Stock options assumed.................. 2,430,128  2,916,153       41,585
    Totals................................. 9,472,459 11,366,950     $178,741

   The PaylinX shares were first converted to CyberSource equivalent shares by taking the number of PaylinX shares multiplied by the exchange ratio of approximately 1.2 per share.

   With respect to stock options assumed as part of the merger, all PaylinX options will be exchanged for CyberSource options and are included as part of the purchase price based on their fair value. Any unvested PaylinX options issued in exchange for unvested CyberSource options are also included as part of the purchase price based on their fair value, however, pursuant to Financial Accounting Standards Board Interpretation Number 44, the portion of the intrinsic value of unvested options that will be deemed to be earned over the remaining vesting period of those options has been deducted from the fair value of the unvested options and will be amortized as deferred compensation over that remaining vesting period. The fair value of the options assumed is based on the Black-Scholes model using the following assumptions:

  . Fair market value of the underlying shares is based on the average closing price of CyberSource's common stock on July 10, 2000 and the three days prior and subsequent to such date.

  . Expected life of 4.0 years

  . Expected volatility of 1.13

  . Risk free interest rate of 5.55%

  . Expected dividend rate of 0%

   Below is a table of the estimated acquisition cost, allocation of excess purchase cost over the fair value of net assets acquired to goodwill and other intangible assets acquired and annual amortization of the goodwill and intangible assets acquired (in thousands, except for asset life);

                                         Estimated                 Annual
                                        Acquisition Asset Life Amortization of
                                           Cost     (in years)   Intangibles
                                        ----------- ---------- ---------------
  Value of common stock and stock
   options issued......................  $178,741
  Transaction costs....................     4,000
                                         --------
    Total estimated acquisition cost...  $182,741
                                         ========
  Historical value of net assets
   acquired of PaylinX at June 30,
   2000................................  $ 15,130      N/A
  Adjustment to state net assets at
   fair market value...................      (820)     N/A
  Assembled workforce..................     3,500        3         $ 1,167
  Customer base........................    13,000        5         $ 2,600
  Developed technology.................    10,600        3         $ 3,533
  In-process technology................    14,500      N/A             N/A
  Covenants-not-to-compete.............     5,000        2         $ 2,500
  Goodwill.............................   113,140        3         $37,713
  Deferred compensation................     8,691      3.5         $ 4,863
                                         --------
    Total..............................  $182,741
                                         ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(Continued)


   Tangible assets of PaylinX acquired in the merger principally include cash and cash equivalents, accounts receivables, and fixed assets. Liabilities of PaylinX assumed in the merger principally include accounts payable, deferred revenue and other liabilities.

   To determine the value of the developed technology the expected future cash flow attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The analysis resulted in a valuation of approximately $10.6 million for developed technology which has reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a 3 year period.

   The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis determined a valuation of approximately $3.5 million for the assembled workforce, and is being amortized on a straight line basis over a 3 year period.

   The value of the customer base of approximately $13.0 million was derived by considering, among other factors, the historical costs to develop customer relationships, the expected income, and the associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning business relationships. The value of the customer base is being amortized over a 5 year period.

   The value of deferred compensation of approximately $8.7 million was derived using the guidance of Financial Accounting Standards Board Interpretation Number 44, the unvested options' intrinsic value, and a vesting ratio of 38% for the remaining vesting period of unvested options. The deferred compensation is being amortized on a graded basis over a 3.5 year period.

   The projects identified as in-process technology at PaylinX are those that will be underway at the time of the PaylinX merger and would, after consummation of the PaylinX merger, require additional effort to establish technological feasibility. These projects have identifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. If an identified project is not successfully completed, there is no alternative future use for the project and the expected future income will not be realized. The estimated amount of the in-process research and development charge represents a preliminary estimate which could materially differ from the actual results that will be experienced by CyberSource as final values will not be established until after the closing of the PaylinX merger.

   The in-process technology acquired from PaylinX in the transaction consists primarily of technology related to replacement and enhancement of PaylinX's core technology, principally multi-channel enterprise payment software.

     (2) The pro forma adjustment to deferred revenue reflects the writedown of deferred revenue to the estimated amount of the cost to provide service under maintenance contracts as of June 30, 2000 plus a profit margin related to such services.

     (3) The pro forma adjustment to accrued liabilities reflects the payments under severance agreements to executives of PaylinX who will be terminated upon the closing of the merger.

     (4) The pro forma adjustment to "deferred compensation" reflects the elimination of PaylinX deferred compensation ($1.8 million).

     (5) The pro forma adjustment to "common stock and additional paid in capital" and "convertible preferred stock" reflects elimination of PaylinX's common and preferred stock ($40.9 million) and the impact of the issuance of CyberSource common stock ($178.7 million) in connection with the merger.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(Continued)


     (6) The pro forma adjustment to "Accumulated Deficit" reflects the elimination of PaylinX's accumulated deficit ($24.0 million) and the in-process technology charge ($14.5 million).

     (7) The pro forma adjustment is for the amortization of goodwill, assembled workforce, covenants-not-to-compete and customer base.

     (8) The pro forma adjustment is for the amortization of developed technology.

     (9) The pro forma adjustment is for the amortization of deferred compensation.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CyberSource Corporation

   We have audited the supplemental consolidated balance sheets of CyberSource Corporation (formed as a result of the consolidation of CyberSource Corporation and ExpressGold.com, Inc.) as of December 31, 1999 and 1998, and the related supplemental consolidated statements of operations, redeemable convertible preferred stock, division equity and stockholders' equity (net capital deficiency), and cash flows of CyberSource Corporation and its predecessor division of Beyond.com Corporation for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the merger of CyberSource Corporation and ExpressGold.com, Inc. on January 10, 2000, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the supplemental consolidated financial position of CyberSource Corporation at December 31, 1999 and 1998, and the supplemental consolidated results of operations and cash flows of CyberSource Corporation and its predecessor division of Beyond.com Corporation for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

San Jose, California
January 17, 2000

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                              December 31,
                                                            ------------------
                           ASSETS                             1999      1998
                           ------                           --------  --------
Current assets:
  Cash and cash equivalents................................ $ 71,673  $ 11,422
  Short-term investments...................................   68,596       --
  Accounts receivable, net of allowances of $282 and $229
   at December 31, 1999 and 1998...........................    3,212       863
  Prepaid expenses and other current assets................    1,589       419
                                                            --------  --------
    Total current assets...................................  145,070    12,704
Property and equipment, net................................    8,300     2,395
Other noncurrent assets....................................      752       290
                                                            --------  --------
    Total assets........................................... $154,122  $ 15,389
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
                 (NET CAPITAL DEFICIENCY)
                 ------------------------
Current liabilities:
  Accounts payable......................................... $  1,311  $    575
  Other accrued liabilities................................    4,086       984
  Deferred revenue.........................................      461       120
  Current obligations under capital leases.................      661       211
  Notes payable to related parties.........................      600     3,000
                                                            --------  --------
    Total current liabilities..............................    7,119     4,890
Noncurrent obligations under capital leases................      444       256
Commitments and contingencies
Redeemable convertible preferred stock:
  Designated shares--None in 1999 and 24,037,372 in 1998...
  Issued and outstanding shares--None in 1999 and
   16,957,061 in 1998......................................      --     18,911
Stockholders' equity (net capital deficiency):
  Convertible preferred stock, $0.001 par value:
   Authorized shares--4,988,842 in 1999 and 25,000,000 in
    1998...................................................      --        --
Common stock, $0.001 par value:
  Authorized shares--50,000,000 Issued and outstanding
   shares--25,594,709 in 1999 and 6,143,678 in 1998........       26         6
Additional paid-in capital.................................  187,828     1,715
Deferred compensation......................................     (791)     (142)
Accumulated other comprehensive loss.......................     (412)      --
Accumulated deficit........................................  (40,092)  (10,247)
                                                            --------  --------
    Total stockholders' equity (net capital deficiency)....  146,559    (8,668)
                                                            --------  --------
    Total liabilities and stockholders' equity (net capital
     deficiency)........................................... $154,122  $ 15,389
                                                            ========  ========

                            See accompanying notes.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                  Years Ended December 31,
                                                  ---------------------------
                                                    1999      1998     1997
                                                  --------  --------  -------
Revenues......................................... $ 12,931  $  3,384  $   968
Cost of revenues.................................   10,948     3,471      324
                                                  --------  --------  -------
Gross profit (loss)..............................    1,983       (87)     644
Operating expenses:
  Product development............................    7,807     3,831    2,300
  Sales and marketing............................   15,110     4,184    1,988
  General and administrative.....................    6,023     2,079      681
  Deferred compensation amortization.............    4,716        18      --
                                                  --------  --------  -------
    Total operating expenses.....................   33,656    10,112    4,969
                                                  --------  --------  -------
Loss from operations.............................  (31,673)  (10,199)  (4,325)
Interest income..................................    2,123       108      --
Interest expense.................................     (295)     (156)     (13)
                                                  --------  --------  -------
Net loss......................................... $(29,845) $(10,247) $(4,338)
                                                  ========  ========  =======
Basic and diluted net loss per share............. $  (1.95) $  (2.08)
                                                  ========  ========
Shares used in computing basic and diluted net
 loss per share..................................   15,267     4,924
                                                  ========  ========
Pro forma basic and diluted net loss per share... $  (1.46) $  (0.87)
                                                  ========  ========
Shares used in computing pro forma basic and
 diluted net loss per share......................   20,411    11,746
                                                  ========  ========



                            See accompanying notes.

                            CYBERSOURCE CORPORATION
            and its predecessor division of Beyond.com Corporation

SUPPLEMENTAL CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                   DIVISION EQUITY AND STOCKHOLDERS' EQUITY
                           (NET CAPITAL DEFICIENCY)
                     (In thousands, except share amounts)

                                                                                              Accumu-
                  Redeemable Convertible                                                       lated
                     Preferred Stock                    Common Stock    Additional Deferred    Other    Accumu-
                  ----------------------   Divisional -----------------  Paid in   Compensa- Comprehen-  lated
                     Shares       Amount     Equity     Shares   Amount  Capital     tion    sive Loss  Deficit    Total
                  -------------  -------------------- ---------- ------ ---------- --------- ---------- --------   -----
Balance at
December 31,
1996............            --   $    --     $  421          --  $ --    $    --    $   --     $ --     $    --   $    --
Funding provided
by Beyond.com
Corporation.....            --        --      7,051          --    --         --        --       --          --        --
Net loss and
comprehensive
net loss........            --        --     (4,338)         --    --         --        --       --          --        --
Incorporation of
CyberSource and
issuance of
redeemable
convertible
preferred stock
and common stock
in December 1997
upon capital
stock dividend
from Beyond.com
Corporation.....      7,022,558     2,097    (3,134)   4,535,000     5      1,032       --       --          --      1,037
                  -------------  --------    ------   ---------- -----   --------   -------    -----    --------  --------
Balance at
December 31,
1997............      7,022,558     2,097       --     4,535,000     5      1,032       --       --          --      1,037
Issuance of
common stock
under stock
option plan.....            --        --        --       871,536   --           7       --       --          --          7
Sale of common
stock...........            --        --        --       717,572     1        502       --       --          --        503
Common shares
issued for
services........            --        --        --        19,570   --          14       --       --          --         14
Issuance of
Series D
redeemable
convertible
preferred stock,
net of issuance
costs of $20 ...      1,851,850     1,980       --           --    --         --        --       --          --        --
Issuance of
Series E
redeemable
convertible
preferred stock,
net of issuance
costs of $114 ..      8,082,653    14,516       --           --    --         --        --       --          --        --
Issuance of
warrants to Visa
and GE Capital..            --        318       --           --    --         --        --       --          --        --
Deferred
compensation
related to stock
option grants...            --        --        --           --    --         160      (160)     --          --        --
Amortization of
deferred
compensation....            --        --        --           --    --         --         18      --          --         18
Net loss and
comprehensive
loss............            --        --        --           --    --         --        --       --      (10,247)  (10,247)
                  -------------  --------    ------   ---------- -----   --------   -------    -----    --------  --------
Balance at
December 31,
1998............     16,957,061    18,911       --     6,143,678     6      1,715      (142)     --      (10,247)   (8,668)
Common shares
issued for
services........            --        --        --       100,782   --         678       --       --          --        678
Issuance of
common stock
under stock
option plan.....            --        --        --       321,405     1        226       --       --          --        227
Sale of common
stock...........            --        --        --       723,051     1        554       --       --          --        555
Compensation
associated with
common stock
issued to
employee........            --        --        --           --    --       3,580       --       --          --      3,580
Deferred
compensation
related to stock
option grants...            --        --        --           --    --       1,188    (1,188)     --          --        --
Conversion of
note payable
from Officer and
Stockholder into
Series E
preferred
stock...........      1,657,458     3,000       --           --    --         --        --       --          --        --
Net exercise of
warrants........        774,512       --        --           --    --         --        --       --          --        --
Conversion of
preferred stock
into common
stock upon
Initial Public
Offering........    (19,389,031)  (21,911)      --    11,705,793    12     21,899       --       --          --     21,911
Issuance of
common stock in
Initial Public
Offering, net of
issuance costs
of $4,419.......            --        --        --     4,600,000     4     46,181       --       --          --     46,185
Issuance of
common stock in
Second Offering,
net of issuance
costs of
$6,193..........            --        --        --     2,000,000     2    111,807       --       --          --    111,809
Amortization of
deferred
compensation....            --        --        --           --    --         --        539      --          --        539
Unrealized loss
on short-term
investments.....            --        --        --           --    --         --        --      (412)        --       (412)
Net loss........            --        --        --           --    --         --        --       --      (29,845)  (29,845)
                  -------------  --------    ------   ---------- -----   --------   -------    -----    --------  --------
Comprehensive
loss............            --        --        --           --    --         --        --       --          --    (30,257)
                  -------------  --------    ------   ---------- -----   --------   -------    -----    --------  --------
Balance at
December 31,
1999............            --   $    --     $  --    25,594,709 $  26   $187,828   $  (791)   $(412)   $(40,092) $146,559
                  =============  ========    ======   ========== =====   ========   =======    =====    ========  ========

                            See accompanying notes.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Years Ended December 31,
                                                    ---------------------------
                                                      1999      1998     1997
                                                    --------  --------  -------
                                                         (In thousands)
Operating activities
Net loss..........................................  $(29,845) $(10,247) $(4,338)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Stock issued for services rendered and as
   compensation...................................     4,258        14      --
  Depreciation and amortization...................     2,549       795      325
  Amortization of deferred compensation...........       539        18      --
Changes in assets and liabilities:
  Accounts receivable.............................    (2,349)     (397)    (431)
  Prepaid expenses and other current assets.......    (1,173)     (302)     (48)
  Other noncurrent assets.........................      (458)      --       --
  Accounts payable................................       737       306      147
  Other accrued liabilities.......................     3,101       857      109
  Deferred revenue................................       341       (30)     124
                                                    --------  --------  -------
Net cash used in operating activities.............   (22,300)   (8,986)  (4,112)

Investing activities
Purchases of property and equipment...............    (7,301)   (1,531)    (927)
Purchases of short-term investments...............   (73,934)      --       --
Sale of short-term investments....................     4,926       --       --
                                                    --------  --------  -------
Net cash used in investing activities.............   (76,309)   (1,531)    (927)

Financing activities
Proceeds from issuances of notes payable to
 related parties..................................       600     3,000      --
Principal payments on capital lease obligations...      (516)      (67)     (12)
Financing provided by Beyond.com Corporation......       --        --     7,051
Loan to Beyond.com Corporation....................       --       (400)     --
Repayment of loan by Beyond.com Corporation.......       --        400      --
Proceeds from issuance of stock, net..............       555    17,006      --
Proceeds from Public Offerings....................   157,994       --       --
Proceeds from exercise of stock options...........       227         7      --
                                                    --------  --------  -------
Net cash provided by financing activities.........   158,860    19,939    7,039
                                                    --------  --------  -------
Net increase in cash and cash equivalents.........    60,251     9,422    2,000
Cash and cash equivalents at beginning of period..    11,422     2,000      --
                                                    --------  --------  -------
Cash and cash equivalents at end of period........  $ 71,673  $ 11,422  $ 2,000
                                                    ========  ========  =======

Supplemental schedule of cash flow information
Interest paid.....................................  $    295  $    156  $   --

Supplemental schedule of noncash financing
 activities
Property and equipment acquired under capital
 leases...........................................  $  1,154  $    480  $    66
Issuance of warrants to Visa and GE Capital.......  $    --   $    318  $   --
Deferred compensation related to stock option
 grants...........................................  $  1,188  $    160  $   --
Conversion of note payable to an officer and
 stockholder into redeemable convertible preferred
 stock............................................  $  3,000  $    --   $   --
Conversion of redeemable convertible preferred
 stock into common stock..........................  $ 21,911  $    --   $   --

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

                       NOTES TO SUPPLEMENTAL CONSOLIDATED
                              FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 The Company

   CyberSource Corporation (the Company) was incorporated in the state of Delaware on December 30, 1997. Prior to its incorporation, the Company operated as a division of Beyond.com Corporation (Beyond.com). The Company is a developer and provider of real time eCommerce transaction services.

 Basis of Presentation

   The accompanying consolidated financial statements reflect the financial position and results of operations of the Company and its wholly owned subsidiaries and the predecessor division of Beyond.com. All intercompany transactions and balances have been eliminated.

   On December 31, 1997, Beyond.com transferred assets and liabilities to its wholly owned subsidiary, CyberSource Corporation. Upon this transfer, Beyond.com distributed capital stock in the form of a dividend to all existing stockholders of Beyond.com on a pro rata basis such that the stockholders of the Company were the same as the stockholders of Beyond.com at the time of the distribution (the Spin-off). The accompanying statements of operations and stockholders' equity for fiscal 1997 reflect the operations of the Company as a division of Beyond.com through December 31, 1997.

   The statements of operations for fiscal 1997 include all revenue and costs directly attributable to the Company, including a corporate allocation of the costs of facilities, salaries, and employee benefits. Additionally, incremental corporate administration, finance, and management costs were allocated to the Company. (See Note 8.)

   All of the allocations reflected in the 1997 financial statements are based on assumptions that management believes are reasonable under the circumstances.

   However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Company had been operated on a stand-alone basis in fiscal 1997 nor are they necessarily indicative of future costs to support the operations of the Company.

   On January 10, 2000, the Company acquired ExpressGold.com, Inc., a privately held South Dakota Corporation ("ExpressGold"). The transaction was closed on January 10, 2000 and is being accounted for as a pooling of interests. These supplemental consolidated financial statements have been restated to reflect the acquisition of ExpressGold as a pooling of interests. These supplemental consolidated financial statements will become the historical financial statements upon issuance of financial statements for the year ended December 31, 2000. (See Note 2)

 Foreign Currency Translation

   The financial statements of the Company's non-U.S. subsidiary are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities of the Company's subsidiary are translated at the rates of exchange at the end of the period. Revenues and expenses are translated using the average exchange rates in effect during the period. Gains and losses from foreign currency translation were not material through December 31, 1999.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   The Company derives its revenues from eCommerce service monthly transaction processing fees, support service fees, professional services, and digital product rights management fees. Individual transactions, monthly transaction revenues, and digital product rights management fees are recognized in the period in which the transactions occur. Support service fees and professional services are recognized when the services are provided and the related costs are incurred. For the years ended December 31, 1999 and 1998, Beyond.com, a related party, accounted for 13.1% and 23.7% of revenues, respectively. There were no customers that accounted for greater than 10% of revenues in fiscal 1997.

 Cash, Cash Equivalents and Short-Term Investments

   The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 1999 and 1998, cash equivalents consist primarily of investments in money market funds. To date, the Company has not experienced losses on any of its investments.

   Short-term investments are classified as available-for-sale and are carried at fair market value. Short-term investments are comprised of commercial paper with an original maturity greater than three months and less than one year. Unrealized losses on short-term investments, which represents the difference between the fair market value and the amortized cost, are approximately $412,000 as of December 31, 1999 and are included in accumulated other comprehensive loss. There were no realized gains or losses from the sale of short-term investments during fiscal 1999.

 Accounts Receivable and Concentration of Credit Risk

   At December 31, 1999 and 1998, 11% and 13%, respectively, of accounts receivable are due from Beyond.com. At December 31, 1999 and 1998, accounts receivable due from foreign customers are 11% and 6%, respectively. The Company generally does not require collateral. The Company maintains allowances for potential credit losses.

 Property and Equipment

   Property and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives of three years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or the estimated useful lives.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Property and equipment consist of the following (in thousands):

                                                                  December 31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------- ------
   Computer equipment and software.............................. $10,462 $2,963
   Furniture and fixtures.......................................     647    272
   Office equipment.............................................     523    171
   Leasehold improvements.......................................     382    154
                                                                 ------- ------
                                                                  12,014  3,560
   Less accumulated depreciation and amortization...............   3,714  1,165
                                                                 ------- ------
                                                                 $ 8,300 $2,395
                                                                 ======= ======

 Product Development

   Product development expenditures are charged to operations as incurred.

 Advertising Expense

   The cost of advertising is recorded as an expense when incurred. Advertising costs were approximately $3,601,000 and $32,000 during the years ended December 31, 1999 and 1998, respectively.

 Accounting for Stock-Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

 Net Loss Per Share and Pro Forma Net Loss Per Share

   In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share," basic and diluted net loss per share has been computed using the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities have been excluded from the computation as their effect is antidilutive. Because the Company was a division of Beyond.com through December 31, 1997 and had no outstanding common or preferred stock, there is no earnings or loss per share presented for 1997.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Pro forma basic and diluted net loss per share is as follows (in thousands, except per share amounts):

                                                                Year Ended
                                                               December 31,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
   Net loss................................................  $(29,845) $(10,247)
                                                             ========  ========
   Shares used in computing basic and diluted net loss per
    share..................................................    15,267     4,924
   Adjusted to reflect the effect of the assumed conversion
    of redeemable convertible preferred stock from the date
    of issuance............................................     5,144     6,822
                                                             --------  --------
   Weighted average shares used in computing pro forma
    basic and Diluted net loss per share...................    20,411    11,746
                                                             --------  --------
   Pro forma basic and diluted net loss per share..........  $  (1.46) $  (0.87)
                                                             ========  ========

   If the Company had reported net income for the year ended December 31, 1999, diluted earnings per share would have included the shares used in the computation of net loss per share as well as additional common equivalent shares related to outstanding options to purchase approximately 3,308,405 shares of common stock at December 31, 1999, shares issuable upon exercise of the outstanding warrants prior to the exercise of these warrants in June 1999 and shares issuable upon conversion of the outstanding convertible note payable prior to the conversion of the note in June 1999. The common equivalent shares from options and warrants would be determined on a weighted average basis using the treasury stock method. The common equivalent shares related to the convertible note payable would be determined on a weighted average basis using the "as-if converted" method. If the Company had reported net income for the year ended December 31, 1998, diluted earnings per share would have included additional common equivalent shares related to approximately 1,007,224 outstanding options and 1,527,000 shares issuable on conversion of the convertible note payable and exercise of the outstanding warrants at December 31, 1998.

 Income Taxes

   Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities.

 Comprehensive Income

   Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" establishes rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which were previously reported separately in stockholders' equity, to be included in other comprehensive income. Comprehensive income consists of net income and other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

 New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 133 requires all companies to

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

recognize derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after July 1, 2000. The Company is currently assessing the potential impact SFAS 133 will have on the Company's statement of financial position.

   In December 1999, the Securities and Exchange Commission issued Statement of Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101). The Company does not believe that the adoption of SAB 101 will materially change its financial position or results of operations.

2. Acquisition of ExpressGold

   On January 10, 2000, the Company acquired ExpressGold, a developer of an Internet Stored Value platform that allows merchants to offer gift certificates, promotional certificates and corporate incentives to businesses and consumers. Under the terms of the acquisition agreement, the Company issued 1,554,431 shares of CyberSource common stock in exchange for all of ExpressGold's common stock. In addition, the Company issued 12,067 stock options in exchange for ExpressGold's previously outstanding stock options. The number of shares of CyberSource shares was calculated using an exchange ratio of approximately 1.3 shares of CyberSource for each share of ExpressGold common stock. The transaction was accounted for as a pooling of interests and, accordingly, the historical condensed consolidated financial statements of the Company have been restated to include the financial position, results of operations and cash flows of ExpressGold for all periods presented.

   The following represents the results of operations for 1999 and 1998 for the Company and ExpressGold prior to the restatement resulting from the acquisition (in thousands):

                                          1999                    1998
                                 ----------------------- -----------------------
                                 CyberSource ExpressGold CyberSource ExpressGold
                                 ----------- ----------- ----------- -----------
   Revenues.....................  $ 12,898     $    33    $  3,384      $ --
   Net loss.....................  $(24,097)    $(5,748)   $(10,085)     $(162)

3. Balance Sheet Detail

   Other accrued liabilities consist of the following (in thousands):

                                                                     December
                                                                        31,
                                                                    -----------
                                                                     1999  1998
                                                                    ------ ----
   Employee benefits and related expenses.......................... $  833 $310
   Bonuses and commissions.........................................    508  101
   Marketing expenses..............................................    369  --
   Employee stock purchase plan contributions......................    313  --
   Other liabilities...............................................  2,063  573
                                                                    ------ ----
     Total other accrued liabilities............................... $4,086 $984
                                                                    ====== ====

4. Segment Information

   Operating segments are identified as components of an enterprise about which separate discrete financial information is available that is evaluated by the chief operating decision maker or decision making group to make decisions about how to allocate resources and assess performance. The Company's chief operating decision maker is the Chief Executive Officer. Through December 31, 1999, the Company viewed its

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

operations as principally two segments, eCommerce transaction services (ECTS) and digital product sales and rights management (DPR) for software and other digital products and manages the business based on the revenues of these segments. Additionally, revenues from outside the United States were 23% of revenues for the year ended December 31, 1999. In 1998 and 1997 the Company derived less than 10% of its revenues from outside the United States.

   The following tables presents revenues by the Company's two segments for the years ended December 31, 1999, 1998 and 1997. There were no interbusiness unit sales or transfers. The Company does not report operating expenses, depreciation and amortization, interest income (expense), income taxes, capital expenditures, or identifiable assets by its industry segments to the Chief Executive Officer. The Company's Chief Executive Officer reviews the revenues from each of the Company's reportable segments, and all of the Company's expenses are managed by and reported to the Chief Executive Officer on a consolidated basis. Revenues are as follows (in thousands):

                                                             Year Ended December
                                                                     31,
                                                             -------------------
                                                              1999    1998  1997
                                                             ------- ------ ----
   ETCS..................................................... $12,064 $2,708 $770
   DPR......................................................     867    676  198
                                                             ------- ------ ----
     Total.................................................. $12,931 $3,384 $968
                                                             ======= ====== ====

5. Commitments

   The Company leases its primary facility and equipment under noncancelable operating leases. The lease agreement for the facility occupied by the Company during 1999 expires periodically through 2001. In November 1999, the Company entered into a lease agreement to occupy a new facility commencing January 2000 which expires in December 2006. The Company is planning to relocate to the new facility in April 2000. Upon the completion of its relocation, the Company intends to sublease its current facility through the expiration of its lease agreement or terminate the lease with the lessor. Rental expense was approximately $1,143,000, $467,000, and $144,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

   The Company leases equipment under noncancelable lease agreements that are accounted for as capital leases. Equipment under capital lease arrangements, which is included in property and equipment, aggregated approximately $1,699,000 and $546,000 at December 31, 1999 and 1998, respectively. Related accumulated amortization was approximately $524,000 and $69,000 at December 31, 1999 and 1998, respectively. Amortization expense related to assets under capital leases is included with depreciation expense.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Future minimum lease payments under noncancelable operating leases and capital leases at December 31, 1999 are as follows (in thousands):

                                                               Operating Capital
                                                                Leases   Leases
                                                               --------- -------
   2000.......................................................  $ 3,586  $  758
   2001.......................................................    2,496     406
   2002.......................................................    2,485      62
   2003.......................................................    2,535     --
   2004 and thereafter........................................    8,252     --
                                                                -------  ------
     Total minimum payments...................................  $19,354  $1,226
                                                                =======
   Less amount representing interest..........................              121
                                                                         ------
                                                                          1,105
   Less current portion.......................................              661
                                                                         ------
                                                                         $  444
                                                                         ======

6. Redeemable Convertible Preferred Stock

   Redeemable convertible preferred stock at December 31, 1998 is as follows:

                                                          Designated Outstanding
                                                            Shares     Shares
                                                          ---------- -----------
   Series A..............................................  1,985,520  1,985,520
   Series B..............................................  2,500,000  2,037,038
   Series C..............................................  3,000,000  3,000,000
   Series D..............................................  1,851,852  1,851,850
   Series E.............................................. 14,700,000  8,082,653
                                                          ---------- ----------
     Total............................................... 24,037,372 16,957,061
                                                          ========== ==========

   In June 1999, the Company completed an initial public offering and all outstanding shares of the Company's preferred stock, including preferred stock issued in June 1999 upon conversion of a convertible note and exercise of warrants, were converted into 11,705,793 shares of common stock.

   During 1998, in connection with the issuance of Series E preferred stock and certain strategic marketing agreements with Visa and GE Capital, the Company issued warrants to purchase 552,486, 442,910, and 401,243 shares of the Company's Series E preferred stock at exercise prices of $1.81, $3.00, and $4.00 per share, respectively. The warrants were fully exercisable upon the date of issuance and expired three years from the original date of the marketing services agreements. Preferred shares issued upon exercise of the warrants are non-forfeitable.

   The Company determined the fair value of the warrants at the time of issuance to be $318,000 and recorded this amount as a cost of the strategic marketing agreements. The determined value of the warrants was credited to redeemable convertible preferred stock and is being amortized ratably over the three year term of the strategic marketing agreements. The Company amortized $79,000 and $28,000 of the value of the warrants to sales and marketing expense in 1999 and 1998, respectively. In June 1999, all warrants were exercised through a cashless net exercise into 774,512 shares of preferred stock.

                            CYBERSOURCE CORPORATION
            and its predecessor division of Beyond.com Corporation

     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


7. Stockholders' Equity

 Common Shares

   The Company is authorized to issue 50,000,000 shares of common stock. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors.

   On April 30, 1999, the Company's Board of Directors approved a 1 for 2 reverse split of the Company's outstanding common stock, and on June 21, 1999, the Company's stockholders approved the reverse split. The par value of the common stock and the authorized shares of common stock were not adjusted as a result of the reverse split. The conversion ratios of each series of preferred stock were adjusted accordingly. The stock split is reflected in the accompanying financial statements and footnotes on a retroactive basis for all periods presented.

   The Company completed its IPO on June 28, 1999. A total of 4,600,000 shares of common stock was sold by the Company at a price of $11.00 per share. The net proceeds to the Company were approximately $46.2 million after deducting the underwriters discount and offering expenses.

   The Company completed a second offering on November 10, 1999. A total of 2,000,000 shares of common stock was sold by the Company at a price of $59.00 per share. The net proceeds to the Company were approximately $111.8 million after deducting the underwriters discount and offering expenses.

   In November 1999, a stockholder/employee of ExpressGold purchased 100,000 shares of common stock at $1.00 per share. In connection with the purchase, the Company recorded compensation of $3,580,000 for the estimated difference between the purchase price and the deemed fair value of the common stock for accounting purposes.

   The Company has reserved shares of common stock for future issuance at December 31, 1999 as follows:

   1998 and 1999 Stock Option Plans:
     Options outstanding............................................ 3,308,405
     Options available for future grants............................ 1,030,292
   1999 Employee Stock Purchase Plan--shares available for future
    purchase........................................................   500,000
                                                                     ---------
                                                                     4,807,059
                                                                     =========

Stock Options

   In conjunction with the Spin-off of the Company on December 31, 1997, employees of the Company, immediately following the Spin-off, maintained their outstanding exercisable stock options in Beyond.com and in March 1998 were granted additional incentive stock options in the Company. Employees of Beyond.com were granted additional stock options in the Company in March 1998 based on the extent that the employees' original Beyond.com options were exercisable on the date of the Spin-off. The exercise prices of the original Beyond.com option grants and the additional Company stock option grants were adjusted to reflect the allocation of the fair market value per share price between the Company's and Beyond.com's common stock at December 31, 1997. The adjustments to these options resulted in nonstapled options to the employees of each entity and were accounted for and in compliance with the guidelines in Emerging Issues Task Force Issue No. 90-9, and therefore, no compensation expense has been recorded.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In March 1998, the Company adopted its 1998 Stock Option Plan (the 1998 Option Plan). There are 1,900,000 shares of common stock authorized for issuance under the 1998 Option Plan. The 1998 Option Plan provides for the issuance of common stock and the granting of options to employees, officers, directors, consultants, independent contractors, and advisors of the Company. The exercise price of a nonqualifying stock option and an incentive stock option shall not be less than 85% and 100%, respectively, of the fair value of the underlying shares on the date of grant. Options granted under the 1998 Option Plan generally become exercisable over five years at the rate of 20% per year from the grant date.

   In January 1999, the Company adopted its 1999 Stock Option Plan (the 1999 Option Plan). The Company has reserved 2,500,000 shares of common stock for issuance under the 1999 Option Plan. The provisions of the 1999 Plan are similar to those of the 1998 Option Plan.

   In October 1999, the Company adopted the 1999 Nonqualified Stock Option Plan (the 1999 Nonqualified Option Plan). The Company has reserved 1,100,000 shares of common stock for issuance under the 1999 Nonqualified Option Plan. The 1999 Nonqualified Option Plan provides for the granting of non-qualified stock options to employees, consultants and directors. The other provisions of the 1999 Nonqualified Option Plan are similar to those of the 1999 and 1998 Stock Option Plans. In March 2000, the Company reserved an additional 637,500 shares of common stock for issuance under the 1999 Nonqualified Option Plan.

   On January 10, 2000, 9,250 outstanding ExpressGold stock options were converted at the common stock exchange ratio in accordance with the ExpressGold acquisition agreement, into 12,067 options to purchase the Company's common stock at an average converted exercise price of $0.77. The options are generally exercisable in four equal installments commencing one year from the original grant date and expire ten years from the original grant date.

   The following table summarizes information about the Company's stock option activity under the 1998 Option Plan, the 1999 Option Plan and the 1999 Nonqualified Option Plan. Options granted prior to December 31, 1997 were originated from options granted by Beyond.com and were granted by the Company immediately following the adoption of the 1998 Option Plan.

                                                                 Options
                                                               Outstanding
                                                            -------------------
                                                                       Weighted
                                                                       Average
                                                  Shares    Number Of  Exercise
                                                Available    Shares     Price
                                                ----------  ---------  --------
   Shares reserved............................   1,900,000        --    $  --
   Option granted based upon Beyond.com option
    grants prior to Spin-off..................  (1,227,183) 1,227,183   $ 0.16
   Options granted............................    (679,575)   686,098   $ 0.47
   Options exercised..........................         --    (871,536)  $ 0.01
   Options canceled...........................      34,521    (34,521)  $ 0.38
                                                ----------  ---------   ------
   Balance at December 31, 1998...............      27,763  1,007,224   $ 0.31
   Additional shares reserved.................   3,600,000        --    $  --
   Options granted............................  (2,884,400) 2,909,515   $12.92
   Options exercised..........................         --    (321,405)  $ 0.70
   Options canceled...........................     286,929   (286,929)  $ 5.22
                                                ----------  ---------   ------
   Balance at December 31, 1999...............   1,030,292  3,308,405   $10.95
                                                ==========  =========   ======

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In connection with certain stock options granted in 1999 and 1998, the Company recorded deferred compensation for the estimated difference between the exercise price of the options and the deemed fair value of $1,188,000, and $160,000, respectively, which is being amortized on a graded method over the four-year vesting period of the options. In fiscal 1999 and 1998, $539,000 and $18,000 of this amount was amortized to compensation expense.

   The following table summarizes information about options outstanding at December 31, 1999:

                                           Weighted
                                            Average      Number of
                               Weighted    Remaining      Options     Weighted
                  Number of    Average    Contractual   Exercisable   Average
                   Options     Exercise      Life          Upon       Exercise
Exercise Price   Outstanding    Price       (Years)      Issuance      Price
--------------   -----------   --------   -----------   -----------   --------
$0.007--$ 0.20      239,873     $ 0.08       8.21          86,563      $0.05
$ 0.54--$ 0.77      378,507     $ 0.56       8.68          81,460      $0.56
$ 3.62            1,208,975     $ 3.62       9.11          50,516      $3.62
$ 5.72--$ 7.20      193,750     $ 5.96       9.26             --       $ --
$ 9.00              743,000     $ 9.00       9.45          20,000      $ --
$22.44--$30.00      130,800     $25.60       9.59             --       $ --
$32.00--$66.25      413,500     $48.59       9.82           7,500      $ --
                  ---------                               -------
                  3,308,405     $10.95                    246,039      $1.07
                  =========                               =======

   At December 31, 1998 and 1997, 145,901 and 828,640 options were exercisable at a weighted average exercise price of $0.09 and $0.004, respectively.

Employee Stock Purchase Plan

   In June 1999, the Company's board of directors and stockholders adopted its 1999 Employee Stock Purchase Plan and reserved 2,500,000 shares of common stock for issuance under this plan. In accordance with Section 423 of the Internal Revenue Code, this plan permits eligible employees to authorize payroll deductions of up to 10% of their base compensation to purchase shares of the Company's common stock at the lower of 85% of the fair market value of the common stock on the first day of the offering period or the purchase date. No shares have been issued under this plan as of December 31, 1999.

Stock-Based Compensation

   Pro forma information regarding net loss is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the black scholes method in 1999 and the minimum value method in 1998 and 1997 with the following weighted average assumptions: a risk-free interest rate of 5.55%, 5.15% and 6.16% for 1999, 1998, and 1997, respectively; no dividend yield; a volatility factor of the expected market price of the Company's common stock of
1.13 for 1999 and no volatility factor for 1998 or 1997; and a weighted average expected life of the option of four years.

   The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. Had compensation cost been determined using the fair value at the grant date for options granted calculated using the black scholes or the minimum value method of SFAS 123, the Company's actual net loss would have been increased to the pro forma amounts indicated below:

                                                    Years Ended December 31,
                                                    ---------------------------
                                                      1999      1998     1997
                                                    --------  --------  -------
   Pro forma net loss (in thousands)............... $(32,607) $(10,250) $(4,339)
   Pro forma and diluted net loss per share........ $  (2.14) $  (2.08)

   The weighted average fair value of options granted, which is the value assigned to the options under SFAS 123, was $2.51, $0.08 and $0.02 per share for options granted during 1999, 1998 and 1997, respectively.

   The pro forma impact of options on the net loss for the years ended December 31, 1999, 1998 and 1997 is not representative of the effects on net income
(loss) for future years, as future years will include the effects of options vesting as well as the impact of multiple years of stock option grants.

8. Related Party Transactions

 Funding Prior to Spin-off

   Through December 31, 1997, the Company utilized Beyond.com's centralized cash management services and processes related to receivables, payables, payroll, and other activities. Through December 31, 1997, the Company's net cash requirements were funded by Beyond.com. Net financing provided by Beyond.com to the Company in 1997 was approximately $7,051,000 including funding related to expenditures for operations and investing activities and corporate services provided, as described below. There were no intercompany transfers and no amounts were paid to Beyond.com by the Company in repayment of the financing. Through the date of the Spin-off, this amount was included in division equity. The average balance financed by Beyond.com during fiscal 1997, which did not bear interest, was approximately $6,000,000.

 Corporate Services

   In accordance with Staff Accounting Bulletin No. 55, additional allocations have been reflected in these financial statements for 1997. These expenses have included corporate communications, management, compensation and benefits administration, payroll, accounts payable, income tax compliance, and other administration and finance overhead. Allocations and charges were based on either a direct cost pass-through for incremental corporate administration, finance and management costs and a percentage allocation of costs for other services provided based on factors such as net sales, headcount, and relative expenditure levels. Such allocations and corporate charges totaled $688,500 for the year ended December 31, 1997.

   Management believes that the basis used for allocating corporate services is reasonable. However, the terms of these transactions may differ from those that would result from transactions among unrelated parties. The CEO of the Company is Chairman of the Board of Beyond.com, and the companies also have one other member of their Board of Directors in common. Pursuant to the terms of an agreement entered into in connection with the Spin-off from Beyond.com, the Company provides services to Beyond.com on a nonexclusive basis. During 1999 and 1998, the Company recorded approximately $1,687,000 and $801,000, respectively, of revenues related to these services. As of December 31, 1999 and December 31, 1998, amounts receivable from Beyond.com were approximately $354,000 and $147,000, respectively.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In July 1999, the Company purchased a software license from Beyond.com for $600,000 which is being amortized to cost of revenues over two years.

 Note Receivable Issued to Beyond.com

   On March 18, 1998, the Company loaned $400,000 to Beyond.com. The note was repaid as of June 1998.

 Convertible Note Payable to Officer and Stockholder

   In August 1998, the Company issued an unsecured convertible one-year promissory note to an officer and stockholder from whom it had borrowed an aggregate of $3,000,000 in July 1998. The note, which was amended in October 1998, was payable in full on October 21, 1999 and bore interest at a rate of 10% per annum. The note converted into 1,657,458 shares of Series E redeemable convertible preferred stock in June 1999, prior to the completion of the Company's initial public offering.

 ExpressGold.com Shareholder Note Payable

   ExpressGold had a note payable to its majority shareholder totaling $600,000 at December 31, 1999. The note accrues interest at 11% and is unsecured. In conjunction with the acquisition of ExpressGold by CyberSource, the note was cancelled in exchange for 15,956 shares of CyberSource common stock.

9. Litigation and Contingencies

   A former Vice President of Product Management filed a lawsuit against the Company in the Superior Court of California in Santa Clara County on April 8, 1999 seeking monetary and equitable relief. The plaintiff alleged several causes of action, including wrongful termination, defamation, fraud, and unfair business practices arising out of her three month employment with the Company. On November 2, 1999, the lawsuit was settled for an immaterial amount.

   In November 1999, a lawsuit was filed against the Company alleging that the Company's payment services infringe upon two patents to certain automated network payment, purchase and processing systems held by the plaintiff. While there can be no assurances as to the outcome of this litigation, the Company has obtained an opinion of patent counsel that the Company's payment services do not infringe upon one of the plaintiff's patents and believes, based on consultation with patent counsel, that its payment services do not infringe upon the other patent. The Company intends to vigorously defend against the claims asserted.

   On January 7, 2000, ExpressGold received a letter from a former employee claiming that ExpressGold had wrongfully terminated the employee in order to deny vesting of his option to purchase ExpressGold's common shares (19,750 shares of the Company common stock based on the exchange ratio), as well as breach of contract, conversion, and fraud. No formal lawsuit has been filed at this time and the Company believes that the claims are without merit, and intends to vigorously defend itself against these allegations.

   From time to time, the Company may be involved in other litigation relating to claims arising out of its ordinary course of business. The Company believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position or results of operations.

10. Income Taxes

   As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $26,500,000 and $27,200,000, respectively. As of December 31, 1999, the Company also had federal and state research credit carryforwards of approximately $460,000 and $240,000, respectively.

                            CYBERSOURCE CORPORATION
             and its predecessor division of Beyond.com Corporation

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The net operating loss and credit carryforwards will expire at various dates beginning in 2006 through 2019, if not utilized. The utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

   The net deferred tax asset has been fully offset by a valuation allowance. Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes at December 31, are as follows (in thousands):

                                                          1999         1998
                                                      ------------  -----------
   Deferred tax assets:
   Net operating loss carryforwards.................. $ 10,800,000  $ 3,400,000
   Research credit carryforwards.....................      700,000      200,000
   Other, net........................................    1,700,000      300,000
                                                      ------------  -----------
   Net deferred tax assets........................... $ 13,200,000  $ 3,900,000
   Valuation allowance............................... $(13,200,000) $(3,900,000)
                                                      ============  ===========
   Net deferred tax assets........................... $        --   $       --
                                                      ============  ===========

   Under SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Based upon the weight of available evidence, which includes the Company's historical operating performance, the reported net losses in 1999 and 1998, and the uncertainties regarding future results of operations of the Company, the Company has provided a full valuation allowance against its net deferred tax assets as it is not more likely than not that the deferred tax assets will be realized. The valuation allowance increased by $9,300,000 during 1999 and increased by $3,900,000 during 1998.

11. Subsequent Events (Unaudited)

   On March 1, 2000, the Company entered into a joint venture agreement with Japanese partners Marubeni Corporation and Trans-Cosmos, Inc. to establish CyberSource K.K. to provide eCommerce transaction services to the Japanese market. The Company will maintain a majority controlling interest in CyberSource K.K., subject to certain veto rights granted to the partners until CyberSource K.K. achieves at least $2 million in quarterly revenue.

   In July 2000, the Company signed a definitive agreement to acquire the outstanding common shares of PaylinX Corporation, a developer of a payment server platform for real-time credit card transactions. Under the terms of the agreement, CyberSource will issue approximately 8.46 million shares of its common stock for the outstanding shares of PaylinX Corporation. The acquisition, will be accounted for as a purchase and is subject to stockholder and regulatory approval.

          REPORT OF ARTHUR ANDERSEN LLP INDEPENDENT PUBLIC ACCOUNTANTS

To PaylinX Corporation:

   We have audited the accompanying balance sheets of PaylinX Corporation (a Missouri corporation) as of December 31, 1999 and 1998, and the related statements of operations, convertible redeemable preferred stock and stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PaylinX Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

St. Louis, Missouri,
February 4, 2000

                              PAYLINX CORPORATION

                BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998

                                                         1999         1998
                                                     ------------  -----------
                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents......................... $    745,769  $ 3,198,437
  Accounts receivable...............................      851,027      235,366
  Other current assets..............................      118,000       43,547
                                                     ------------  -----------
    Total current assets............................    1,714,796    3,477,350
PROPERTY AND EQUIPMENT..............................    4,327,430      153,038
OTHER ASSETS........................................      376,634       32,000
                                                     ------------  -----------
    Total assets.................................... $  6,418,860  $ 3,662,388
                                                     ============  ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
                      (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.......... $  5,660,126  $    40,900
  Accrued compensation and related expenses.........      158,299       17,714
  Deferred revenue..................................      787,846      122,885
  Notes payable.....................................    4,000,000          --
  Other current liabilities.........................       79,535          --
                                                     ------------  -----------
    Total current liabilities.......................   10,685,806      181,499
OTHER LONG-TERM OBLIGATIONS.........................      813,961          --
LONG-TERM DEBT......................................    5,787,000          --
Series A convertible redeemable preferred stock
 ($.01 par value, 400,800 shares issued and
 outstanding, liquidation value of $4,008,000)......    4,437,000    4,008,000

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock ($.01 par value, 2,000,000 shares
   authorized, 1,868,908 and 1,866,200 shares issued
   and outstanding).................................       18,689       18,662
  Additional paid-in capital........................    4,532,270    2,095,961
  Deferred compensation.............................   (2,360,577)  (1,620,600)
  Retained deficit..................................  (17,495,289)  (1,021,134)
                                                     ------------  -----------
    Total stockholders' equity (deficit)............  (15,304,907)    (527,111)
                                                     ------------  -----------
    Total liabilities and stockholders' equity
     (deficit)...................................... $  6,418,860  $ 3,662,388
                                                     ============  ===========

      The accompanying notes are an integral part of these balance sheets.

                              PAYLINX CORPORATION

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                             1999         1998        1997
                                         ------------  ----------  ----------
REVENUE:
  License fees.......................... $  2,693,753  $  590,754  $  374,737
  Maintenance...........................      466,095     154,247      62,010
                                         ------------  ----------  ----------
    Total revenue.......................    3,159,848     745,001     436,747
                                         ------------  ----------  ----------
OPERATING EXPENSES:
  Cost of revenue.......................      605,697      80,017      30,088
  Research and development..............    4,067,124     262,445     120,354
  Selling and marketing.................    6,985,615     340,035     124,730
  General and administrative............    6,894,161     664,301     290,220
  Loss on disposal of assets............      444,503         --          --
                                         ------------  ----------  ----------
    Total operating expenses............   18,997,100   1,346,798     565,392
                                         ------------  ----------  ----------
Operating loss..........................  (15,837,252)   (601,797)   (128,645)
                                         ------------  ----------  ----------
OTHER (INCOME) EXPENSES:
  Interest expense......................      280,149      21,480      19,053
  Other (income) expense................      (72,246)     58,080         --
                                         ------------  ----------  ----------
    Total other expenses................      207,903      79,560      19,053
                                         ------------  ----------  ----------
Net loss................................ $(16,045,155) $ (681,357) $ (147,698)
                                         ============  ==========  ==========
Basic and diluted loss per share........ $      (8.82) $    (0.37) $    (0.08)
                                         ============  ==========  ==========
Weighted average shares used in basic
 and diluted per share computation......    1,867,103   1,855,366   1,799,250
                                         ============  ==========  ==========


        The accompanying notes are an integral part of these statements.

                              PAYLINX CORPORATION

 STATEMENTS OF CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                                   (DEFICIT)
             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                               Series A
                             Convertible
                              Redeemable
                           Preferred Stock      Common Stock    Additional
                          ------------------ ------------------  Paid-In      Deferred      Retained
                          Shares    Amount     Shares   Amount   Capital    Compensation    Deficit        Total
                          ------- ---------- ---------- ------- ----------  ------------  ------------  ------------
BALANCE, DECEMBER 31,
1996....................      --  $      --     850,000 $ 8,500 $      --   $       --    $   (192,079) $   (183,579)
  Issuance of common
  stock.................      --         --      51,800     518    292,707          --             --        293,225
  Net loss..............      --         --         --      --         --           --        (147,698)     (147,698)
                          ------- ---------- ---------- ------- ----------  -----------   ------------  ------------
BALANCE, DECEMBER 31,
1997....................      --         --     901,800   9,018    292,707          --        (339,777)      (38,052)
  Issuance of common
  stock.................      --         --      31,300     313    114,885          --             --        115,198
  Compensation expense
  recorded on stock
  options...............      --         --         --      --   1,697,600   (1,620,600)           --         77,000
  Issuance of preferred
  stock and warrants....  400,800  4,008,000        --      --         100          --             --      4,008,100
  Net loss..............      --         --         --      --         --           --        (681,357)     (681,357)
                          ------- ---------- ---------- ------- ----------  -----------   ------------  ------------
BALANCE, DECEMBER 31,
1998....................  400,800  4,008,000    933,100   9,331  2,105,292   (1,620,600)    (1,021,134)    3,480,889
  Stock split...........      --         --     933,100   9,331     (9,331)         --             --            --
                          ------- ---------- ---------- ------- ----------  -----------   ------------  ------------
BALANCE, DECEMBER 31,
1998 (Restated for stock
split)..................  400,800  4,008,000  1,866,200  18,662  2,095,961   (1,620,600)    (1,021,134)    3,480,889
  Issuance of common
  stock.................      --         --       2,708      27      2,681          --             --          2,708
  Compensation expense
  recorded on stock
  options...............      --         --         --      --   2,433,628     (739,977)           --      1,693,651
  Accretion related to
  Series A convertible
  redeemable preferred
  stock.................             429,000        --      --         --           --        (429,000)          --
  Net loss..............      --         --         --      --         --           --     (16,045,155)  (16,045,155)
                          ------- ---------- ---------- ------- ----------  -----------   ------------  ------------
BALANCE, DECEMBER 31,
1999....................  400,800 $4,437,000  1,868,908 $18,689 $4,532,270  $(2,360,577)  $(17,495,289) $(10,867,907)
                          ======= ========== ========== ======= ==========  ===========   ============  ============

       The accompanying notes are an integral part of these statements.

                              PAYLINX CORPORATION

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                               1999         1998       1997
                                           ------------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................ $(16,045,155) $ (681,357) $(147,698)
  Adjustments to reconcile net loss to
   cash used in operating activities:
    Depreciation and amortization.........      387,746      65,000     13,100
    Loss on disposal of assets............      444,503         --         --
    Other long-term obligations...........      813,961         --         --
    Compensation expense recorded on stock
     options..............................    1,693,651      77,000        --
    Other noncash charges.................          --          198        225
  Changes in assets and liabilities--
    Accounts receivable...................     (615,661)   (175,901)   (59,465)
    Accounts payable and accrued
     expenses.............................    5,619,226     (76,578)    23,038
    Accrued compensation and related
     expenses.............................      140,585    (100,355)    73,328
    Deferred revenue......................      664,961      66,896     37,208
    Other.................................     (339,552)    (51,130)   (23,565)
                                           ------------  ----------  ---------
      Total adjustments...................    8,809,420    (194,870)    63,869
                                           ------------  ----------  ---------
      Net cash used in operating
       activities.........................   (7,235,735)   (876,227)   (83,829)
                                           ------------  ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....   (5,101,641)   (172,774)   (44,824)
  Sale of property........................       95,000         --         --
                                           ------------  ----------  ---------
      Net cash used in investing
       activities.........................   (5,006,641)   (172,774)   (44,824)
                                           ------------  ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock..        2,708     115,000    293,000
  Proceeds from issuance of preferred
   stock and warrants.....................          --    4,008,100        --
  Proceeds from borrowings................    9,787,000         --         --
  Payments on borrowings..................          --          --     (50,000)
                                           ------------  ----------  ---------
Net cash provided by financing
 activities...............................    9,789,708   4,123,100    243,000
                                           ------------  ----------  ---------
Net (decrease) increase in cash and cash
 equivalents..............................   (2,452,668)  3,074,099    114,347
CASH AND CASH EQUIVALENTS, beginning of
 year.....................................    3,198,437     124,338      9,991
                                           ------------  ----------  ---------
CASH AND CASH EQUIVALENTS, end of year.... $    745,769  $3,198,437  $ 124,338
                                           ============  ==========  =========
CASH PAID FOR INTEREST.................... $     18,210  $   21,480  $  19,053
                                           ============  ==========  =========

        The accompanying notes are an integral part of these statements.

                              PAYLINX CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. The Company:

   PaylinX Corporation (the Company) designs, develops, markets, licenses and supports point-of-sale software systems for the processing of electronic payments, including those arising from internet e-commerce. The Company's payment servers perform real-time authorization, settlement and management functions for conventional and corporate purchasing card transactions in consumer and business-to-business application environments.

2. Summary of Significant Accounting Policies:

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash on deposit with banks and money market instruments with original maturities of 90 days or less.

 Asset Impairment

   The Company periodically assesses the carrying value of its long-lived assets and recognizes impairment losses if it is determined the carrying values are not recoverable.

 Revenue Recognition

   Revenue is recognized when earned. The Company licenses software under perpetual license agreements direct to customers and to resellers and provides maintenance and support services. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statements of Position 97-2, 98-4 and 98-9, "Software Revenue Recognition." License fee revenues are generally recognized when a license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements, which meet these recognition criteria, the portion of the fees related to software licenses will generally be recognized in the current period. The Company allocates a portion of contractual license fees to postcontract support activities covered under the contract including first year maintenance. Maintenance revenues are recognized ratably over the maintenance period, which generally is one year.

 Research and Development

   Research and development costs are expensed as incurred. Costs required to be capitalized in accordance with Statement of Financial Accounting Standards
(SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," are not material.

 Income Taxes

   The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes," which utilizes the liability method to calculate deferred income taxes. Under this method, deferred taxes are

                              PAYLINX CORPORATION
determined based on the estimated future tax effects of differences between financial statements and tax bases of assets and liabilities given the provisions of enacted tax laws.

   The significant deferred tax assets and liabilities are as follows:

                                                            1999        1998
                                                         -----------  ---------
   Deferred tax assets:
     Start-up and organizational costs.................. $     8,649  $  14,263
     Stock options......................................     672,847     29,260
     Reserves and accruals..............................     843,637      6,166
   Deferred tax liabilities:
     Depreciation and amortization......................    (132,160)       --
   Net operating loss carryforward......................   5,092,215    333,582
   Valuation allowance..................................  (6,485,188)  (383,271)
                                                         -----------  ---------
   Net deferred tax asset............................... $       --   $     --
                                                         ===========  =========

   The Company has net operating loss carryforwards of approximately $13,401,000 at December 31, 1999, which expire through 2019 if not utilized by the Company in its tax return. As of December 31, 1999 and 1998, a valuation allowance has been established to fully offset the net deferred tax asset.

 Earnings Per Share

   Basic earnings (loss) per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common and common equivalent shares outstanding, unless the calculation is antidilutive. For 1999, the net loss applicable to common stockholders has been adjusted to reflect $429,000 of accretion related to the Series A convertible redeemable preferred stock.

   For all periods presented, the effect of dilutive securities is antidilutive. As such, the denominator used in determining earnings per share is the same for both basic and dilutive earnings per share.

3. Property and Equipment:

   Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets ranging between three and seven years. Leasehold improvements are amortized using the straight-line method over their useful lives or lease terms, as appropriate.

   Property and equipment consist of the following at December 31:

                                                              1999       1998
                                                           ----------  --------
   Computer equipment..................................... $1,844,909  $173,722
   Purchased software.....................................  1,214,584    15,144
   Furniture and fixtures.................................  1,116,065     5,932
   Leasehold improvements.................................    607,895    37,700
                                                           ----------  --------
                                                            4,783,453   232,498
   Less--Accumulated depreciation and amortization........   (456,023)  (79,460)
                                                           ----------  --------
     Property and equipment, net.......................... $4,327,430  $153,038
                                                           ==========  ========

   For the years ended December 31, 1999, 1998 and 1997, depreciation and amortization expense was $387,746, $65,000 and $13,100, respectively.

                              PAYLINX CORPORATION

4. Debt:

 Convertible Debt

   From June to September 1999, the Company issued $5,787,000 of Convertible Promissory Notes (Convertible Notes). The Convertible Notes are convertible to Series B Convertible Preferred Stock (Series B Preferred) at 110% of the original note value only upon completion of a subsequent funding round of at least $10,000,000. The Convertible Notes have an interest rate of 8% payable either in cash or additional Series B Preferred shares. The Convertible Notes expire either one year from the date of execution of the Convertible Notes, upon issuance of the Series B Preferred shares or upon any merger involving the Company. If the Convertible Notes become exercisable and are not exercised, the terms of the Convertible Notes are extended for one year. In January 2000, the Company issued Series B Preferred shares and all Convertible Notes and the associated interest were converted into Series B Preferred shares. See Note 8 for more information.

 Accounts Receivable Purchase Agreement

   In October 1999, the Company executed an Accounts Receivable Purchase Agreement (the Agreement) which allowed the Company to sell up to $2,000,000 in qualified accounts receivable for a finance charge of 1.25% per month multiplied by the average outstanding accounts receivable plus 1% of all accounts receivable sold that month. The Company agreed to repurchase all accounts receivable over 90 days old, as well as any disputed accounts receivable. The Agreement gave the issuer a lien on the cash, receivables, property and other assets of the Company. The agreement expires in October 2000, but automatically renews without cancellation by either the Company or the issuer. At December 31, 1999, there were no accounts receivable sold under the Agreement.

   In association with the Agreement, the Company issued warrants to purchase 14,285 Series A Preferred Stock (Series A) at an initial exercise price of $10.50. These warrants expire October 13, 2004.

 Short-Term Bridge Notes

   In November and December 1999, the Company issued $4,000,000 in Short-Term Bridge Notes (Short-Term Notes). The Short-Term Notes pay interest of 9% and are due within 90 days of issuance. In January 2000, the Company issued Series B Preferred Shares and all Short-Term Notes and the associated interest were converted into Series B Preferred Shares. See Note 8 for more information.

 Letter of Credit

   In association with the Company's lease of office space, the Company was required to establish a letter of credit. The maximum amount available under the letter of credit was $325,000 and is payable to the lessor. The letter of credit is secured by certificates of deposit totaling $325,000 which are included in other assets in the accompanying balance sheet. The required letter of credit decreases over the term of the lease.

5. Retirement Plan:

   In February 1999, the Company established an employee benefit plan qualified under Section 401(k) of the Internal Revenue Code through which eligible employees may defer a portion of their salaries. The Company's contributions to the plan are discretionary. The Company elected not to contribute to the Plan in 1999.

6. Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit):

 Common Stock

   On July 1, 1999, the stockholders approved a two for one stock split. All per share information has been retroactively adjusted to reflect this split for all years presented.

                              PAYLINX CORPORATION

 Series A Convertible Redeemable Preferred Stock

   During October and December 1998, the Company issued 400,800 shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred) along with warrants to purchase up to 30,000 shares of common stock. Total proceeds from the issuance were $4,008,100 with $10 per share allocated to the Series A Preferred and $100 allocated to the warrants. Any excess of mandatory redemption value over original recorded value is accreted to the earliest possible redemption date. The periodic accretion is charged directly to retained earnings (deficit). The Series A Preferred Shares were exchanged for new shares of Series A preferred stock in conjunction with the subsequent event described in Note 8.

   The Series A Preferred stockholders have preemptive rights to purchase new issuances of securities.

   Each warrant issued allows the warrant holder to purchase one share of common stock for $5 per share, subject to adjustment as defined in the certificate of incorporation. The warrants expire in October 2003. The warrants vest and become exercisable through December 31, 1999, contingent on the occurrence of certain events as defined in the Preferred Stock Agreement.

 Stock Options

   In connection with the sale and issuance of preferred stock in October 1998, the Company issued stock options primarily to the founders and certain employees. Options continued to be granted to all new employees through December 31, 1999. The options vest over a four-year period. There is no vesting for the first six months, options are 6/48 vested at the end of the sixth month, then vesting is straight-line through the 48th month. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," compensation expense is recorded evenly over the period services are received (the vesting period) and measured based on the intrinsic value of the options at the date of grant. In 1999 and 1998, $1,693,651 and $77,000 was recorded as compensation expense related to stock options, respectively.

   A summary of the status of the Company's stock options for 1999 and 1998 (restated for the 1999 stock split) is presented in the table below:

                                               1999                1998
                                        -------------------- -----------------
                                                    Weighted          Weighted
                                                    Average           Average
                                                    Exercise          Exercise
                                          Shares     Price    Shares   Price
                                        ----------  -------- -------- --------
   Outstanding--beginning of year......    424,400   $1.00        --   $ --
   Granted.............................    896,350    2.06    424,400   1.00
   Exercised...........................     (2,708)   1.00        --     --
   Canceled/forfeited..................   (210,256)   1.47        --     --
                                        ----------           --------
     Outstanding--end of year..........  1,107,786   $1.81    424,400  $1.00
                                        ==========           ========
   Exercisable--end of year............    356,008   $1.28        --   $ --
   Weighted average fair value for
    grants during year................. $     3.53           $   4.17

   The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1999 and 1998, respectively: risk-free interest rates ranging from 4.61% to 6.14% and 4.48% to 4.75%; expected dividend yield of 0.0%; and expected lives of four years. The range of exercise prices for the options outstanding at December 31, 1999, was $1.00 to $7.50. The exercise price for all options outstanding at December 31, 1998, was $1.00. The weighted-average

                              PAYLINX CORPORATION
remaining contractual life was 3.3 and 3.8 years for options outstanding at December 31, 1999 and 1998, respectively.

   The Company's net loss and basic and diluted loss per share would not significantly differ for 1999 and 1998 had compensation expense for the Company's 1999 and 1998 grants of stock options been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation." The effects of the application of SFAS 123 in this disclosure are not indicative of the pro forma effect on net income (loss) in future years.

7. Commitments and Contingencies:

   The Company leases its St. Louis facility under an operating lease agreement expiring in 2004 with renewal options.

   In December 1999, the Company leased facilities in Reston, Virginia, and will move the headquarters there. The Company will vacate certain leased space in St. Louis, Missouri, and sublease the vacated space through March 31, 2001. A reserve for the amount of the lease payments in excess of the sublease has been established and constitutes the balance of other long-term obligations in the accompanying balance sheets. The sublease renews automatically for a period through October 31, 2004, unless canceled by either party. Additionally, the Company has recognized a loss on disposal of assets of $444,503 due to writing down leasehold improvements and furniture and fixtures to the net realizable value as of December 31, 1999.

   As of December 31, 1999, minimum future lease payments under leases are as follows:

                                                              Less
                                                   Lease    Sublease  Net Lease
                                                Commitments Revenue  Commitments
                                                ----------- -------- -----------
   For the Year Ending December 31
   2000........................................  $931,808   $207,911  $723,897
   2001........................................   883,303     63,105   820,198
   2002........................................   907,697        --    907,697
   2003........................................   916,735        --    916,735
   2004........................................   652,338        --    652,338

   Rent expense for the years ended December 31, 1999, 1998 and 1997 was
$                                    485,411, $47,802 and $10,234, respectively.

   The Company at times is a party to various claims and legal proceedings arising in the ordinary course of business. Management does not believe that the ultimate disposition of any or all such proceedings will have a material adverse effect upon the financial condition or results of operations of the Company.

8. Subsequent Events:

   In January 2000, the shareholders of the Company voted to merge PaylinX Corporation, a Missouri corporation, with PaylinX Corporation, a Delaware corporation. The new company adopted a certificate of incorporation which authorized 20,000,000 shares of common stock with a $0.01 per share par value. The certificate of incorporation also authorized 5,000,000 shares of preferred stock. In conjunction therewith, PaylinX Corporation, Delaware exchanges 801,600 shares of Series A Convertible Redeemable Preferred Stock (New Series A Preferred) for the 400,800 shares of Series A Preferred from PaylinX Corporation, Missouri.

   Additionally, the Company issued 3,836,472.15 shares of Series B Convertible Redeemable Preferred Stock (Series B Preferred) with a par value of $0.01 for $7.824538 per share. The Convertible Notes (at 110%

                              PAYLINX CORPORATION
of the original note value) and Short-Term Bridge Notes plus the associated accrued interest were converted or exchanged for shares of the Series B Preferred.

   Under the certificate of incorporation, each share of New Series A Preferred and Series B Preferred may be voluntarily converted into one share of common stock, subject to certain conversion adjustments as defined in the certificate of incorporation at anytime. The New Series A Preferred and the Series B Preferred will automatically be converted into common stock upon an initial public offering valued at not less than $20 million.

   The New Series A Preferred and Series B Preferred are mandatorily redeemable by the Company as follows: half of the then outstanding shares of New Series A Preferred and Series B Preferred on the fifth anniversary of the original issuance date, half of the then outstanding shares of New Series A Preferred and Series B Preferred on the sixth anniversary of the original issuance date and the remaining outstanding shares of New Series A Preferred and Series B Preferred on the seventh anniversary of the original issuance date. The redemption price at each of the redemption dates will be the greater of $5 and $7.824538 per share or fair market value, plus any declared and unpaid dividends for the New Series A Preferred and Series B Preferred, respectively. The fair market value of the New Series A Preferred and Series B Preferred is to be determined by independent appraisers appointed by the Company and the New Series A Preferred and Series B Preferred stockholders.

   The New Series A Preferred and Series B Preferred stockholders have preemptive rights to purchase new issuances of securities. If this transaction had been completed at December 31, 1999, the effect of this transaction on the December 31, 1999, balance sheet would have been as follows:

                                                      Actual      Pro Forma
                                                       1999          1999
                                                   ------------  ------------
                                                                 (Unaudited)
   CURRENT ASSETS:
     Cash and cash equivalents.................... $    745,769  $ 19,619,974
     Other current assets.........................      969,027       969,027
                                                   ------------  ------------
       Total current assets.......................    1,714,796    20,589,001
   LONG-TERM ASSETS...............................    4,704,064     4,704,064
                                                   ------------  ------------
       Total assets............................... $  6,418,860  $ 25,293,065
                                                   ============  ============
   CURRENT LIABILITIES:
     Notes payable................................ $  4,000,000  $        --
     Other current liabilities....................    6,685,806     6,423,867
                                                   ------------  ------------
       Total current liabilities..................   10,685,806     6,423,867
                                                   ------------  ------------
   OTHER LONG-TERM OBLIGATIONS....................      813,961       813,961
                                                   ------------  ------------
   LONG-TERM DEBT.................................    5,787,000           --
                                                   ------------  ------------
   Series A redeemable, convertible preferred
    stock.........................................    4,437,000     4,437,000
   Series B redeemable, convertible preferred
    stock.........................................          --     29,501,844
   STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock.................................       18,689        18,689
     Additional paid-in capital...................    4,532,270     4,532,270
     Deferred compensation........................   (2,360,577)   (2,360,577)
     Retained deficit.............................  (17,495,289)  (18,073,989)
                                                   ------------  ------------
       Total stockholders' equity (deficit).......  (15,304,907)  (15,883,607)
                                                   ------------  ------------
       Total liabilities and stockholders' equity
        (deficit)................................. $  6,418,860  $ 25,293,065
                                                   ============  ============

                              PAYLINX CORPORATION

                         UNAUDITED FINANCIAL STATEMENTS

              Quarterly Report for the Period Ended June 30, 2000

                                 BALANCE SHEETS

                                                      June 30,    December 31,
                                                        2000          1999
                                                    ------------  ------------
                                                    (Unaudited)
                      ASSETS
                      ------
CURRENT ASSETS:
 Cash and cash equivalents......................... $ 11,535,388  $    745,769
 Accounts receivable, net of allowance of $437,315
  and $225,000, respectively.......................    2,814,576       851,027
 Other current assets..............................      224,525       118,000
                                                    ------------  ------------
   Total current assets............................   14,574,489     1,714,796
PROPERTY AND EQUIPMENT.............................    3,953,070     4,327,430
OTHER ASSETS.......................................      403,578       376,634
                                                    ------------  ------------
   Total assets.................................... $ 18,931,137  $  6,418,860
                                                    ============  ============
  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  ----------------------------------------------
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities.......... $    882,455  $  5,660,126
 Accrued compensation and related expenses.........      722,819       158,299
 Deferred revenue..................................    1,360,560       787,846
 Notes payable.....................................          --      4,000,000
 Other current liabilities.........................          --         79,535
                                                    ------------  ------------
   Total current liabilities.......................    2,965,834    10,685,806
OTHER LONG-TERM OBLIGATIONS........................      835,606       813,961
LONG-TERM DEBT.....................................          --      5,787,000
 Series A convertible redeemable preferred stock
  ($.01 par value, 801,600 shares issued and
  outstanding, liquidation value of $4,008,000)....    4,614,736     4,437,000
 Series B convertible redeemable preferred stock
  ($.01 par value, 4,066,519 and 0 shares issued
  and outstanding).................................   31,301,840           --
STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock ($.01 par value, 20,000,000 shares
  authorized, 2,184,202 and 1,868,908 shares
  issued and outstanding)..........................       21,842        18,689
 Additional paid-in capital........................    5,161,179     4,532,270
 Deferred compensation.............................   (1,795,772)   (2,360,577)
 Retained deficit..................................  (24,174,128)  (17,495,289)
                                                    ------------  ------------
   Total stockholders' equity (deficit)............  (20,786,879)  (15,304,907)
                                                    ------------  ------------
   Total liabilities and stockholders' equity
    (deficit)...................................... $ 18,931,137  $  6,418,860
                                                    ============  ============

   The accompanying notes are an integral part of these financial statements.

                              PAYLINX CORPORATION

                            STATEMENTS OF OPERATIONS
                                  (Unaudited)

                              Three months ended         Six months ended
                                   June 30,                  June 30,
                            ------------------------  ------------------------
                               2000         1999         2000         1999
                            -----------  -----------  -----------  -----------
REVENUE:
  License fees............. $ 2,509,580  $   446,660  $ 5,146,319  $   747,668
  Maintenance..............     416,960       77,802      705,491      145,067
                            -----------  -----------  -----------  -----------
    Total revenue..........   2,926,540      524,462    5,851,810      892,735
                            -----------  -----------  -----------  -----------
OPERATING EXPENSES:
  Cost of revenue..........     297,668      121,475      652,413      178,383
  Research and
   development.............   1,292,755      847,899    2,642,836    1,084,525
  Selling and marketing....   2,414,502      750,456    4,922,656    1,037,855
  General and
   administrative..........   2,345,772      725,907    3,878,111    1,250,241
                            -----------  -----------  -----------  -----------
    Total operating
     expenses..............   6,350,697    2,445,737   12,096,016    3,551,004
                            -----------  -----------  -----------  -----------
Operating loss.............  (3,424,157)  (1,921,275)  (6,244,206)  (2,658,269)
                            -----------  -----------  -----------  -----------
OTHER (INCOME) EXPENSES:
  Interest (income)
   expense.................    (213,984)      10,153      255,410       10,153
  Other (income) expense...         --       (13,241)       1,487      (44,519)
                            -----------  -----------  -----------  -----------
    Total other (income)
     expenses..............    (213,984)      (3,088)     256,897      (34,366)
                            -----------  -----------  -----------  -----------
Net loss................... $(3,210,173) $(1,918,187) $(6,501,103) $(2,623,903)
                            ===========  ===========  ===========  ===========
Basic and diluted loss per
 share..................... $     (1.68) $     (1.03) $     (3.27) $     (1.41)
                            ===========  ===========  ===========  ===========
Weighted average shares
 used in basic and diluted
 per share computation.....   1,958,981    1,866,200    2,041,555    1,866,200
                            ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                              PAYLINX CORPORATION

                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                      Six months ended June
                                                               30,
                                                     -------------------------
                                                         2000         1999
                                                     ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................... $ (6,501,103) $(2,623,903)
  Adjustments to reconcile net loss to cash used in
   operating activities:
    Depreciation and amortization...................      524,169       66,391
    Other long-term obligations.....................       21,645          --
    Compensation expense recorded on stock options..      492,982      271,333
  Changes in assets and liabilities--
    Accounts receivable.............................   (1,963,549)    (441,844)
    Accounts payable and accrued expenses...........   (4,777,671)      70,132
    Accrued compensation and related expenses.......      564,520        7,802
    Deferred revenue................................      572,714      129,358
    Other...........................................     (213,004)      18,537
                                                     ------------  -----------
      Net cash used in operating activities.........  (11,279,297)  (2,502,194)
                                                     ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..........     (149,809)  (1,293,749)
                                                     ------------  -----------
      Net cash used in investing activities.........     (149,809)  (1,293,749)
                                                     ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock............      703,885          --
  Proceeds from issuance of preferred stock, net....   21,514,840          --
  Proceeds from borrowings, net.....................          --     4,033,000
                                                     ------------  -----------
      Net cash provided by financing activities.....   22,218,725    4,033,000
                                                     ------------  -----------
      Net increase in cash and cash equivalents.....   10,789,619      237,057
CASH AND CASH EQUIVALENTS, beginning of year........      745,769    3,198,437
                                                     ------------  -----------
CASH AND CASH EQUIVALENTS, end of year.............. $ 11,535,388  $ 3,435,494
                                                     ============  ===========


   The accompanying notes are an integral part of these financial statements.

                              PAYLINX CORPORATION

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. The Company

   PaylinX Corporation (the Company) designs, develops, markets, licenses and supports point-of-sale software systems for the processing of electronic payments, including those arising from internet e-commerce. The Company's payment servers perform real-time authorization, settlement and management functions for conventional and corporate purchasing card transactions in consumer and business-to-business application environments.

2. Basis of Presentation

   The accompanying unaudited, interim financial statements of PaylinX Corporation omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. This report should be read in conjunction with the audited financial statements and notes to the financial statements as of and for the year ended December 31, 1999. In the opinion of Management, all adjustments, consisting primarily of normal recurring adjustments, necessary for a fair presentation of interim period results have been made. The interim results reflected in the financial statements are not necessarily indicative of results expected for the full year, or future periods.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

 Revenue Recognition

   Revenue is recognized when earned. The Company licenses software under perpetual license agreements direct to customers and to resellers and provides maintenance and support services. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statements of Position 97-2, 98-4 and 98-9, "Software Revenue Recognition." License fee revenues are generally recognized when a license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements, which meet these recognition criteria, the portion of the fees related to software licenses will generally be recognized in the current period. The Company allocates a portion of contractual license fees to postcontract support activities covered under the contract including first year maintenance. Maintenance revenues are recognized ratably over the maintenance period, which generally is one year.

 Earnings Per Share

   Basic earnings (loss) per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common and common equivalent shares outstanding, unless the calculation is antidilutive. For the six months and three months ended June 30, 2000, the net loss applicable to common stockholders has been adjusted to reflect $177,736 and $88,868, respectively, of accretion related to the Series A convertible redeemable preferred stock. For all periods presented, the effect of dilutive securities is antidilutive. As such, the denominator used in determining earnings per share is the same for both basic and dilutive earnings per share.

                              PAYLINX CORPORATION

3. Debt

 Convertible Debt

   From June to September 1999, the Company issued $5,787,000 of Convertible Promissory Notes (Convertible Notes). The Convertible Notes are convertible to Series B Convertible Preferred Stock (Series B Preferred) at 110% of the original note value only upon completion of a subsequent funding round of at least $10,000,000. The Convertible Notes have an interest rate of 8% payable either in cash or additional Series B Preferred shares. In January 2000, the Company issued Series B Preferred shares and all Convertible Notes and the associated interest were converted into Series B Preferred shares. See Note 4 for more information.

 Short-Term Bridge Notes

   In November and December 1999, the Company issued $4,000,000 in Short-Term Bridge Notes (Short-Term Notes). In January 2000, the Company issued Series B Preferred Shares and all Short-Term Notes and the associated interest were converted into Series B Preferred Shares. See Note 4 for more information.

4. Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)

 Common Stock

   On July 1, 1999, the shareholders approved a two for one stock split. All per share information has been retroactively adjusted to reflect this split for all years presented.

 Series A Convertible Redeemable Preferred Stock

   During October and December 1998, the Company issued 400,800 shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred) along with warrants to purchase up to 30,000 shares of common stock. Total proceeds from the issuance were $4,008,100 with $10 per share allocated to the Series A Preferred and $100 allocated to the warrants. Any excess of mandatory redemption value over original recorded value is accreted to the earliest possible redemption date. The periodic accretion is charged directly to retained earnings (deficit). The Series A Preferred Shares were exchanged for new shares of Series A preferred stock in conjunction with the transaction described below.

   Each warrant issued allows the warrant holder to purchase one share of common stock for $5 per share, subject to adjustment as defined in the certificate of incorporation. The warrants expire in October 2003. The warrants vest and become exercisable through December 31, 1999, contingent on the occurrence of certain events as defined in the Preferred Stock Agreement.

   In January 2000, the shareholders of the Company voted to merge PaylinX Corporation, a Missouri corporation, with PaylinX Corporation, a Delaware corporation. The new company issued a certificate of incorporation which authorized 20,000,000 shares of common stock with a $0.01 per share par value. The certificate of incorporation also authorized 5,000,000 shares of preferred stock. In conjunction therewith, PaylinX Corporation, Delaware exchanged 801,600 shares of Series A Convertible Redeemable Preferred Stock (New Series A Preferred) for the 400,800 shares of Series A Preferred from PaylinX Corporation, Missouri.

   Additionally, in February 2000, the Company issued 3,836,472.15 shares of Series B Convertible Redeemable Preferred Stock (Series B Preferred) with a par value of $0.01 for $7.824538 per share. The Convertible Notes (at 110% of the original note value) and Short-Term Bridge Notes plus the associated accrued interest were converted or exchanged for shares of the Series B Preferred.

                              PAYLINX CORPORATION

   Under the certificate of incorporation, each share of New Series A Preferred and Series B Preferred may be voluntarily converted into one share of common stock, subject to certain conversion adjustments as defined in the certificate of incorporation at anytime. The New Series A Preferred and the Series B Preferred will automatically be converted into common stock upon an initial public offering or sale valued at not less than $20 million.

   The New Series A Preferred and Series B Preferred are mandatorily redeemable by the Company as follows: half of the then outstanding shares of New Series A Preferred and Series B Preferred on the fifth anniversary of the original issuance date, half of the then outstanding shares of New Series A Preferred and Series B Preferred on the sixth anniversary of the original issuance date and the remaining outstanding shares of New Series A Preferred and Series B Preferred on the seventh anniversary of the original issuance date. The redemption price at each of the redemption dates will be the greater of $5 and $7.824538 per share or fair market value, plus any declared and unpaid dividends for the New Series A Preferred and Series B Preferred, respectively.

   The New Series A Preferred and Series B Preferred stockholders have preemptive rights to purchase new issuances of securities.

5. Commitments and Contingencies

   The Company at times is a party to various claims and legal proceedings arising in the ordinary course of business. Management does not believe that the ultimate disposition of any or all such proceedings will have a material adverse effect upon the financial condition or results of operations of the Company.

6. Subsequent Event

   On July 9, 2000, the Company signed an agreement and plan of merger with CyberSource Corporation.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              PAYLINX CORPORATION,

                             SAPPHIRE MERGER, INC.

                                      AND

                            CYBERSOURCE CORPORATION

                                  July 9, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 ARTICLE 1 THE MERGER....................................................   1

 1.1  The Merger........................................................    1
 1.2  Effective Time of the Merger......................................    1

 ARTICLE 2 THE SURVIVING CORPORATION.....................................   1

 2.1  Certificate of Incorporation......................................    1
 2.2  Bylaws............................................................    1
 2.3  Directors and Officers of Surviving Corporation...................    2

 ARTICLE 3 CONVERSION OF SECURITIES......................................   2

 3.1  Conversion of Shares..............................................    2
 3.2  Options...........................................................    2
 3.3  Exchange of Certificates..........................................    3
 3.4  Escrow............................................................    3
 3.5  Dividends; Transfer Taxes.........................................    3
 3.6  No Fractional Shares..............................................    4
 3.7  Closing of Company Transfer Books.................................    4
 3.8  Closing...........................................................    4
 3.9  Supplementary Action..............................................    4
 3.10 Dissenting Shares.................................................    4
 3.11 Lost, Stolen or Destroyed Certificate.............................    5

 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................   5

      Due Organization; Good Standing; Authority; Binding Nature of
 4.1  Agreements........................................................    5
 4.2  Certificate of Incorporation and Bylaws; Records..................    6
 4.3  Capitalization; Ownership of Stock................................    6
 4.4  Financial Statements..............................................    7
 4.5  Absence of Changes................................................    7
 4.6  Title to Assets; Equipment; Real Property, Leases.................    9
 4.7  Bank Accounts.....................................................    9
 4.8  Receivables; Major Customers......................................   10
 4.9  Accounts Payable; Major Suppliers.................................   10
 4.10 Proprietary Assets................................................   10
 4.11 Contracts.........................................................   11
 4.12 Compliance With Legal Requirements................................   13
 4.13 Governmental Authorizations.......................................   14
 4.14 Tax Matters.......................................................   14
 4.15 Employee and Labor Matters........................................   15
 4.16 Benefit Plans; ERISA..............................................   16
 4.17 Environmental Matters.............................................   17
 4.18 Sale of Products; Performance of Services.........................   18
 4.19 Insurance.........................................................   18
 4.20 Related Party Transactions........................................   19
 4.21 Proceedings; Orders...............................................   19
 4.22 Non-Contravention; Consents.......................................   20
 4.23 Brokers...........................................................   21
 4.24 Year 2000 Compliance..............................................   21
 4.25 Tax Treatment.....................................................   21
 4.26 Full Disclosure...................................................   21

                                                                                                 Page
                                                                                                 ----
4.27  Powers of Attorney........................................................................  22
4.28  Voting Arrangements.......................................................................  22
4.29  Financial Projections.....................................................................  22
4.30  Opinion of Financial Advisor..............................................................  22
4.31  Change in Control Payments................................................................  22
4.32  Board Approval............................................................................  22
4.33  Vote Required.............................................................................  22
4.34  Lock-Up Agreements........................................................................  22
4.35  Expenses..................................................................................  22

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB............................   23

5.1   Due Organization; Good Standing; Authority; Binding Nature of Agreements..................  23
5.2   Capitalization; Ownership of Stock........................................................  23
5.3   Brokers...................................................................................  23
5.4   Non-Contravention; Consents...............................................................  23
5.5   Tax Treatment.............................................................................  24
5.6   SEC Filings; Financial Statements.........................................................  24
5.7   Opinion of Financial Advisor..............................................................  24
5.8   Absence of Changes........................................................................  24
5.9   Proceedings; Orders.......................................................................  24
5.10  Undisclosed Liabilities...................................................................  25
5.11  Full Disclosure...........................................................................  25
5.12  Vote Required.............................................................................  25
5.13  Acquiror Stock Listed on Nasdaq...........................................................  25
5.14  Board Approval............................................................................  25

ARTICLE 6 ADDITIONAL AGREEMENTS................................................................   26

6.1   Company Stock Options.....................................................................  26
6.2   Certain Employee Benefit Matters..........................................................  26
6.3   Additional Agreements.....................................................................  26
6.4   Conduct of Business by the Company Pending the Merger.....................................  26
6.5   No Solicitation...........................................................................  27
6.6   Proxy Statement; Permit Application.......................................................  28
6.7   Stockholders' Meetings; Voting Agreements.................................................  29
6.8   Consents; Approvals.......................................................................  29
6.9   Agreements of Affiliates..................................................................  30
6.10  Lock-Up Agreements........................................................................  30
6.11  Acquiror Options..........................................................................  30
6.12  Notification of Certain Matters...........................................................  30
6.13  Public Announcements......................................................................  30
6.14  Conveyance Taxes..........................................................................  30
6.15  Letters of Company Accountants............................................................  31
6.16  Indemnification of the Company's Directors and Officers...................................  31
6.16  Executive Benefits Summaries..............................................................  31
6.18  Nasdaq Notification.......................................................................  31

ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE MERGER.............................................   31

7.1   Conditions to Obligations of Each Party to Effect the Merger..............................  31
7.2   Additional Conditions to Acquiror's and Merger Sub's Obligation to Consummate the Merger..  32
7.3   Additional Conditions to the Company's Obligation to Consummate the Merger................  33

                                                                            Page
                                                                            ----
 ARTICLE 8 ESCROW AND INDEMNIFICATION......................................  34

  8.1  Indemnification....................................................   34
  8.2  Escrow Fund........................................................   34
  8.3  Limitations on Indemnification.....................................   34
  8.4  Escrow Periods.....................................................   35
  8.5  Claims Upon Escrow Fund............................................   35
  8.6  Valuation..........................................................   35
  8.7  Objections to Claims to Escrow Fund................................   35
  8.8  Resolution of Conflicts............................................   36
  8.9  Stockholders' Agent................................................   36
  8.10 Actions of the Stockholders' Agent.................................   37
  8.11 Claims.............................................................   37

 ARTICLE 9 TERMINATION.....................................................  37

  9.1  Termination........................................................   37
  9.2  Effect of Termination..............................................   38
  9.3  Fees and Expenses..................................................   38

 ARTICLE 10 MISCELLANEOUS PROVISIONS.......................................  39

 10.1  Survival of Representations and Covenants..........................   39
 10.2  Transfer Taxes.....................................................   39
 10.3  Notices............................................................   39
 10.4  Time of the Essence................................................   40
 10.5  Headings...........................................................   40
 10.6  Counterparts.......................................................   40
 10.7  Governing Law......................................................   40
 10.8  Waiver.............................................................   40
 10.9  Amendments.........................................................   40
 10.10 Severability.......................................................   40
 10.11 Parties in Interest................................................   40
 10.12 Entire Agreement...................................................   40
 10.13 Construction.......................................................   41

                          AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER, dated as of July 9, 2000 (the "Agreement"), by and among CyberSource Corporation ("Acquiror"), a Delaware corporation, Sapphire Merger, Inc. ("Merger Sub"), a Delaware corporation, and PaylinX Corporation (the "Company"), a Delaware corporation. Certain capitalized terms used in this Agreement are defined in Exhibit A.

   WHEREAS, the Boards of Directors of Acquiror, Merger Sub and the Company each have determined that the acquisition of the Company by Acquiror is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

   WHEREAS, for federal income tax purposes, it is intended that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

   1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company, the Company shall be the surviving corporation (the "Surviving Corporation") and the separate existence of Merger Sub shall thereupon cease (the "Merger"). Without limiting the generality of the foregoing, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror.

   1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed certificate of merger (the "Certificate of Merger"), in such form as may be agreed by the parties hereto and as required by the relevant provisions of the Delaware General Corporation Law (the "DGCL"), has been duly filed with the Secretary of State of the State of Delaware, which filings shall be made as part of the Closing upon satisfaction or waiver of the conditions set forth in Article 7. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware or at such later time as is provided in the Certificate of Merger.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

   2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company, as amended and restated to read as the Certificate of Incorporation of Merger Sub and as attached as Exhibit A to the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

   2.2 Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   2.3 Directors and Officers of Surviving Corporation. The directors of the Company shall resign effective as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial and only officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE 3

                            CONVERSION OF SECURITIES

   3.1 Conversion of Shares.

   (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, and subject to Section 3.10, each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") and each share of the Company's preferred stock, $.01 par value per share ("Company Preferred Stock," and, together with the Company Common Stock, the "Company Stock"), that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Stock (the "Certificate"), one and two-tenths (1.2) shares (the "Exchange Ratio") of Common Stock of Acquiror, $0.001 par value per share ("Acquiror Stock"); provided, however, that each share of Company Stock that is held in the treasury of the Company or by any subsidiary of the Company immediately prior to the Effective Time shall not be so converted but shall be canceled and retired, and no consideration shall be delivered in exchange therefor.

   (b) In no event shall Acquiror be obligated to issue more than 8,450,797 shares of Acquiror Stock to holders of Company Stock as of the date of this Agreement, plus shares of Acquiror Stock upon conversion of Company Stock issued upon exercise of options to purchase up to 2,430,128 shares of Company Common Stock and warrants to purchase 14,286 shares of Company Common Stock. Notwithstanding anything to the contrary herein, no Stockholder shall have a claim against Acquiror, Merger Sub or the Surviving Corporation if there is a breach of Section 4.3 resulting in a Stockholder receiving a lesser number of shares of Acquiror Stock.

   (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of the common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and continue as one share of the common stock of the Surviving Corporation.

   3.2 Options.

   (a) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option") subject to the Company's 2000 Stock Option Plan (the "Company Stock Option Plan"), whether vested or unvested, shall by virtue of the Merger be deemed assumed by Acquiror and will constitute an option to acquire the number (rounded down to the nearest whole number) of shares of Acquiror Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share rounded up to the nearest whole cent equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the Exchange Ratio. Such assumed options will be subject to the terms of the Company Stock Option Plan and the stock option agreement between the Company and each optionee, as amended.

   (b) As soon as practicable after the Effective Time, Acquiror shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto. Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of Acquiror Stock for delivery pursuant to the terms set forth in this Section 3.2.

   (c) At the Effective Time, each outstanding warrant to purchase Company Stock shall by virtue of the Merger be deemed assumed by Acquiror and will constitute the right to acquire the number (rounded down to the nearest whole number) of shares of Acquiror Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time (not taking into account whether or not such warrant was in fact exercisable), at a price per share rounded up to the nearest whole cent equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such warrant divided by (y) the Exchange Ratio; provided that any such warrant will remain subject to all other terms of the warrant agreement pursuant to which it was granted.

   3.3 Exchange of Certificates.

   (a) Within twenty (20) business days after the Effective Time, Acquiror shall make available, and each Stockholder will be entitled to receive upon surrender of Certificates representing all shares of Company Stock held by such Stockholder to American Stock Transfer and Trust Company, acting as exchange agent (the "Exchange Agent"), certificates representing the number of whole shares of Acquiror Stock into which such shares of Company Stock are converted in the Merger (excluding the Escrow Shares), subject to this Section 3.3. The shares of Acquiror Stock into which the shares of the Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

   (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Stockholder (i) a letter of transmittal (which shall specify that delivery shall be effected only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify that are not inconsistent with the terms of this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (y) a certificate representing that number of whole shares of Acquiror Stock that the holder is entitled to receive pursuant to this Section 3.3 and (z) a check representing the amount of cash which such holder has the right to receive in respect of the Certificate so surrendered pursuant to Section 3.6.

   3.4 Escrow. As security for the Stockholders' indemnification obligations set forth herein, Acquiror will deliver to the Escrow Agent under an Escrow Agreement in substantially the form of Exhibit B attached hereto dated as of the date hereof by and among Acquiror, the Stockholders' Agent and the Escrow Agent (the "Escrow Agreement"), ten percent (10%) of the aggregate number of shares of Acquiror Stock to be issued pursuant to Section 3.1 in respect of Company Stock (the "Escrow Fund"). Such shares shall be held in escrow on behalf of the Stockholders, on a pro rata basis, in accordance with each such Stockholder's percentage ownership ("Pro Rata Portion") of Company Stock immediately prior to the Merger. Such shares ("Escrow Shares") shall be held as security for the Stockholders' indemnification obligations under Article 8.

   3.5 Dividends; Transfer Taxes.

   (a) No dividends that are declared on shares of Acquiror Stock after the Effective Time (if any) will be paid to Persons entitled to receive certificates representing shares of Acquiror Stock until such Persons surrender their Certificates. Upon such surrender, there shall be paid to the Person in whose name the certificates representing such shares of Acquiror Stock shall be issued any dividends which shall have become payable with respect to such shares of Acquiror Stock between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends be entitled to receive interest on such dividends.

   (b) If any certificates for any shares of Acquiror Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Acquiror Stock in a name other than that of the registered holder of the Certificate surrendered or
(ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

   (c) Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a Stockholder for any shares of Acquiror Stock or dividends thereon or the cash payments otherwise due hereunder delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.

   3.6 No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares of Acquiror Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional share of Acquiror Stock, cash adjustments will be paid in respect of any fractional share of Acquiror Stock that would otherwise be issuable. The amount of such adjustment shall be the product of (i) such fraction of a share of Acquiror Stock multiplied by (ii) the Exchange Price.

   3.7 Closing of Company Transfer Books. Upon the Closing, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Acquiror Stock or cash in accordance with the terms hereof. The holders of shares of Company Stock to be exchanged for shares of Acquiror Stock pursuant to this Agreement shall cease to have any rights as stockholders of the Company, except for the right to surrender such Certificates in exchange for shares of Acquiror Stock as provided hereunder or such appraisal rights as are provided under applicable law.

   3.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. on the next business day following satisfaction or waiver of all closing conditions set forth in
Article 7, or such later date or time as the parties hereto may agree in writing.

   3.9 Supplementary Action. If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Company in the name of and on behalf of the Company to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

   3.10 Dissenting Shares.

   (a) Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Stock held by a Stockholder who has exercised such holder's appraisal rights in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration described in Section 3.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by the DGCL.

   (b) Notwithstanding the provisions of subsection (a) above, if any Stockholder who demands appraisal rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such Stockholder's appraisal rights under the DGCL, then, as of the Effective Time or the occurrence of such event, such Stockholder's shares shall automatically be converted into and represent only the right to receive the consideration described in Section 3.1, subject in any event to Section 3.5.

   (c) The Company shall give Acquiror (i) prompt written notice of any written demands for payment with respect to any shares of Company Stock pursuant to appraisal rights, and any withdrawals of such demands or losses of such rights, and any other instruments served pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal rights. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to demands for appraisal rights or offer to settle or settle any such demands.

   3.11 Lost, Stolen or Destroyed Certificate. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Acquiror Stock as may be required pursuant to Section 3.1; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as specifically set forth in the disclosure schedule delivered by the Company to Acquiror at or prior to the execution of this Agreement (the "Target Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company hereby represents and warrants to Acquiror and Merger Sub as of the date hereof and as of the Effective Time as follows:

   4.1 Due Organization; Good Standing; Authority; Binding Nature of
Agreements.

   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; (iii) to perform its obligations under all Company Contracts; and (iv) to enter into and perform all of its obligations under the Transactional Agreements to which it is a party.

   (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or name other than the name set forth in its certificate of incorporation, as amended.

   (c) The Company is duly qualified and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the ownership or leasing of its properties requires such qualification. Section 4.1(c) of the Target Disclosure Schedule sets forth a true and complete list of each jurisdiction in which the Company has an officer or a paid representative (employee or consultant) or owns or leases property and of each jurisdiction in which the Company is qualified to do business.

   (d) Section 4.1(d) of the Target Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, (ii) the members of each committee of the Company's board of directors and (iii) the names and titles of the Company's officers.

   (e) Neither the Company nor any of the Stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

   (f) The Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

   (g) The execution, delivery and performance of the Transactional Agreements to which the Company is a party have been duly authorized by all necessary action on the part of Company, its board of directors, and, as of the Effective Time, the Stockholders.

   (h) Each of the Transactional Agreements to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

   4.2 Certificate of Incorporation and Bylaws; Records.

   (a) The Company has delivered to Acquiror accurate and complete copies of:
(i) the Company's certificate of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholders, and any predecessor thereto, and the board of directors of the Company, and any predecessor thereto. There have been no meetings or other proceedings of the Stockholders, or any predecessor thereto, or the board of directors of the Company, or any predecessor thereto, that are not reflected in such minutes or other records.

   (b) There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws or of any resolution adopted by the Stockholders or the Company's board of directors, and to the Knowledge of the Company no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

   (c) The books of account, stock records, minute books and other records of the Company are accurate, up to date and complete in all material respects, and all of such books and records of the Company and any predecessor thereto are in the actual possession and direct control of the Company.

   4.3 Capitalization; Ownership of Stock. As of the date of this Agreement and as of the Closing:

   (a) The authorized capital stock of the Company consists of Thirty Million (30,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Company Preferred Stock. As of the date of this Agreement, the outstanding capital of the Company consists of (i) 2,174,212 shares of Common Stock,
(ii) options to purchase 2,430,128 shares of Common Stock, (iii) 4,868,119 shares of Company Preferred Stock and (iv) warrants to purchase 14,286 shares of Common Stock. All of such Common Stock, warrants and options are owned of record by the Stockholders, warrantholders and optionholders, respectively, free and clear of any Encumbrances imposed by the Company. Section 4.3(a) of the Target Disclosure Schedule includes (x) a list of all Company Stock Options as of the date hereof, including the name of each holder of Company Stock Options, the date of grant, the number of shares of Company Stock subject to such options, the vesting commencement date and the vesting schedule, (y) a list of all Stockholders and the number of shares of Company Common Stock held thereby, in each case indicating which of such stock is restricted stock, if any, and (z) a list of all holders of Company Preferred Stock of the number of shares of Company Preferred Stock held thereby, in each case indicating which of such stock is restricted stock, if any.

   (b) All of the shares of Company Stock currently outstanding (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and
(iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. The Company has delivered to Acquiror accurate and complete copies of the stock certificates evidencing the currently outstanding shares of Common Stock and Company Preferred Stock.

   (c) There is no (i) outstanding preemptive right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company from the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company issuable by the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

   (d) Since June 1, 1999, the Company has neither repurchased, redeemed or otherwise reacquired, and has not agreed, committed or offered (in writing or otherwise) to reacquire, any shares of capital stock or other securities. Any securities reacquired by the Company were (or will have been) reacquired in full compliance with the applicable provisions of all applicable Legal Requirements.

   4.4 Financial Statements.

   (a) The Company has delivered to Acquiror the following financial statements and notes (collectively, the "Financial Statements"), which are attached hereto as Exhibit C:

     (i) the audited balance sheet of the Company as of December 31, 1999, and the related statements of operations, changes in stockholders' equity and fund balance and cash flows of the Company for the one-year period ending as of December 31, 1999, together with the notes thereto; and

     (ii) the unaudited balance sheets of the Company as of March 31, 2000 (the "Unaudited Interim Balance Sheet") and related unaudited statements of operations, for the three months then ended.

   (b) All of the Financial Statements are accurate and complete in all material respects. The Financial Statements are in accordance with the books and records of the Company, present fairly the financial position of the Company as of the respective dates thereof and the results of operations and, with respect to the audited Financial Statements, changes in stockholders' equity and fund balance and cash flows of the Company for the respective periods covered thereby, and have been prepared in conformity with GAAP, subject, in the case of the unaudited financial statements, to normal recurring year-end adjustments, the effect of which will not be material and the absence of notes and statements of cash flows and changes in stockholders' equity.

   (c) At the date of the Unaudited Interim Balance Sheet, (i) the Company had no Liabilities of any nature required by GAAP to be provided for in such Unaudited Interim Balance Sheet which were not provided for, and (ii) all reserves established by the Company and set forth in the Unaudited Interim Balance Sheet were adequate in all material respects for the purposes for which they were established.

   (d) As of the date of this Agreement, the Company has no Liabilities in excess of $300,000 individually or in the aggregate, except for (i) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; and (ii) accounts payable incurred and accrued by the Company in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet.

   4.5 Absence of Changes. Since March 31, 2000:

   (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, and no event has occurred that likely would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, except in each case any change, circumstances or effect relating to
(i) the economy or securities markets in general or (ii) the industries in which the Company operates in general and not specifically relating to the Company (a "Material Adverse Effect");

   (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

   (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

   (d) the Company has not sold or otherwise issued any shares of capital stock or any other securities;

   (e) the Company has not amended its certificate of incorporation or bylaws and has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

   (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by the Company in the Ordinary Course of Business;

   (g) the Company has not leased or licensed any asset from any other Person except for assets leased or licensed in the Ordinary Course of Business;

   (h) the Company has not made any individual capital expenditure, measured by invoice amount, in excess of $5,000;

   (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for software licenses entered into by the Company in the Ordinary Course of Business;

   (j) the Company has not written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness;

   (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

   (l) the Company has not made any loan or advance to any other Person, including without limitation, any Stockholder;

   (m) the Company has not (i) established or adopted any Plan or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than salary increases for non-officer employees in the Ordinary Course of Business and consistent with the Company's review and compensation policies then in force;

   (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract, except in the Ordinary Course of Business;

   (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated, except in the Ordinary Course of Business;

   (p) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company (other than endorsements of checks and indemnities and warranties entered into in the Ordinary Course of Business), and the Company has not incurred, assumed or otherwise become subject to any Liabilities, other than Liabilities incurred by the Company in the Ordinary Course of Business;

   (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except any that (i) are reflected as current liabilities in the Unaudited Interim Balance Sheet or have been incurred by the Company since the date thereof in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

   (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

   (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

   (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

   (u) the Company has not agreed or committed (in writing or otherwise) to take any of the actions referred to in clauses (c) through (t) above.

   4.6 Title to Assets; Equipment; Real Property, Leases.

   (a) The Company owns, and has good, valid and marketable title to, all assets it purports to own, including (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets acquired by the Company since the date of the Unaudited Interim Balance Sheet; (iii) all assets referred to in Section 4.6(b) of the Target Disclosure Schedule and all of the Company's rights under Company Contracts; and (iv) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any Encumbrances, except liens for current taxes and assessments not delinquent and such other liens that do not, singly or in the aggregate, constitute a Material Adverse Effect.

   (b) Section 4.6(b) of the Target Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible and intangible assets owned by or leased to the Company, and sets forth the original cost and book value of each of said assets.

   (c) To the Knowledge of the Company, each asset identified in Section 4.6(b) of the Target Disclosure Schedule (i) is free of defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); (ii) complies in all material respects, and is being operated and otherwise used in material compliance, with all applicable Legal Requirements; and (iii) is adequate in all material respects for the uses to which it is being put.

   (d) The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Section 4.6(d) of the Target Disclosure Schedule (the "Leased Premises"). Section 4.6(d) of the Target Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises. The Company has delivered to Acquiror complete copies of all such leases. Acquiror will obtain a valid leasehold interest in such leases, in each case free and clear of all title defects, Encumbrances and restrictions of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet and (ii) liens for current taxes not yet due and payable.

   (e) Section 4.6(e) of the Target Disclosure Schedule identifies all personal property assets that are being leased or licensed to the Company.

   (f) All material leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms and, to the Company's Knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof.

   (g) The Company's Leased Premises are in a condition adequate for the conduct of the business in the Ordinary Course of Business, and the Company owns, or has a valid leasehold interest in or license to, all assets necessary for the conduct of its business as presently conducted except for those that would not have a Material Adverse Effect.

   4.7 Bank Accounts. Section 4.7 of the Target Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

   (a) the name and location of the institution at which such account is maintained;

   (b) the name in which such account is maintained and the account number of such account;

   (c) a description of such account and the purpose for which such account is used;

   (d) the balance in such account as of May 31, 2000;

   (e) the rate of interest as of May 31, 2000 being earned on the funds in such account; and

   (f) the names of all individuals authorized to draw on or make withdrawals from such account.

There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

   4.8 Receivables; Major Customers.

   (a) Section 4.8(a) of the Target Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts and notes receivable and a list of all other receivables of the Company as of May 31, 2000.

   (b) All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since such date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) are current and in the aggregate, will be collected in full (without any counterclaim or setoff), net of reserves, on or before the later of 120 days from the date of invoice or 120 days from the date hereof.

   (c) Since June 1, 1999, the Company has not received any notice or other communication (in writing or otherwise), or received any other information, indicating that any customer or other Person may cease dealing with the Company or demand a refund of any fees previously paid.

   (d) The Company has provided to Acquiror a copy of the Company's standard form of customer contract for each product or service it offers to customers. The Company has no oral contracts or agreements to deliver products or provide services.

   4.9 Accounts Payable; Major Suppliers.

   (a) Section 4.9(a) of the Target Disclosure Schedule (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of May 31, 2000; (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of March 31, 2000; and (iii) provides an accurate and complete breakdown of the Company's long term debt as of the date of this Agreement.

   (b) Section 4.9(b) of the Target Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of, the amounts paid to each supplier or other Person, that received more than $5,000 from the Company during the five month period ended May 31, 2000, other than amounts paid to employees or consultants and described in Section 4.15(a) or (b) of the Target Disclosure Schedule. Each such supplier or other Person has executed and delivered to the Company a valid and binding invoice or other agreement with the Company relating to the services or supplies to which such amounts relate.

   4.10 Proprietary Assets.

   (a) Section 4.10(a) of the Target Disclosure Schedule sets forth each of the following Proprietary Assets owned by or licensed to the Company or otherwise used in connection with the Company's business: all United States and foreign
(i) patent and patent applications; (ii) registered trademarks and trademark applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other such Proprietary Asset that is the subject of an application to, or certificate or registration issued by, any state, government or other public legal authority.

   (b) All material designs, drawings, specifications, schematics, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Proprietary Assets of the Company at any stage of their development were written, developed and created solely and exclusively by employees of the Company without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, true and complete copies of which have been delivered to Acquiror. The Company has taken reasonable measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset that is owned by or licensed to the Company or that is otherwise used in connection with the Company's business.

   (c) The Company has not granted any third party any right to manufacture, reproduce, license, use, distribute, market or exploit any of its Proprietary Assets or any adaptations, translations, or derivative works based on the Proprietary Assets or any portion thereof. No Company Proprietary Asset is a "derivative work" of any original work currently owned by a third party as the term "derivative work" is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

   (d) All current and former employees of the Company have executed a Proprietary Information and Inventions Agreement substantially in the form attached as Exhibit D. Such agreements constitute valid and binding obligations of the Company and such person, enforceable in accordance with their respective terms. To the Knowledge of the Company, no such employee is in violation thereof. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any Company employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information identified in Section 4.10(d) of the Target Disclosure Schedule, which have been assigned to the Company.

   (e) None of the Proprietary Assets owned or used by the Company violate or infringe or, if used in the Company's business as currently proposed to be conducted, would violate or infringe, any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. The Company is not infringing and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Proprietary Asset owned or used by any other Person. To the Company's Knowledge, no Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Company. Except for agreements entered into in the Ordinary Course of Business, the Company has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Proprietary Asset.

   (f) There are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of any Proprietary Asset of the Company.

   (g) The Proprietary Assets owned by or licensed to the Company include all Proprietary Assets necessary to conduct the Company's business to the same extent and in the same manner as currently conducted and currently anticipated by the Company to be conducted. Such ownership or, to the Company's knowledge, right to use, and to license others to use, are free and clear of, and without liability under, all claims and right of third parties (other than the licensor).

   (h) All proprietary software developed by the Company and currently sold, licensed or otherwise used by the Company in its business is free from significant programming errors, operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company, and does not contain any virus, timer, clock, counter, or other limiting design, instruction or routine, that would, without the user's knowledge and consent, erase data or programming code or cause such software to become inoperable or otherwise incapable of being used in the full manner for which it was designed and created.

   4.11 Contracts.

   (a) Except as provided in Section 4.15 of the Target Disclosure Schedule,
Section 4.11(a) of the Target Disclosure Schedule lists each of the following Company Contracts:

     (i) any Company Contract or series of related Company Contracts requiring in the aggregate payments after the date hereof by or to the Company of more than $5,000;

     (ii) any Company Contract with or for the benefit of any current or former officer, director, stockholder, employee or consultant of the Company or relative of any of the foregoing;

     (iii) any Company Contract with any labor union or association representing any employee of the Company;

     (iv) any Company Contract for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

     (v) any Company Contract for sale of any of the assets or properties of the Company other than in the Ordinary Course of Business or for the grant to any Person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

     (vi) any agreement of surety, guarantee or indemnification, other than agreements in the Ordinary Course of Business with respect to obligations in an aggregate amount not in excess of $50,000;

     (vii) any Company Contract containing covenants of the Company not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person not to compete with the Company or in any line of business of the Company;

     (viii) any Company Contract granting or restricting the right of the Company to use any Proprietary Assets;

     (ix) any Company Contract with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

     (x) any Company Contract with any holder of securities of the Company as such (including, without limitation, any Company Contract containing an obligation to register any of such securities under any federal or state securities laws);

     (xi) any Company Contract obligating the Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

     (xii) any Company Contract relating to the acquisition by the Company of any operating business or the capital stock of any other person;

     (xiii) any Company Contract requiring the payment to any Person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commission or fees to employees in the Ordinary Course of Business);

     (xiv) any Company Contract or note relating to or evidencing outstanding indebtedness for borrowed money;

     (xv) any lease, sublease or other Company Contract under which the Company is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $50,000; and

     (xvi) any other material Company Contract whether or not made in the Ordinary Course of Business.

   (b) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its material terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

   (c) Neither the Company nor, to the Company's Knowledge, any other party to a Company Contract is in default under any Company Contract. No event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time) (i) result in a violation or breach of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy or hinder any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract, or (iv) give any Person the right to cancel, terminate or modify any Company Contract except for such cancellation, termination or modification that, singly or in the aggregate, would not have a Material Adverse Effect. The Company has not waived any of its rights under any Company Contract, except in the Ordinary Course of Business.

   (d) To the Company's actual knowledge, each Person against which the Company has or may acquire any rights under any Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

   (e) (i) The Company is not a guarantor of and has not otherwise agreed to cause, insure or become liable for, and has not pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person except in the Ordinary Course of Business; and (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

   (f) To the Knowledge of the Company, the performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

   (g) No Person is renegotiating, nor has the contractual right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other material term or provision of any Company Contract which would have a Material Adverse Effect.

   (h) Section 4.11(h) of the Target Disclosure Schedule identifies and provides an accurate and brief description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company that would commit the Company to deliver goods or provide services with a value in excess of $5,000 and is outstanding.

   (i) No party to any Company Contract has notified the Company or made a claim to the effect that the Company has failed to perform an obligation thereunder. In addition, to the Knowledge of the Company, there is no plan, intention or indication of any contracting party to any Company Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to materially adversely affect the benefits derived or expected to be derived therefrom by the Company.

   (j) The Contracts identified in Section 4.11(a) of the Target Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

   4.12 Compliance With Legal Requirements.

   (a) The Company is in compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except with respect to non-compliance that would not have a Material Adverse Effect.

   (b) To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, except such failures as would not have a Material Adverse Effect.

   (c) The Company has not received at any time any notice or other communication (in writing or otherwise) from any Governmental Body, or any other Person, regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

   (d) To the Knowledge of the Company, no Governmental Body has proposed or is considering any Legal Requirement (other than any Legal Requirement that would be applicable generally to the online payment industry) that, if adopted or otherwise put into effect, would specifically affect the Company and (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

   4.13 Governmental Authorizations.

   (a) Section 4.13 of the Target Disclosure Schedule identifies (i) each Governmental Authorization that is held by the Company; and (ii) each other Governmental Authorization that, to the Knowledge of the Company, is held by any of the Company's employees and is used in connection with the Company's business. The Company has delivered to Acquiror accurate and complete copies of all of the Governmental Authorizations identified in Section 4.13 of the Target Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in
Section 4.13 of the Target Disclosure Schedule is valid and in full force and effect.

   (b) The Governmental Authorizations identified in Section 4.13 of the Target Disclosure Schedule constitute all of the Governmental Authorizations necessary
(i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and intended to be conducted and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

   4.14 Tax Matters.

   (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

   (b) Section 4.14(b) of the Target Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the date hereof ("Company Returns"). All Company Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in material compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the date hereof, and all amounts otherwise payable in connection with the Company Returns on or before the date hereof, have been paid. The Company has delivered to Acquiror accurate and complete copies of Company Returns filed by the Company.

   (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established in the Ordinary Course of Business reserves for the payment of all Taxes for the period from the date of the Financial Statements through the date hereof and has disclosed the dollar amount of such reserves to the Acquiror.

   (d) Section 4.14(d) of the Target Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted by any Governmental Body. The Company has delivered to Acquiror accurate and complete copies of all audit reports and similar documents relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

   (e) No claim or other Proceeding is pending or to the Company's Knowledge has been threatened against or with respect to Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Governmental Body to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

   (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

   (g) All stock options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

   (h) Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

   (i) The Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or other entity other than Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

   (j) The Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

   (k) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

   4.15 Employee and Labor Matters.

   (a) Section 4.15(a) of the Target Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status) (i) the name of such employee and the date as of which such employee was originally hired by the Company; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) each Plan in which such employee participates or is eligible to participate; and (v) any Governmental Authorization that is held by such employee and that is used in connection with the Company's business.

   (b) Section 4.15(b) of the Target Disclosure Schedule contains a list of individuals who are currently performing services for the Company and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

   (c) There is no former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company.

   (d) The Company is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.

   (e) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered to Acquiror accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, employment agreements and other materials relating to the employment of the current employees of the Company.

   (f) To the Knowledge of the Company (i) no employee of the Company intends to terminate his or her employment with the Company and the Company does not have a present intention to terminate the employment of any employee; (ii) no employee of the Company has received since June 30, 1999, nor is currently considering, an offer to join a business that likely would be competitive with the Company's business; and (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that likely would have an adverse effect on (A) the performance by such employee of any of his or her duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

   (g) The Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and to the Knowledge of the Company no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

   (h) To the Company's Knowledge, each employee of the Company is in compliance with all applicable visa and work permit requirements. To the Company's Knowledge, no visa or work permit held by an employee of the Company will expire during the six month period beginning at the date of this Agreement.

   4.16 Benefit Plans; ERISA.

   (a) Section 4.16 of the Target Disclosure Schedule lists (i) all Employee Benefit Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or any ERISA Affiliate, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which the Company or any ERISA Affiliate maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

   (b) None of the Plans is a Defined Benefit Plan, and neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

   (c) None of the Plans is a Multiemployer Plan, and neither the Company nor any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

   (d) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

   (e) Each Plan that is an Employee Benefit Plan complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

   (f) All reports, forms and other documents required to be filed with any Governmental Body with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

   (g) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service that provides that it so qualifies through the last day of the "TRA 86 Remedial Amendment Period," as such term is defined in Section 3.02 of Revenue Procedure 96-55 issued by the Internal Revenue Service and that its related trust is exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of such Plan or the tax exempt status of its related trust.

   (h) All contributions for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) have been made prior to the Closing by the Company or the applicable ERISA Affiliate.

   (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing.

   (j) With respect to each Plan:

     (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

     (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan;

     (iii) neither the Company nor any fiduciary has any Knowledge of any facts which could give rise to any such action or claim; and

     (iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

   (k) Neither the Company nor any ERISA Affiliate has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

   (l) All of the Plans listed in the Target Disclosure Schedule, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

   (m) True, correct and complete copies of all documents creating or evidencing any Plan listed in the Target Disclosure Schedule have been made available to Acquiror, and true, correct and complete copies of all reports, forms and other documents required to be filed with any Governmental Body (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been made available to Acquiror. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed in the Target Disclosure Schedule.

   (n) All expenses and liabilities relating to all of the Plans described in the Target Disclosure Schedule have been, and will on the Closing be fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

   4.17 Environmental Matters. The Company is and has been at all times in compliance in all material respects with all Environmental Laws. The Company has now and at all times has had all the necessary permits required under Environmental Laws for the operation of its business, and is not and has not been in violation of any of the terms and conditions of any of its permits. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law. The Company has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the Leased Premises occupied or controlled by the Company on or at any time prior to the date hereof other than common household and office products in de minimis quantities. There are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity (other than common household and office products in de minimis quantities) at, on, or from the Leased Premises during the Company's occupancy, and to the Knowledge of the Company (a) there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law and (b) no former owner or user of the Leased Premises engaged in any type of manufacturing or commercial activity which might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release, or dispose of any Hazardous Materials (whether lawfully or unlawfully) on the Leased Premises.

   4.18 Sale of Products; Performance of Services.

   (a) The Company has not made any express warranties or guarantees relating to its products or services that are in effect as of the date hereof. No customer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim. The Company has received no customer complaints pursuant to which the Company gave a credit or accepted a product return for a refund in either case in excess of $5,000.

   (b) The Company has in place and at all times has had in place an adequate and appropriate quality control program.

   4.19 Insurance.

   (a) Section 4.19 of the Target Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company:

     (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

     (ii) whether such policy is a "claims made" or an "occurrences" policy;

     (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements);

     (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

     (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

Section 4.19 also identifies (1) each pending application for insurance that has been submitted by or on behalf of the Company and (2) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets. The Company has delivered to Acquiror accurate and complete copies of all of the insurance policies identified in Section 4.19 of the Target Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto indicating that such policies are in full force and effect as of the date hereof, and all of the pending applications identified in Section
4.19 of the Target Disclosure Schedule.

   (b) Each of the policies identified in Section 4.19 of the Target Disclosure
Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the Knowledge of the Company, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are substantially similar to those customarily carried by reasonable persons conducting business similar to that, or owning assets similar to those, of the Company.

   (c) There is no pending claim under or based upon any of the policies identified in Section 4.19 of the Target Disclosure Schedule, and to the Company's Knowledge, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

   (d) The Company has not received:

     (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Section 4.19 of the Target Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

     (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in
  Section 4.19 of the Target Disclosure Schedule; or

     (iii) any indication that the issuer of any of the policies identified in Section 4.19 of the Target Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

   4.20 Related Party Transactions.

   (a) No Related Party has, and no Related Party has at any time since January 1, 1999, had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

   (b) No Related Party is, or has been, indebted to the Company;

   (c) No Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company and no such Contract, transaction or business dealing of any nature is necessary to operate the business of the Company as it is currently conducted;

   (d) No Related Party is competing, or has at any time competed, directly or indirectly, with the Company in any market served by the Company;

   (e) No Related Party has any claim or right against the Company; and

   (f) No event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

   4.21 Proceedings; Orders.

   (a) There is no pending Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Proceeding (i) that involves the Company or that otherwise relates to or likely would affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

   (b) To the Company's Knowledge, no Proceeding has ever been commenced by or against the Company, and no Proceeding otherwise involving or relating to the Company has been pending or threatened in writing at any time.

   (c) The Company has delivered to Acquiror accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Section 4.21(b) of the Target Disclosure Schedule.

   (d) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

   (e) To the Knowledge of the Company, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

   (f) There is no Order that, or to the Knowledge of the Company, proposed Order (other than any proposed Order that would be applicable generally to the online payment industry) that, if issued or otherwise put into effect, (i) likely would have a Material Adverse Effect on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements or (ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the Transactions.

   4.22 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the other Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

   (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Stockholders, the Company's board of directors or any committee of the Company's board of directors, if any;

   (b) to the Knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

   (c) cause the Company to become subject to, or to become liable for the payment of, any Tax;

   (d) cause any of the assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

   (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

   (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the Company Contracts;

   (g) give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

   (h) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Transactions; or

   (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

Except as set forth in Section 4.22 of the Target Disclosure Schedule, the Company will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions. As of the date hereof, all such filings, notices and Consents have been duly made, given or obtained and are in full force and effect, other than those which by their nature are required to be made, given or obtained after the execution of this Agreement, all of which shall be made, given or obtained within the time required therefor.

   4.23 Brokers. Except for a fee payable to Chase H&Q, the Company has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

   4.24 Year 2000 Compliance. All of the Company's products (including products currently under development) record, store, process and calculate and present calendar dates falling on and after January 1, 2000, calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). All of the Company's material products lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

   4.25 Tax Treatment. Neither the Company nor any of its Affiliates has taken any action and to the Company's Knowledge no fact, agreement, plan or other circumstance exists that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

   4.26 Full Disclosure.

   (a) Neither this Agreement (including all Schedules and Exhibits hereto) nor any of the Transactional Agreements, when taken together, contains any untrue statement of material fact or omits to state any fact necessary to make any of the representations, warranties or statements contained therein on behalf of the Company not misleading. To the extent any representation or warranty permits omission of items otherwise required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect.

   (b) As of the date of this Agreement, the Company has provided Acquiror and Acquiror's Representatives with full and complete access to all of the Company's records and other documents and data requested by them.

   (c) There is no fact within the Knowledge of Company (other than publicly known facts relating exclusively to political or economic matters of general applicability) that (i) may have a Material Adverse Effect on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

   (d) All of the information set forth in the Target Disclosure Schedule is accurate and complete in all material respects. None of the other information regarding the Company and its business, condition, assets, liabilities, operation, financial performance, net income and prospects that has been furnished to Acquiror or any of its Representatives by or on behalf of Company or any of the Company's Representatives, when taken together, contains any untrue statement of material fact or omits to state any fact necessary to make such information not misleading.

   4.27 Powers of Attorney. The Company has not given a power of attorney to any Person.

   4.28 Voting Arrangements. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings relating to the voting of any shares of the capital stock of the Company (other than the Voting Agreement (as defined below)).

   4.29 Financial Projections. The Company's business plan dated June 16, 2000 as heretofore provided to Acquiror has been prepared by the Company based on the Company's good faith estimates (based on reasonable investigation) of the projected financial performance of the Company without taking into effect the Transactions and based on certain assumptions set forth therein, which assumptions the Company believes are reasonable. The Company has concluded after reasonable investigation that the assumptions and conclusions of the Company's business plan constitute reasonable estimates of the Company's actual performance, but such estimates are no guarantee of actual performance.

   4.30 Opinion of Financial Advisor. The Company has been advised by its financial advisor, Chase H&Q, that, in its opinion, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to the Company's stockholders and has delivered a written copy of such opinion dated the date hereof to Acquiror.

   4.31 Change in Control Payments. Except as set forth in Section 4.31 of the Company Target Disclosure Schedule, the Company does not have any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (whether in cash or property or the vesting of property) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

   4.32 Board Approval. The board of directors of the Company has, as of the date of this Agreement, unanimously (i) approved, subject to Stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the Stockholders and is on terms that are fair to such Stockholders and (iii) recommended that the Stockholders approve this Agreement and the Merger.

   4.33 Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Stock entitled to vote with respect to the Merger and the affirmative vote of the holders of two-thirds of the Company Preferred Stock are the only votes of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

   4.34 Lock-Up Agreements. Concurrently herewith each of the persons listed in
Section 4.34 of the Target Disclosure Schedule has entered into a Lock-Up Agreement (as defined below) and the Company shall in no way challenge the validity, or enforceability of any of the Lock-Up Agreements.

   4.35 Expenses. The fees, costs and expenses incurred by the Company in connection with the Transactional Agreements and the Transactions shall not exceed $300,000 if the Transactions are completed in the manner contemplated by this Agreement (including the successful completion of the Permit Application process set forth in Section 6.6(a) below), and shall in no event exceed $500,000. For the purposes of this Section, the Company's fees, costs and expenses shall not include (i) any fees, costs or expenses incurred by the Company pursuant to the letter agreement dated April 6, 2000 between the Company and Chase H&Q, (ii) any compensation payable by the Company to its employees pursuant to existing arrangements (including any severance payments payable under existing employment agreements or the Executive Benefits Summaries referred to in Section 6.17) or (iii) any ordinary and necessary overhead expenses incurred by the Company.

                                   ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

   The Acquiror and Merger Sub hereby represent and warrant to Company as of the date hereof and as of the Effective Time as follows:

   5.1 Due Organization; Good Standing; Authority; Binding Nature of
Agreements.

   (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into and perform its obligations under the Transactional Agreements to which it is a party. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into and perform its obligations under the Transactional Agreements to which it is a party.

   (b) Merger Sub has been recently formed for the purpose of effecting the Merger and has not conducted any business except in connection with preparation for the Merger. Acquiror owns all of the issued and outstanding capital stock of Merger Sub.

   (c) The execution, delivery and performance of each of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of each of Acquiror and Merger Sub, their respective boards of directors, the sole stockholder of Merger Sub, and as of the Effective Time, the Acquiror's stockholders.

   (d) Each of the Transactional Agreements to which it is a party constitutes the legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms and conditions.

   5.2 Capitalization; Ownership of Stock. As of the date of this Agreement:

   (a) The authorized capital stock of the Acquiror consists of Fifty Million (50,000,000) shares of Common Stock, $.001 par value per share, and Four Million Nine Hundred Eighty-Eight Thousand Eight Hundred Fourty-Two (4,988,842) shares of Preferred Stock, $.001 par value per share. The outstanding capital of the Acquiror as of May 31, 2000 consisted of (i) 25,969,587 shares of Common Stock and (ii) options to purchase 4,862,346 shares of Common Stock. No warrants to purchase shares of Common Stock were outstanding as of May 31, 2000.

   5.3 Brokers. Other than a fee payable to J.P. Morgan & Co., the Acquiror has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

   5.4 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the Transactional Agreements to which Acquiror or Merger Sub, as the case may be, is a party, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of Acquiror's or Merger Sub's respective certificate of incorporation or bylaws, or (ii) any resolution adopted by Acquiror's or Merger Sub's stockholders, Acquiror's or Merger Sub's board of directors or any committee of Acquiror's or Merger Sub's board of directors. With the exception of the filing of the Certificate of Merger in the State of Delaware and any necessary filings pursuant to federal and state securities laws or the rules of other Governmental Bodies, Acquiror and Merger Sub will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

   5.5 Tax Treatment. Neither Acquiror nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

   5.6 SEC Filings; Financial Statements.

   (a) Acquiror has filed all forms, reports, exhibits and other documents required to be filed with the Securities and Exchange Commission (the "SEC") between June 24, 1999 and the date of this Agreement and has made available to the Company (i) its Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 10-K"), (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held between June 24, 1999, and the date of this Agreement, (iii) all other reports or registration statements (other than reports on Forms 3, 4 or 5 filed on behalf of affiliates of the Company) filed by the Company with the SEC between June 24, 1999, and the date hereof, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) were prepared in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the SEC's rules and regulations thereunder (collectively, the "Federal Securities Laws"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of the Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   (c) The Acquiror has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Acquiror with the SEC pursuant to the Securities Act or the Exchange Act.

   5.7 Opinion of Financial Advisor. Acquiror has been advised by its financial advisor, J.P. Morgan & Co., that, in its opinion, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to Acquiror's stockholders and has delivered a written copy of such opinion dated the date hereof to the Company.

   5.8 Absence of Changes. Since the date of the Agreement, there has not been any material adverse change in the Acquiror's or Merger Sub's respective business, condition, assets, liabilities, operations, results of operations or prospects, and no event has occurred that likely would have a material adverse effect on the Acquiror's or Merger Sub's respective business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, other than any change, circumstances or effect relating to (i) the economy or securities markets in general, (ii) the market price of shares of Acquiror Stock or (iii) the industries in which the Acquiror operates in general and not specifically relating to the Acquiror ("Acquiror Material Adverse Effect").

   5.9 Proceedings; Orders.

   (a) Except as disclosed in Acquiror's public filings with the SEC, there is no pending Proceeding, and to the Knowledge of the Acquiror or Merger Sub, no Person has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of the Acquiror or Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

   (b) There is no Order that, or to the Knowledge of the Acquiror or Merger Sub, proposed Order (other than any proposed Order that would be applicable generally to the online payment industry) that, if issued or otherwise put into effect, (i) likely would have an Acquiror Material Adverse Effect on the ability of the Acquiror or Merger Sub to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements or
(ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the Transactions.

   5.10 Undisclosed Liabilities. Except as disclosed in the 1999 10-K (or in any subsequently filed Acquiror SEC Reports), as of the date hereof, neither the Acquiror nor any of its subsidiaries or Affiliates has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, except for liabilities or obligations incurred in the Ordinary Course of Business since December 31, 1999 or which individually or in the aggregate are not material in nature or amount.

   5.11 Full Disclosure.

   (a) Neither this Agreement (including all Exhibits hereto) nor any of the Transactional Agreements, when taken together, contains any untrue statement of material fact or omits to state any fact necessary to make any of the representations, warranties or statements contained therein on behalf of the Acquiror or Merger Sub not misleading. To the extent any representation or warranty permits omission of items otherwise required to be discussed because they are not material or do not or would not have an Acquiror Material Adverse Effect, such omissions in the aggregate will not and do not have an Acquiror Material Adverse Effect.

   (b) There is no fact within the Knowledge of Acquiror or Merger Sub (other than publicly known facts relating exclusively to political or economic matters of general applicability) that (i) may have an Acquiror Material Adverse Effect on the ability of the Acquiror or Merger Sub to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

   5.12 Vote Required. The affirmative vote of a majority of the shares of each class of stock held by the stockholders and that are entitled to vote with respect to the Merger are the only votes of the holders of any class or series of the Acquiror's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

   5.13 Acquiror Stock Listed on Nasdaq. The Acquiror Stock has been approved for quotation on the Nasdaq National Market.

   5.14 Board Approval. The board of directors of Acquiror has, as of the date of this Agreement, (i) approved, subject to approval by Acquiror's stockholders, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of Acquiror's stockholders and is on terms that are fair to such stockholders and (iii) recommended that Acquiror's stockholders approve this Agreement and the Merger.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

   6.1 Company Stock Options. Acquiror agrees to file, if available for use by Acquiror, a registration statement on Form S-8 for the shares of Acquiror Stock issuable with respect to assumed Company Stock Options within ninety (90) days following the Effective Time and intends to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

   6.2 Certain Employee Benefit Matters. Each employee of the Company at the Effective Time will be provided with employee benefits (other than benefits under stock options plans) by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employee than those provided from time to time by Acquiror to similarly situated employees.

   6.3 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Acquiror and the Company (or of the Surviving Corporation on behalf of the Company) shall take all such necessary action.

   6.4 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Acquiror shall otherwise agree in writing or as required or permitted under this Agreement, the Company shall conduct its business only in, and the Company shall not take any action except in the Ordinary Course of Business; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Acquiror:

   (a) amend or otherwise change the Company's certificate or articles of incorporation or bylaws;

   (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of Company capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any subsidiary or any of its Affiliates (except the exercise of currently outstanding options and warrants in accordance with their terms);

   (c) sell, pledge, dispose of or encumber any assets or inventory of the Company or of any subsidiary (except for (i) sales of assets or inventory in the Ordinary Course of Business, (ii) dispositions of obsolete or worn out assets, and (iii) pledges of assets pursuant to existing agreements, or take any action that would reasonably be expected to result in any damage to, destruction or loss of any material asset of the Company (whether or not covered by insurance);

   (d) except as is contemplated by this Agreement, or the applicable award agreement or Employee Plan, accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or restricted stock granted under the Plans (including the Company Stock Option
Plan) or authorize cash payments in exchange for any options granted under any of such plans;

   (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its common stock, (ii) split, combine or reclassify any of its common stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its common stock, (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of a subsidiary, except in accordance with preexisting commitments as of the date hereof, or propose to do any of the foregoing;

   (f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse (other than checks in the Ordinary Course of Business) or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances; (iii) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity; (iv) except in the Ordinary Course of Business or otherwise provided or permitted by this Agreement, to enter into or amend any material agreement or contract which provides for the sale, license, or purchase by the Company or any of its subsidiaries of assets; (v) authorize any capital expenditures or purchase of fixed assets which are individually in excess of $5,000 or, in the aggregate, in excess of $100,000; or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 6.4(f);

   (g) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company who are not executive officers of the Company in the Ordinary Course of Business, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer, or, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law or as expressly contemplated by this Agreement;

   (h) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

   (i) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

   (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business;

   (k) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the Transactions;

   (l) undertake any revaluation of any of the Company's or any subsidiary's assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business or in accordance with GAAP;

   (m) take, or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

   (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.4(a) through (m).

   6.5 No Solicitation.

   (a) The Company shall not, and shall not permit or authorize its officers, directors, employees, affiliates, agents or other representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by it) to initiate, solicit or encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Alternative Transaction (as defined in Section 9.3(c)), or enter into discussions (except as to the existence of these provisions) or negotiate with any person or entity in furtherance of such inquiries or to obtain an Alternative Transaction, or agree to, or endorse, any Alternative Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company to take any such action and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal and promptly update Acquiror as to any material changes with respect to such inquiry or proposal; provided, however, that nothing contained in this subsection (a) shall prohibit the board of directors of the Company and its officers, directors, employees, affiliates, agents or other representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by it) from (i) furnishing information to, entering into a confidentiality agreement with, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in writing by such person or entity relating to an Alternative Transaction if, and only to the extent that (A) the board of directors of the Company determines in good faith, after receiving a written legal opinion from its outside legal counsel, that such action is necessary to comply with its fiduciary duties under Delaware law, (B) such action is in response to an unsolicited bona fide written proposal made by a third party relating to an Alternative Transaction on terms which the Company's board of directors in good faith believes to be more favorable to the Stockholders than the Merger and for which financing is committed (a "Superior Proposal"), and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company provides written notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Transaction; or (iii) in the event of a Superior Proposal, to enter an agreement or understanding with respect to the Superior Proposal.

   (b) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Acquiror and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

   (c) The Company shall inform its officers, directors and employees of the Company and any investment banker or other advisor or representative retained by the Company who are aware of, and require such person to agree to abide by, the restrictions described in this Section 6.5.

   6.6 Proxy Statements; Permit Application.

   (a) In connection with the meeting of the Acquiror's stockholders to approve this Agreement and the Transactions (the "Acquiror's Stockholders' Meeting"), as soon as practicable after the date hereof the Acquiror will, with the assistance of the Company, prepare and file with the SEC a proxy statement (the "Acquiror Proxy Statement"), conforming to the requirements of the applicable provisions of the Exchange Act, soliciting the Acquiror stockholders' approval of this Agreement and the Transactions at the Acquiror Stockholders' Meeting. The issuance of the Acquiror Stock in the Merger shall be exempt from registration pursuant to Section 3(a)(10) of the Securities Act. In order to qualify for such exemption, as soon as practicable after the date hereof, the Company shall prepare an information statement (the "Information Statement") to be sent to its shareholders summarizing reasons for, and the terms and conditions of, the Merger. Acquiror shall prepare an application for a permit to issue securities (the "Permit Application") pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended (the "CCSL"). Acquiror shall also prepare a notice of hearing (the "Notice"), notifying the Stockholders of a hearing to be held on the fairness of the securities issuance pursuant to Section 25142 of the CCSL. Acquiror shall then cause the Information Statement, Permit Application and Notice to be filed with the California Department of Corporations (the

"Department") for review prior to the Department's setting of a hearing date. Each party shall cooperate, and shall use best efforts to cause its outside counsel, accountants and other advisors to cooperate, (including providing such information as shall be reasonably necessary) with the other in preparing the above documents and in connection with the Permit Application process generally and shall provide the documents it has prepared to the other party and its counsel for review and comment (and shall make such changes thereto as are reasonably requested by the other party and its counsel) prior to filing such documents with the Commissioner. Acquiror and the Company will respond to any comments from the California Department of Corporations and use their reasonable efforts to have the 3(a)(10) permit (the "Permit") granted as soon as practicable after such filing. As promptly as practicable after the date of this Agreement, Acquiror shall prepare and make such filings as are required under applicable state securities laws relating to the transactions contemplated by this Agreement. The Company shall cooperate with Acquiror, and provide information to Acquiror, in connection with filings made by Acquiror under such applicable state securities laws.

   (b) Notwithstanding anything to the contrary contained herein, in the event that it is established to the reasonable satisfaction of Acquiror and the Company that a Permit will not be obtainable with respect to the Merger, or that the shares of Acquiror Stock issuable in connection with the Merger may not otherwise be issued in reliance on an exemption from registration under the Securities Act, Acquiror shall use reasonable efforts to prepare and file as promptly as possible with the SEC a registration statement on Form S-4 or any other applicable form (the "Registration Statement") covering the issuance of the Acquiror Shares in connection with the Merger. In such event, Acquiror will use reasonable efforts to cause such Registration Statement to become effective as promptly as possible following filing. Company shall cooperate with Acquiror, and shall use best efforts to cause its outside counsel, accountants and other advisors to cooperate, in preparing and filing the Registration Statement and will provide such information as Acquiror reasonably requests in connection therewith.

   (c) In connection with the meeting of the Stockholders to approve this Agreement and the Transactions (the "Company Stockholders' Meeting"), as soon as practicable after the date hereof the Company will promptly prepare a proxy statement (the "Company Proxy Statement"), conforming to the requirements of applicable law and the DGCL, soliciting the Stockholders' approval of this Agreement and the transactions contemplated herein at the Stockholders' Meeting. Such Company Proxy Statement shall include the unanimous recommendation of the Company's board of directors that the Stockholders approve this Agreement and the Transactions. The Company Proxy Statement and all other proxy materials shall be subject to the review and reasonable approval of Acquiror.

   6.7 Stockholders' Meeting; Voting Agreements. Each of the Company and Acquiror shall call and use commercially reasonable efforts to hold the Company Stockholders' Meeting and the Acquiror Stockholders' Meeting, respectively, as promptly as practicable after the date on which the Permit is issued or the Registration Statement becomes effective, as applicable, for the purpose of voting upon the approval of the Merger. The Company and Acquiror shall each use commercially reasonable efforts to solicit from their respective stockholders proxies in favor of the approval of the Merger, and shall use commercially reasonable efforts to take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL and the certificate of incorporation and bylaws of the Company and the Acquiror, as applicable, to obtain such approvals. Concurrently herewith each of the persons listed on
Schedule 6.7 has entered into a Voting Agreement with Acquiror in substantially the form of Exhibit E hereto (the "Voting Agreement") and the Company shall in no way challenge the validity, or enforceability of any of the Voting Agreements or any proxy entered into in connection therewith.

   6.8 Consents; Approvals. The Company and Acquiror shall coordinate and cooperate with one another and shall each use their reasonable best efforts to obtain (and shall each refrain from taking any willful action that would impede obtaining) all consents, waivers, approvals, authorizations or orders (including, without limitation, all rulings, decisions or approvals by any Governmental Body), and the Company and Acquiror shall make all filings (including, without limitation, the pre-merger notification filings required under the HSR Act and all other filings with Governmental Bodies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Acquiror and the consummation by them of the Transactions, excepting only those merger notification filings with foreign jurisdictions for which the failure to file would not have a Material Adverse Effect on the Company or the transactions contemplated hereby. The Company and Acquiror shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Body in connection with the Transactions. Except where prohibited by applicable statutes and regulations, and subject to the Confidentiality Agreement, each party shall coordinate with one another in preparing and exchanging such information, and shall promptly provide the other (or its counsel) with copies of all filings, presentations or submissions made by such party with any Governmental Body in connection with this Agreement or the Transactions.

   6.9 Agreements of Affiliates. In the event a Registration Statement is filed as set forth in Section 6.6(b), the Company shall deliver to Acquiror, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Acquiror, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in a form mutually agreeable to the Company and Acquiror.

   6.10 Lock-Up Agreements. The Company shall use its best efforts to obtain from each of the persons listed on Schedule 6.10 at the Effective Time a Lock-Up Agreement with Acquiror substantially in the form of Exhibit F (each, a "Lock-Up Agreement").

   6.11 Acquiror Options. In its sole discretion, Acquiror may grant options to purchase Acquiror Stock to employees of the Company who, subsequent to the Effective Time, will be employees of the Surviving Corporation.

   6.12 Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate such that the conditions to closing set forth in Section 7.2(a) and 7.3(a), as the case may be, shall not be met and (ii) any failure of the Company, Acquiror or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions to closing set forth in Section 7.2(a) and 7.3(a), as the case may be, shall not be met; provided, however, that the delivery of any notice pursuant to this Section
6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and further provided that failure to give such notice shall not be treated as a breach of covenant for the purposes of
Section 7.2(a) or 7.3(a) unless the failure to give such notice results in material prejudice to the other party.

   6.13 Public Announcements. Acquiror and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that Acquiror may, without the prior consent of the Company, issue such press release or make such public statement as may upon the advice of counsel be required by law or the Nasdaq National Market if it has used all reasonable efforts to consult with the Company. Each of Acquiror and Company shall make all necessary filings with Governmental Bodies and shall promptly provide the other party with copies of filings made by such party between the date hereof and the Effective Time.

   6.14 Conveyance Taxes. Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

   6.15 Letters of Company Accountants. The Company shall request that letters from the Company's independent accountants, addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for comfort letters delivered by independent accountants be delivered to Acquiror on Acquiror's reasonable request. The Company shall provide reasonable cooperation to such independent accountants to enable them to issue such letters and shall use best efforts to cause them to do so.

   6.16 Indemnification of the Company's Directors and Officers. Acquiror agrees that all rights to indemnification existing as of the date of this Agreement in favor of any director, officer, employee or agent of the Company and its subsidiary (the "Indemnified Parties") as provided in their respective Certificate of Incorporation, By-laws or comparable organizational documents, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

   6.17 Executive Benefits Summaries. Acquiror agrees that upon the Effective Time the Acquiror shall irrevocably assume the Company's obligations under the Executive Benefit Summaries listed on Schedule 6.17 and shall deliver to the parties to such Executive Benefits Summaries a written assumption agreement to such effect.

   6.18 Nasdaq Notification. Acquiror shall notify the Nasdaq National Market of the proposed issuance of Acquiror Stock to the Stockholders no later than fifteen (15) days prior to the Closing.

                                   ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

   7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) Fairness Hearing; Permit. The Company and Acquiror shall be satisfied that the fairness hearing shall have been held by the Commissioner and a Permit shall have been issued by the State of California. If a Registration Statement is filed as set forth in Section 6.6(b), the Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC. No proceedings for that purpose and no similar proceeding in respect of the Acquiror Proxy Statement shall have been initiated or threatened by the SEC;

   (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

   (c) Tax Opinions. Acquiror and the Company shall have received opinions of Morrison & Foerster LLP and Arent Fox Kintner Plotkin & Kahn, PLLC, respectively, in form and substance reasonably satisfactory to Acquiror and the Company, respectively, on the basis of certain facts, representations and assumptions set forth in such opinions, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Acquiror, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; provided, however, that if the counsel to either Acquiror or the Company does not render such opinion this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. Each of the Company, Acquiror and Merger Sub agrees to deliver customary representation certificates as requested by such counsel for the purpose of rendering such opinions;

   (d) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any other applicable waiting period under any other premerger notification statute of a foreign jurisdiction, to the extent material, has either expired or been terminated; and

   (e) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders and the stockholders of Acquiror as required by the DGCL.

   7.2 Additional Conditions to Acquiror's and Merger Sub's Obligation to Consummate the Merger. Acquiror's and Merger Sub's obligations to consummate the Merger and to take the other actions required to be taken by Acquiror and Merger Sub at the Closing is subject to the satisfaction of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

   (a) Acquiror shall have received the following documents:

     (i) the opinion letter from Arent Fox Kintner Plotkin & Kahn, PLLC, counsel to the Company, dated the date hereof, in the form attached as Exhibit G;

     (ii) a certificate, duly executed by the Company, certifying that (A) each of the representations and warranties made by the Company in this Agreement and in the other Transactional Agreements is accurate in all material respects as of the date of Closing, (B) each of the covenants and obligations that the Company is required to have complied with or performed pursuant to this Agreement or any of the other Transactional Agreements at or prior to the Closing has been duly complied with and performed in all material respects, and (C) each of the conditions set forth in Section 7.2 has been satisfied in all material respects;

     (iii) copies of resolutions of the Company, certified by the Secretary of the Company, authorizing the execution, delivery and performance of the Transactional Agreements to which the Company is a party and the Transactions, and copies of resolutions of the meeting of stockholders of the Company (or written consent in lieu thereof), certified by the Secretary of the Company, authorizing the Transactions;

     (iv) if required as set forth in Section 6.9. Acquiror shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect;

     (v) Noncompetition Agreements between each of the Company employees listed on Schedule 6.7 and Acquiror substantially in the form of Exhibit H hereto (each, a "Noncompetition Agreement");

     (vi) the letter from the Company's independent accountants discussed in
  Section 6.15; and

     (vii) such other documents as Acquiror may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Company, (ii) evidencing the compliance by the Company, or the performance by the Company of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in Section 7.1 or this Section 7.2, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

   (b) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

   (c) The Company's net working capital (current assets minus current liabilities) on the date of the Closing shall be not less than (i) $10 million if the Closing occurs on or before August 31, 2000, (ii) $9.25 million if the Closing occurs between September 1 and September 30, 2000, (iii) $8.5 million if the Closing occurs between October 1 and October 31, 2000, and (iv) $7.75 million if the Closing occurs between November 1 and November 30, 2000. Acquiror and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

   (d) The holders of no more than one percent (1%) of the outstanding shares of Company Stock shall have demanded and not lost or withdrawn, or shall be eligible to demand, appraisal rights.

   (e) All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made ("Material Consents"), by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company and copies thereof shall have been delivered to Acquiror.

   (f) If, prior to the Closing, Acquiror shall have so reasonably requested, Company shall have terminated its 401(k) Plan, and evidence thereof satisfactory to Acquiror shall have been furnished to Acquiror.

   (g) Each of the representations and warranties made by the Company in the Agreement are true and accurate in all material respects as of the Closing and all covenants and obligations that the Company is required to have complied with or performed pursuant to this Agreement or any of the Transaction Documents at or prior to Closing have been duly complied with or performed in all material respects.

   (h) The Company shall have executed and delivered all Transactional Agreements to which the Company it is a party. The Escrow Agent shall have executed and delivered the Escrow Agreement.

   (i) The Company shall have obtained the requisite stockholder approval under
Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code to John McDonnell, Jr. and shall require John McDonnell, Jr. to subject his existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder.

   7.3 Additional Conditions to the Company's Obligation to Consummate the Merger. The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

   (a) The Company shall have received the following documents:

     (i) the opinion letter from Morrison & Foerster LLP, counsel to Acquiror and Merger Sub, dated the date hereof, in the form attached as Exhibit I;

     (ii) a certificate, duly executed by Acquiror, certifying that (A) each of the representations and warranties made by Acquiror in this Agreement and in the other Transactional Agreements is accurate in all material respects as of the date of the Closing, (B) each of the covenants and obligations that Acquiror is required to have complied with or performed pursuant to this Agreement or any of the other Transactional Agreements at or prior to the Closing has been duly complied with and performed in all material respects, and (C) each of the conditions set forth in Section 7.3 has been satisfied in all material respects; and

     (iii) such other documents as the Company may request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by Acquiror and Merger Sub, (B) evidencing the compliance by Acquiror and Merger Sub with, or the performance by Acquiror and Merger Sub of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (C) evidencing the satisfaction of any condition set forth in Section 7.1 or this Section 7.3, or (D) otherwise facilitating the consummation or performance of any of the Transactions.

   (b) Each of Acquiror and Merger Sub shall have executed and delivered all Transactional Agreements to which it is a party.

   (c) All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by each of them respectively of the transactions contemplated hereby shall have been obtained and made by the Acquiror and Merger Sub.

   (d) John J. McDonnell, Jr. shall have been appointed to the Board of Directors of Acquiror.

   (e) Each of the representations and warranties made by the Acquiror in the Agreement are true and accurate in all material respects as of the Closing and all covenants and obligations that the Acquiror is required to have complied with or performed pursuant to this Agreement or any of the Transaction Documents at or prior to Closing have been duly complied with or performed in all material respects.

   (f) Since the date of the Agreement, there shall not have occurred any event that would constitute an Acquiror Material Adverse Effect.

   (g) The Nasdaq National Market shall have accepted the notification filed in accordance with Section 6.18, if and to the extent such acceptance is required for the effectiveness of the notification.

                                   ARTICLE 8

                           ESCROW AND INDEMNIFICATION

   8.1 Indemnification.

   (a) By the Stockholders. From and after the Effective Time and subject to the limitations contained in Sections 8.2 and 8.3, the Stockholders will, severally and pro rata, up to their respective Pro Rata Portion of the Escrow Fund, indemnify and hold Acquiror harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively, "Damages") that Acquiror has incurred by reason of the breach or alleged breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any document or certificate delivered by the Company pursuant hereto. Such indemnification shall be Acquiror's sole and exclusive remedy for any such breach by the Company.

   (b) By Acquiror. From and after the Effective Time and subject to the limitations contained in Section 8.3, Acquiror will indemnify and hold the Stockholders harmless against any Damage that the Stockholders have incurred by reason of the breach or alleged breach by Acquiror or Merger Sub of any representation, warranty, covenant or agreement of Acquiror or Merger Sub contained in this Agreement, up to the monetary value of the Escrow Fund (determined by multiplying the number of Escrow Shares by the average closing price of Acquiror's stock over the ten trading day period ending on the day immediately prior to the Closing). Such indemnification shall be the Stockholders' sole and exclusive remedy for any such breach by Acquiror or Merger Sub.

   8.2 Escrow Fund. As security for the indemnities in Section 8.1, the Escrow Shares shall be deposited with the Escrow Agent within ten (10) days of the Closing, such deposit to be governed by the terms set forth in this Article 8 and in the Escrow Agreement.

   8.3 Limitations on Indemnification.

   (a) Acquiror's Damages. Notwithstanding the foregoing, no indemnification shall be payable pursuant to Section 8.1(a) unless and until an Officer's Certificate or Certificates for an aggregate amount of Damages in excess of $500,000 has been delivered to the Stockholders' Agent and to the Escrow Agent; provided, however, that after an Officer's Certificate or Certificates for an aggregate of $500,000 in Damages has been delivered, Acquiror shall be entitled to indemnification for the full amount of Damages identified in such Officer's Certificate or Certificates.

   (b) Stockholders' Damages. Notwithstanding the foregoing, Acquiror shall have no liability under Section 8.1(b) unless and until a Stockholders' Agent Certificate or Certificates for an aggregate amount of Damages in excess of $500,000 has been delivered to the Acquiror and to the Escrow Agent; provided, however, that after a Stockholders' Agent Certificate or Certificates for an aggregate of $500,000 in Damages has been delivered, the Stockholders shall be entitled to indemnification for the full amount of Damages identified in such Stockholders' Agent Certificate or Certificates.

   (c) No indemnification shall be payable pursuant to Section 8.1(a) or (b) after the first anniversary of the Effective Date (the "Expiration Date"), except with respect to claims made prior to the Expiration Date, but not resolved by the Expiration Date.

   (d) The limitations of Section 8.1 and this Section 8.3 shall not apply in the case of a fraudulent or intentional misrepresentation by any party, but no Person shall be liable for any such misrepresentation or breach by any other Person (except to the extent of its share of the consideration received pursuant to Section 3.1 above if such misrepresentation or breach is by the Company).

   8.4 Escrow Periods. The Escrow Fund shall commence on the date hereof and terminate on the first anniversary of the Closing (the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Agent and the subsequent resolution of the matter in the manner provided in Section 8.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agent prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, or, if earlier, until released in accordance with Section 8.1 above and 8.5 below.

   8.5 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

     (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof, in each case to the extent known or determinable at such time, and

     (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, then the Escrow Agent shall, subject to the provisions of Sections 8.3, 8.7 and 8.8 hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 8.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

   8.6 Valuation. For the purpose of compensating Acquiror or the Stockholders for their respective Damages pursuant to this Agreement, the value per share of the Escrow Shares and the total consideration received pursuant to Section 3.1 above shall be determined by reference to the Exchange Price. In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly.

   8.7 Objections to Claims to Escrow Fund. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 8.5 unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with
Section 8.5, provided that no such delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

   8.8 Resolution of Conflicts.

   (a) In case the Stockholders' Agent or Acquiror, as applicable shall object in writing to any claim or claims made in any Acquiror's Officer's Certificate or Stockholders' Agent Certificate, the non-objecting party shall have thirty
(30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if Acquiror has requested delivery of Escrow Shares, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

   (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Stockholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate or Stockholders' Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Sections
8.1 through 8.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

   (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be conducted under the commercial rules then in effect of the American Arbitration Association. Any arbitration shall be held in Santa Clara, California if the arbitration is commenced by the Company, or in Reston, Virginia if the arbitration is commenced by the Acquiror. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   8.9 Stockholders' Agent.

   (a) John J. McDonnell, Jr. is constituted and appointed as agent (the "Stockholders' Agent") for and on behalf of the Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Stockholders.

   (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties under this Agreement or the Escrow Agreement, provided, that the Stockholders' Agent shall be reimbursed for counsel fees and other out-of-pocket expenses incurred by such Stockholder Agent in connection with the administration of his duties under this Agreement or the Escrow

Agreement or the Escrow Agreement from the proceeds of the sale of Escrow Shares by the Stockholder Agent. For such purpose, the Stockholder Agent shall be authorized to direct the Escrow Agent to deliver or cause to be delivered to the Stockholder Agent such number of Escrow Shares the sale of which by the Stockholder Agent in ordinary open-market brokers transactions is sufficient to cover such out-of-pocket costs.

   (c) The Stockholders' Agent shall have reasonable access to information about Company and Acquiror and the reasonable assistance of Company's and Acquiror's officers and employees for purposes of performing its duties and exercising its rights under this Article 8, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   8.10 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all of the Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

   8.11 Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Stockholders, Acquiror shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Stockholders shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object to the amount of any claim by Acquiror against the Stockholders for indemnity with respect to such settlement, unless such claim is in an amount in excess of any amount consented to by the Stockholders' Agent.

                                   ARTICLE 9

                                  TERMINATION

   9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the Stockholders or the stockholders of Acquiror:

   (a) by mutual written consent duly authorized by the boards of directors of Acquiror and the Company;

   (b) by either Acquiror or the Company if the Merger shall not have been consummated by November 30, 2000 (the "Final Date") (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement);

   (c) by either Acquiror or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.8;

   (d) by Acquiror if, at the Acquiror Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of Acquiror's stockholders, as required by the DGCL (the "Requisite Vote") shall not have been obtained;

   (e) by Acquiror, if (i) the board of directors of the Company shall withdraw, modify or change its unanimous recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing; (ii) the board of directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined in Section 9.3(d)); or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Acquiror or an affiliate of Acquiror), and the board of directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer;

   (f) by the Company, prior to the receipt of the Requisite Vote, if the Company receives, without violating its obligations under Section 6.5, a Superior Proposal; provided that in order for the termination of this Agreement to be deemed effective pursuant to this paragraph (f), the Company shall have complied with all its obligations under Section 6.5 and with applicable requirements of Section 9.3, including payment of the Fee Payable By Company (as defined in Section 9.3(b)) pursuant to Section 9.3(b); or

   (g) by Acquiror or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Acquiror, respectively, set forth in this Agreement such that the conditions set forth in
Section 7.2(a) or Section 7.3(a) would not be satisfied, provided, that if such breach is curable through the exercise of commercially reasonable efforts, then the other party may not terminate pursuant to this Section 9.1(g) in respect of such breach if such breach is curable and shall have been cured within 30 days following notice by the other party of such breach, provided the breaching party continues to use commercially reasonable efforts to cure such breach during the 30 day period (it being understood that (i) the other party may not terminate this Agreement pursuant to this Section 9.1(g) after notice of such breach if such breach shall have been cured within 30 days or the party seeking to terminate shall then be in material breach of this Agreement and (ii) no cure period shall be required for a breach which by its nature cannot be cured).

   9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 9.3, and
(ii) nothing herein shall relieve any party from liability for any willful breach hereof or willful or intentional misrepresentations.

   9.3 Fees and Expenses.

   (a) Except as set forth in this Section 9.3, (i) all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, if the Merger is not consummated, or (ii) if the Merger is consummated, then all costs and expenses incurred in connection with the Transactional Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

   (b) The Company shall pay Acquiror a fee equal to two percent (2%) of the monetary value of the Acquiror Stock to be issued pursuant to Section 3.1 determined by multiplying the number of shares of Acquiror Stock to be issued pursuant hereto by the average closing price of Acquiror's stock over the ten trading day period immediately prior to the termination date in cash (the "Fee Payable By Company"), upon the earliest to occur of the following events:

     (i) the termination of this Agreement by Acquiror pursuant to Sections 9.1(b) or 9.1(g) if an Alternative Transaction with any Third Party is consummated, announced or a letter of intent is entered into by the Company and such Third Party with respect to an Alternate Transaction within twelve
  (12) months of the date of such termination; or

     (ii) the termination of this Agreement by Acquiror pursuant to Section 9.1(e); or

     (iii) the termination of this Agreement by Company pursuant to Section 9.1(f).

   (c) As used herein, "Alternative Transaction" means any of the following:
(i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its affiliates (a "Third Party") seeks to acquire, directly or indirectly, more than five percent (5%) of the outstanding shares of capital stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than five percent (5%) of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of all or substantially all of the assets of the Company (including for this purpose the outstanding equity securities of the Company's subsidiaries), (iv) the adoption by the Company of a plan of liquidation, the declaration or payment by the Company of an extraordinary dividend on any of its shares of capital stock or the effectuation by the Company of a recapitalization or other type of transaction that would involve either a change in the Company's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock, (v) the issuance by the Company of shares of capital stock to the public or (vi) the repurchase by the Company or any of its subsidiaries of shares of the Company's capital stock representing at least five percent (5%) or more of the aggregate voting power of all voting securities of the Company.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

   10.1 Survival of Representations and Covenants. All representations, warranties, covenants and agreements of the Company contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the Expiration Date. All representations, warranties, covenants and agreements of Acquiror contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of the Company until the Expiration Date.

   10.2 Transfer Taxes. Each Stockholder shall be individually responsible for his, her or its respective sales, use and transfer taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including but not limited to any interest or penalties in respect thereof.

   10.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

   if to the Company:

    PaylinX Corporation
    1762 Business Center Drive, Suite 100
    Reston, VA 20190
    Attention: President
    Telefax: (703) 438-7113

   with a copy to:

    Arent Fox Kintner Plotkin & Kahn, PLLC
    1050 Connecticut Avenue, N.W.
    Washington, D.C. 20036-5339
    Attention: Jeffrey E. Jordan
    Telefax: (202) 857-6395

   if to Acquiror or Merger Sub:

    CyberSource Corporation
    1295 Charleston Road
    Mountain View, CA 94043
    Attention: Chief Financial Officer
    Telefax: (650) 625-9147
   with a copy to:

    Morrison & Foerster LLP
    755 Page Mill Road
    Palo Alto, California 94304
    Attention: Richard Scudellari
    Telefax: 650-494-0792

   10.4 Time of the Essence. Time is of the essence in the performance of each of the terms hereof with respect to the obligations and rights of each party hereto.

   10.5 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   10.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

   10.7 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

   10.8 Waiver.

   (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

   (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   10.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Acquiror, Merger Sub and the Company.

   10.10 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   10.11 Parties in Interest. Except for the provisions of Article 8 hereof applicable to the Stockholders, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

   10.12 Entire Agreement. The Transactional Agreements (including Schedules and Exhibits thereto) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

   10.13 Construction.

   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

   (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

                            [Signature page follows]

   IN WITNESS WHEREOF, each of Acquiror, Merger Sub, and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          CYBERSOURCE CORPORATION

                                             /s/ William S. McKiernan
                                          By: _________________________________
                                             Name: William S. McKiernan
                                             Title: Chief Executive Officer

                                          SAPPHIRE MERGER, INC.

                                             /s/ William S. McKiernan
                                          By: _________________________________
                                             Name: William S. McKiernan
                                             Title: President

                                          PAYLINX CORPORATION

                                             /s/ John McDonnell, Jr.
                                          By: _________________________________
                                             Name: John McDonnell, Jr.
                                             Title: Chief Executive Officer

                        INDEX OF SCHEDULES AND EXHIBITS

 A.   Certain Definitions..................................................   44

 B.   Escrow Agreement*

 C.   Company Financial Statements*

 D.   Proprietary Information and Inventions Agreement*

 E.   Form of Voting Agreement*

 F.   Form of Lock-Up Agreement*

 G.   Opinion from Company Counsel*

 H.   Form of Noncompetition Agreement*

 I.   Opinion from Acquiror's Counsel*

 Schedule 6.7 Signatories to Voting Agreement*

 Schedule 6.10 Signatories to Lock-Up Agreement*

 Schedule 6.17 Parties to Executive Benefit Summaries*

* Omitted

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

   Acquiror. "Acquiror" shall have the meaning specified in the first paragraph of the Agreement.

   Acquiror Material Adverse Effect. "Acquiror Material Adverse Effect" shall have the meaning specified in Section 5.8 of the Agreement.

   Acquiror Proxy Statement. "Acquiror Proxy Statement shall have the meaning specified in Section 6.6 of the Agreement.

   Acquiror Stock. "Acquiror Stock" shall have the meaning specified in
Section 3.1(a) of the Agreement.

   Acquiror's Stockholders' Meeting. "Acquiror's Stockholders' Meeting shall have the meaning specified in Section 6.6 of the Agreement.

   Acquiror Stock Option Plan. "Acquiror Stock Option Plan" shall have the meaning specified in Section 3.2(a) of the Agreement.

   Affiliate. "Affiliate" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

   Affiliates Agreement. "Affiliates Agreement" shall have the meaning specified in Section 6.9 of the Agreement.

   Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Target Disclosure Schedule and all Exhibits), as it may be amended from time to time.

   Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to seek to ensure that such result is achieved as expeditiously as possible. An obligation to use "Best Efforts" under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement, the other Transactional Agreements and the Transactions.

   Certificate. "Certificate" shall have the meaning specified in Section 3.1(a) of the Agreement.

   Certificate of Merger. "Certificate of Merger" shall have the meaning specified in Section 1.2 of the Agreement.

   Closing. "Closing" shall have the meaning specified in Section 3.8 of the Agreement.

   Code. "Code" shall have the meaning specified in the Recitals of the Agreement.

   Company. The "Company" shall have the meaning specified in the first paragraph of the Agreement.

   Company Contract. "Company Contract" shall mean any Contract:

   (a) to which Company is a party;

   (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or

   (c) under which the Company has or may acquire any right or interest.

   Company Preferred Stock. "Company Preferred Stock" shall have the meaning specified in Section 3.1(a) of the Agreement.

   Company Proxy Statement. "Company Information Statement" shall have the meaning specified in Section 6.6(c) of the Agreement.

   Company Returns. "Company Returns" shall have the meaning specified in
Section 4.14(b) of the Agreement.

   Company Stock. "Company Stock" shall have the meaning specified in Section 3.1(a) of the Agreement.

   Company Stockholders' Meeting. "Company Stockholders' Meeting shall have the meaning specified in Section 6.6(c) of the Agreement.

   Company Stock Option Plan. "Company Stock Option Plan" shall have the meaning specified in Section 3.2(a) of the Agreement.

   Confidentiality Agreement. "Confidentiality Agreement" means the agreement between Acquiror and the Company dated as of April 4, 2000.

   Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

   Contract. "Contract" shall mean, with respect to any Person, any legally binding written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets maybe bound or affected or under which it or its business, properties or assets receive benefits.

   Damages. "Damages" shall have the meaning specified in Section 8.1.

   Defined Benefit Plan. "Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

   DGCL. "DGCL" shall have the meaning specified in Section 1.2 of the Agreement.

   Dissenting Shares. "Dissenting Shares" shall have the meaning specified in
Section 3.10(a) of the Agreement.

   Effective Time. "Effective Time" shall have the meaning specified in
Section 1.2 of the Agreement.

   Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

   Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, licensee, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

   Entity. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

   Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment.

   ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of
1974.

   ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

   Exchange Agent. "Exchange Agent" shall have the meaning specified in
Section 3.3(a) of the Agreement.

   Escrow Agreement. "Escrow Agreement" shall have the meaning specified in
Section 3.4 of the Agreement.

   Escrow Fund. "Escrow Fund" shall have the meaning specified in Section 3.4 of the Agreement.

   Escrow Period. "Escrow Period" shall have the meaning specified in Section
8.4 of the Agreement.

   Exchange Price. "Exchange Price" shall mean the average closing price of Acquiror Stock as reported on the NASDAQ National Market on the ten (10) consecutive trading days ending on the day immediately preceding the date of Closing.

   Exchange Ratio. "Exchange Ratio" shall have the meaning specified in
Section 3.1(a) of the Agreement.

   Escrow Shares. "Escrow Shares" shall have the meaning specified in Section
3.4 of the Agreement.

   Financial Statements. "Financial Statements" shall have the meaning specified in Section 4.4 of the Agreement.

   GAAP. "GAAP" shall mean United States Generally Accepted Accounting Principles, applied on a consistent basis across all periods presented.

   Governmental Authorization. "Governmental Authorization" shall mean any:

   (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

   (b) right under any Contract with any Governmental Body.

   Governmental Body. "Governmental Body" shall mean any:

   (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

   (b) federal, state, local, municipal, foreign or other government;

   (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

   (d) multinational organization or body; or

   (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, Judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

   Hazardous Material. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. (S)(S) 2011 et seq.

   HSR Act. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

   (a) such individual is actually aware of such fact or other matter; or

   (b) a prudent individual would discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

   A corporation shall be deemed to have "Knowledge" of a particular fact or matter only if a director or officer of such corporation has or had Knowledge, or should have had such Knowledge following investigation as set forth in subsection (b) above, of such fact or matter.

   Leased Premises. "Leased Premises" shall have the meaning specified in
Section 4.6(d) of the Agreement.

   Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

   Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

   Lock-Up Agreement. "Lock-Up Agreement" shall have the meaning specified in
Section 6.10 of the Agreement.

   Material Adverse Effect. "Material Adverse Effect" shall have the meaning specified in Section 4.5(a) of the Agreement.

   Merger. "Merger" shall have the meaning specified in Section 1.1 of the Agreement.

   Merger Sub. "Merger Sub" shall have the meaning specified in the first paragraph of the Agreement.

   Multiemployer Plan. "Multiemployer Plan" shall mean a plan described in
Section 3(37) of ERISA.

   Noncompetition Agreement. "Noncompetition Agreement" shall have the meaning specified in Section 7.2(a)(viii) of the Agreement.

   Officer's Certificate. "Officer's Certificate" shall have the meaning specified in Section 8.5 of the Agreement.

   Order. "Order" shall mean any:

   (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

   (b) Contract with any Governmental Body that is entered into in connection with any Proceeding.

   Ordinary Course of Business. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

   (a) such type of action is recurring in nature, consistent with the Company's past practices and taken in the ordinary course of the Company's normal day to day operations;

   (b) such action is not required to be authorized by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors and does not require any other separate or special authorization of any nature; and

   (c) such action is similar in nature and magnitude to actions customarily taken, without any special or separate authorization, in the ordinary course of the normal day to day operations of other Entities that are employed in businesses similar to Company's business.

   Permit. "Permit" shall have the meaning specified in Section 6.6(a) of the Agreement.

   Person. "Person" shall mean any individual, Entity or Governmental Body.

   Plans. "Plans" shall have the meaning specified in Section 4.16(a) of the Agreement.

   Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

   Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right.

   Proprietary Information and Inventions Agreement. "Proprietary Information and Inventions Agreement" shall mean an agreement between the Company and its employees and consultants, substantially in the form of Exhibit D.

   Pro Rata Portion. "Pro Rata Portion" shall have the meaning specified in
Section 3.4 of the Agreement.

   Registration Statement. "Registration Statement" shall have the meaning specified in Section 6.6 of the Agreement.

   Related Party. Each of the following shall be deemed to be a "Related
Party":

   (a) each individual who is, or who has at any time been, an officer of the Company or a predecessor thereto;

   (b) each child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law of each of the individuals referred to in clause "(a)" above, including adoptive relationships;

   (c) any Entity (other than the Company) in which any one of the Persons referred to in clauses "(a)" or "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

   Representatives. "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party, including, without limitation, in the case of Company, all subsidiaries of Company and all such Persons with respect to such subsidiaries. The Related Parties shall be deemed to be "Representatives" of Company.

   SEC. "SEC" shall mean the Securities and Exchange Commission.

   Stockholder. "Stockholder" shall mean a stockholder of the Company immediately prior to the Effective Time.

   Stockholders' Agent. "Stockholders' Agent" shall have the meaning specified in Section 8.9 of the Agreement.

   Stockholders' Agent Certificate. "Stockholders' Agent Certificate" shall have the meaning specified in Section 8.5 of the Agreement.

   Stock Option. "Stock Option" shall have the meaning specified in Section 3.2 of the Agreement.

   Superior Proposal. "Superior Proposal shall have the meaning specified in
Section 6.5 of the Agreement.

   Surviving Corporation. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

   Target Disclosure Schedule. "Target Disclosure Schedule" shall have the meaning specified in Article 4 of the Agreement.

   Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), (a) imposed, assessed or collected by or under the authority of any Governmental Body, or
(b) payable pursuant to any tax sharing agreement or similar Contract.

   Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

   Third Party. "Third Party" shall have the meaning specified in Section 9.3(c) of the Agreement.

   Transactional Agreements. "Transactional Agreements" shall mean:

   (a) the Agreement;

   (b) the Escrow Agreement;

   (c) the Affiliates Agreement;

   (d) the Noncompetition Agreements;

   (e) the Lock-Up Agreements;

   (f) the Voting Agreements; and

   (g) the Certificate of Merger.

   Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including, without limitation, the Merger, and the performance by Company, Acquiror, the Stockholders, and the other parties to the Transactional Agreements of their respective obligations under the Transactional Agreements.

   Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 4.4(a)(ii) of the Agreement.

   Voting Agreement. "Voting Agreement" shall have the meaning specified in
Section 6.7 of the Agreement.

   Year 2000 Compliant. "Year 2000 Compliant" shall have the meaning specified in Section 4.24 of the Agreement.

                                                                         ANNEX B
July 9, 2000

The Board of Directors
CyberSource Corporation
1295 Charleston Road
Mountain View, CA 94043

Attention: William S. Mckiernan
     Chief Executive Officer

Ladies and Gentlemen:

   You have requested our opinion as to the fairness, from a financial point of view, to CyberSource Corporation (the "Company") of the consideration proposed to be paid by the Company in connection with the proposed merger (the "Merger") of the Company with Paylinx Corporation (the "Seller"). Pursuant to the Agreement, dated as of July 9, 2000 (the "Agreement"), among the Company, the Seller and Sapphire Acquisition Corporation ("the Merger Subsidiary"), the Seller will be merged with the Merger Subsidiary and become a wholly-owned subsidiary of the Company, and the Company will pay for each share of Common Stock, par value $0.01 per share, Series A Convertible Preferred Stock, par value $0.01 per share, and Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Seller, a consideration equal to 1.20 shares of the Common Stock of the Company (the "Exchange Ratio").

   In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) current and historical market prices of the common stock of the Company; (iv) the audited financial statements of the Company and the Seller for the fiscal year ended December 31, 1999, and the unaudited financial statements of the Company and the Seller for the period ended March 31, 2000;
(v) certain internal financial analyses and forecasts prepared by the Company and the Seller and their respective managements; and (vi) the terms of other business combinations that we deemed relevant.

   In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

   In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

   Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's stock will trade at any future time.

   We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services if the proposed Merger is consummated. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

   On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the Company.

   This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                          Very truly yours,

                                          /s/ J.P. Morgan Securities Inc.

                                                                         ANNEX C

                            CYBERSOURCE CORPORATION

                             1999 STOCK OPTION PLAN

                       (amended and restated April, 2000)
                              (amended July, 2000)

   1. Purpose. This 1999 Stock Option Plan/1/ ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of CyberSource Corporation, a Delaware corporation (the "Company"). Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

   2. Types of Options and Shares. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) nonqualified stock options (also known as "nonstatutory stock options") ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of Common Stock of the Company ("Common Stock").

   3. Number of Shares. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 7,000,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

   4. Eligibility.

   (a) General Rules of Eligibility. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan.

   (b) Company Assumption of Options. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the Option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

--------
 (/1/)Approved by the Company's Board of Directors and stockholders in January, 1999.

   5. Terms and Conditions of Options. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

   (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in substantially the form attached hereto as Exhibit A and Exhibit A-1 (with respect to grants made to Non-Employee Directors pursuant to Section 6 hereof) or such other form as shall be approved by the Committee.

   (b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Optionee with a copy of this Plan within a reasonable time after the date of grant; provided, however, that if, for any reason, including a unilateral decision by the Committee not to execute an agreement evidencing such Option, a written Grant is not executed within sixty (60) days after the date of grant, such Option shall be deemed null and void (at the discretion of the Committee). No Option shall be exercisable until such Grant is executed by the Company and the Optionee.

   (c) Exercise Price. The exercise price of an NQSO shall be not less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholders") shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted. In the case of Options intended to qualify as Performance-Based Compensation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

   (d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that, so long as required by Applicable Laws, each Option must become exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted; provided further, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further, that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may grant an Option whereby the Optionee may elect to exercise any or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

   (e) Limitations on Options. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

   (f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Optionee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 12, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

   (g) Options Non-Transferable. To the extent provided in an individual Grant, NQSOs shall be transferable by gift to members of the Optionee's Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Optionee as settlor of the trust, by will, and by the laws of descent and distribution. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or any permitted transferee.

   (h) Assumed Options. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

   (i) Termination of Options. Except as otherwise provided in an Optionee's Grant, Options granted under the Plan shall terminate and may not be exercised if the Optionee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). An Optionee shall be considered to be employed by the Company for all purposes under this Section 5(i) if the Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether an Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

   (j) Termination Generally. If an Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable)(the "Vested Options") by the Optionee on the Termination Date, may be exercised by the Optionee, but only within three months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date.

   (k) Death or Disability. If an Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Optionee or the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If an Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Optionee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee or the Optionee's legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

   6. Director Formula Option Grants. In addition to discretionary grants of Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

   (a) Formula Grant. Upon initial election or appointment to the Company's Board of Directors, provided that such election or appointment is not during the Company's last quarter of a year, the elected or appointed Non-Employee Director shall receive a NQSO for 5,000 shares on the first business day following the election or appointment of such Non-Employee Director. Thereafter, annually on January 1, each Non-Employee Director shall receive a NQSO for 5,000 shares.

   (b) Terms of Grant. Options granted pursuant to this Section 6 shall be subject to the following terms:

     (i) Exercise Price and Payment Terms. The exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant, (excepting Ten Percent Shareholders in respect of whom the exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred ten percent (110%)) payable in cash or otherwise in accordance with the alternatives specified in clauses (i), (ii), (iv), (v) and (vi) of
  Section 7(b) of this Plan.

     (ii) Term. The term of the Options shall be ten (10) years from the date the Option is granted (excepting Ten Percent Shareholders in respect of whom the term of the Options shall be five (5) years).

     (iii) Vesting and Repurchase Period. All Options granted pursuant to the terms of this Section 6 shall be exercisable at anytime on or after the date of grant pursuant to the terms of the form of Grant set forth as Exhibit A-1 hereto. The Company shall have the right to repurchase any unvested Shares at the exercise price paid for such Shares pursuant to the terms of the form of Grant set forth as Exhibit A-1 hereto. With respect to Shares issued pursuant to Options granted on the date of adoption of the Plan, the Company's repurchase rights as to unvested Shares shall lapse on the earlier of (i) June 30, 1999 or (ii) the consummation of the Company's initial public offering of common stock. With respect to Shares issued pursuant to all other Options granted pursuant to the terms of this Section 6, the Company's repurchase rights as to unvested Shares shall lapse nine
  (9) months after the date of the grant.

     (iv) Other Terms. In order to be eligible for the annual automatic option grants, the Non-Employee Director shall be on the date of grant, and shall have maintained for the prior year, continuous status as an active member of the Board of Directors for the entire year or from the date the Non-Employee Director joined the Board of Directors. If, for any reason, a Non-Employee Director ceases to be a member of the Board, such director shall be ineligible for that year's grant.

   7. Exercise of Options.

   (a) Notices. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

   (b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee); (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) through delivery of a promissory note for the full exercise price bearing interest at such rate with the note due at such time, on a secured or unsecured basis, as determined by the Committee; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; and/or (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

   (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

     (i) the election must be made on or prior to the applicable Tax Date;

     (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

     (iii) all elections shall be subject to the consent or disapproval of the Committee; and

     (iv) if the Optionee is an officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if the Company is subject to
  Section 16(b) of the Exchange Act, the election must comply with Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3").

   (d) Limitations on Exercise. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

   8. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time (but not to exceed ninety
(90) days of the later of termination or exercise of the Option, if required by Applicable Laws), as determined by the Committee at the time of grant at the higher of (i) the Optionee's original purchase price or, (ii) the Fair Market Value of such Shares. Shares may be repurchased at Optionee's original purchase price provided that, so long as required by Applicable Laws, such right to repurchase as to employees lapses at the rate of at least twenty percent (20%) of the Shares subject to the Option per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable).

   9. Modification, Extension and Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee shall have the power to reduce the exercise price of outstanding options; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under
Section 5(c) of this Plan for options granted on the date the action is taken to reduce the exercise price.

   10. Privileges of Stock Ownership. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee, regardless of the reports provided to shareholders in general, a copy of the annual financial statements of the Company within a reasonable time frame following the end of the fiscal year of the Company.

   11. No Obligation to Employ; No Right to Future Grants. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right
(a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause, or (b) to have any Option(s) granted to such Optionee under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

   12. Adjustment of Option Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan, the maximum number of Shares with respect to which Options may be granted to any Optionee and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

   13. Assumption of Options by Successors.

   (a) In the event of (i) a merger or consolidation as a result of which the holders of voting securities of the Company prior to the transaction hold shares representing less than 51% of the voting securities of the Company after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Options shall be assumed by the successor corporation, which assumption shall be binding on all Optionees, an equivalent option shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Optionees' options such as the exercise price and the vesting schedule), and, in the case of outstanding shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

   (b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Optionees specifying the terms and conditions of such termination (which date shall be at least twenty (20) days after the date the Committee gives the written notice).

   14. Adoption and Shareholder Approval. The Plan became effective when adopted by the Board of Directors (the "Board") in January 1999. In April, 2000, the Board adopted and approved an amendment and restatement of the Plan
(a) to increase the number of Shares available for issuance under the Plan and
(b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Optionee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the shareholders of the Company.

   15. Administration.

   (a) This Plan may be administered by the Board or a Committee appointed by the Board (the "Committee"). At all times during which the Company is registered under the Exchange Act, with respect to grants of awards to directors or employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. As used in this Plan, references to the "Committee" shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

   (b) Notwithstanding the foregoing, grants of an Option to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more members of Board of Directors eligible to serve on a committee granting Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to a "Committee" shall be deemed to be references to such Committee or subcommittee.

   16. Term of Plan. Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2008, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

   17. Amendment or Termination of Plan. The Board or Committee may, at any time, amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his or her consent. To the extent necessary to comply with Applicable Laws, the Company shall obtain approval of the stockholders of the Company of any plan amendment in such a manner and to such a degree as required. Without limiting the foregoing, the Board or Committee may at any time or from time to time authorize the Company, with the consent of the respective Optionees, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

   18. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

   (a) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

   (b) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the

Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein.

   (c) "Covered Employee" means an Optionee who is a "covered employee" under
Section 162(m)(3) of the Code.

   (d) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith, and if required by Applicable Laws, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or, in the event the Common Stock of the Company is listed on a stock exchange or is a Nasdaq National Market security, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination.

   (e) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

   (f) "Immediate Family" means an individual who is a member of the Optionee's "immediate family" as that term is defined under Rule 16a-1(e) of the Exchange Act.

   (g) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   (h) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

   (i) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   19. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more options outstanding, copies of financial statements at least annually.

   20. Applicable Law and Regulations. The obligations of the Company under this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws.

FRONT
-----

                            CYBERSOURCE CORPORATION
                              1295 Charleston Road
                            Mountain View, CA  94043

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Evan Ellis, Jr. and Charles E. Noreen, Jr. as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of common stock of CyberSource Corporation (the "Company") held of record by the undersigned on August 1, 2000, at the Special Meeting of Stockholders to be held at the Company's headquarters located at 1295 Charleston Road, Mountain View, California, on September 15, 2000, and any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)



BACK
----

     Please date, sign and mail your proxy card back as soon as possible!

                        Special Meeting of Stockholders
                            CYBERSOURCE CORPORATION

                              SEPTEMBER 15, 2000


(1) To ratify and approve the issuance of shares of the Company in exchange for all outstanding stock of PaylinX Corporation.

(2) To ratify and approve an amendment to the Company's 1999 Stock Option Plan described in the accompanying proxy statement.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for Proposals 1,2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.